   As filed with the SEC on August 11, 1999

                          Registration No. 333-83705

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                 AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON

                                   FORM SB-2

                       UNDER THE SECURITIES ACT OF 1933


                         SKYLYNX COMMUNICATIONS, INC.
                (Name of Small Business Issuer in Its Charter)

          COLORADO                        7375                  84-1360029
(State or Other Jurisdiction        (Primary Standard         (IRS Employer
      of Incorporation          Industrial Classification  Identification No.)
      of Organization)                Code Number)

                           600 South Cherry Street,
                                   Suite 305
                               Denver, CO  80246
                                (303) 316-0400
         (Address and Telephone Number of Principal Executive Offices)

                              Jeffery A. Mathias
                     President and Chief Executive Officer
                         SkyLynx Communications, Inc.
                            600 South Cherry Street
                                   Suite 305
                               Denver, CO 80246
                                (303) 316-0400
           (Name, Address and Telephone Number of Agent for Service)

                                  COPIES TO:
                             Karen A. Dewis, Esq.
                            McDermott, Will & Emery
                            600 13th  Street, N.W.
                            Washington, D.C. 20005
                                (202) 756-8000

       Approximate Date of Commencement of Proposed Sale to the Public:
  From time to time after the effective date of this registration statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[ ]

                                  PROSPECTUS

                         SkyLynx Communications, Inc.

                               9,996,954 SHARES

                                 COMMON STOCK

     This prospectus relates to an offering of shares of the common stock of SkyLynx Communications, Inc. by holders of our common stock. These persons are referred to in this prospectus as "selling security holders." The selling security holders were issued common stock in connection with our capital raising activities or have been or will be issued common stock upon conversion of shares of our series B, series D and series E convertible preferred stock or warrants to purchase common stock issued in connection with our capital raising activities. See the sections entitled "Selling Security Holders" and "Description of Securities."

     Selling security holders may sell shares covered by this prospectus at prices related to prevailing market prices or at negotiated prices. Our common stock is currently traded over-the-counter and quoted on the Over-the-Counter
(OTC) Electronic Bulletin Board under the symbol "SKYK". On August 9, 1999, the last reported bid price of our common stock was $6.375 and the last reported ask price was $6.9375.

     We will not receive any proceeds from the sale of the common stock. For information regarding fees and expenses we may pay in connection with the registration of the common stock covered by this prospectus, see the section entitled "Selling Security Holders."

          Investing in our common stock involves a high degree of risk. You should read the "Risk Factors" beginning on page 4 before investing in the common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is August __, 1999

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY.........................................................    1
RISK FACTORS...............................................................    4
AVAILABLE INFORMATION......................................................    8
SELLING SECURITY HOLDERS...................................................    9
USE OF PROCEEDS............................................................   10
PLAN OF DISTRIBUTION.......................................................   10
LEGAL PROCEEDINGS..........................................................   11
MANAGEMENT.................................................................   12
PRINCIPAL STOCKHOLDERS.....................................................   14
DESCRIPTION OF SECURITIES..................................................   15
INDEMNIFICATION............................................................   19
DESCRIPTION OF BUSINESS....................................................   19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
   RESULTS OF OPERATIONS...................................................   27
DESCRIPTION OF PROPERTY....................................................   33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................   34
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS...................   35
EXECUTIVE COMPENSATION.....................................................   36
CHANGES IN ACCOUNTANTS ....................................................   39
FINANCIAL STATEMENTS.......................................................  F-1

                              PROSPECTUS SUMMARY

                                  Our Company

     Please note that throughout this prospectus, the words, "we", "our" or "us" refer to SkyLynx Communications, Inc. and not to any of the selling security holders.

     We provide Internet connection and other Internet-related services to small and medium-sized businesses and residential customers. Since January 1999, we have acquired eight Internet service providers serving customers in areas of Florida, California, Washington, Oregon, Nevada and Arizona. We currently have approximately 28,900 subscribers to our services. Our plan is to acquire additional Internet service providers in select markets in the United States, and to integrate thes e businesses into a central network that provides Internet connection and advanced Internet services to small and medium-sized businesses.

     Our executive offices are located at 600 South Cherry Street, Suite 305, Denver, Colorado 80246, and our telephone number is (303) 316-0400.

                                 The Offering

     This prospectus relates to an offering of shares of our common stock by holders of our common stock. We refer to these persons as "selling security holders" in this prospectus. The selling security holders were issued common stock in connection with our capital raising activities or have been or will be issued common stock upon conversion of our series B, series D and series E convertible preferred stock or warrants to purchase common stock issued in connection with our capital raising activities. We are registering the common stock covered by this prospectus in order to fulfill obligations we have under agreements with the selling security h olders.

              Summary Pro Forma Condensed Combined Financial Data

     The following summary pro forma condensed combined financial data give effect to our acquisitions of the assets of InterAccess Corp., Simply Internet, Inc. and Net Asset, LLC, and our acquisition of the capital stock of CalWeb Internet Services, Inc.

     The unaudited pro forma condensed combined statement of operations data give effect to the acquisitions as if they had occurred as of January 1, 1998, combining our results for the year ended December 31, 1998 and for the three months ended March 31, 1999 with those of the same periods for Simply Internet, Inc. and Net Asset, LLC, with those of Interaccess Corp. for the year ended December 31, 1998 and for the period from January 1, 1999 through the acquistion date of February 4, 1999 and with those of CalWeb Internet Services, Inc. for the year ended March 31, 1999 and for the three months ended March 31, 1999. The results of CalWeb Internet Services, Inc. for the three months ended March 31, 1999 are included in the unaudited pro forma condensed combined statement of operations data for both the year ended December 31, 1998 and the three months ended March 31, 1999. For the three months ended March 31, 1999, CalWeb's revenue was approximately $382,000 and its net loss was approximately $10,000. The unaudited pro forma condensed combined balance sheet data give effect to the acquisitions as if they had occurred on March 31, l999.

     The unaudited pro forma financial data do not purport to represent what our financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of our financial position or results of operations for any future period. You should refer to other sections of this prospectus for more information, including "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Condensed Combined Financial Statements" and the historical financial statements of SkyLynx Communications, Inc., Simply Internet, Inc., Net Asset, LLC and CalWeb Internet Services, Inc.


               Pro Forma Combined Statements of Operations Data
                                  (unaudited)
                                                       Year Ended December 31,
                                                                 1998
                                                                      Pro Forma
                                                          Actual      Combined

Statement of Operations Data:
  Revenues.............................................       7,898   4,079,629
  Operating cost and expenses..........................   5,300,834  11,985,489
  Loss from operations.................................  (5,292,936) (7,905,860)

  Interest and other income (expenses).................      18,104     (57,984)

  Net loss.............................................  (5,274,832) (7,963,844)

  Preferred stock dividends............................     (39,759)   (434,259)
  Accretion of beneficial conversion feature of
    preferred stock....................................     (73,029)    (73,029)

  Net loss applicable to common stockholders...........  (5,387,620) (8,471,132)

  Basic and diluted loss per share.....................        (.60)      (0.92)

  Shares used in computing basic and diluted loss
    per share..........................................   8,946,874   9,216,521


                                                    Three Months Ended March 31,
                                                                1999
                                                                     Pro Forma
                                                       Actual        Combined

Statement of Operations Data:
  Revenues.............................................      67,888   1,040,469
  Operating cost and expenses..........................   3,360,606   5,061,954
  Loss from operations.................................  (3,292,718) (4,021,485)

  Interest and other income (expenses).................       2,895      (5,199)

  Net loss.............................................  (3,289,823) (4,026,684)

  Preferred stock dividends............................    (239,642)   (338,267)
  Accretion of beneficial conversion feature of
    preferred stock....................................    (138,442)   (138,442)

  Net loss applicable to common stockholders...........  (3,667,907) (4,503,393)

  Basic and diluted loss per share.....................        (.35)      (0.42)

  Shares used in computing basic and diluted loss
    per share..........................................  10,572,168  10,841,815

                     Pro Forma Combined Balance Sheet Data
                                  (unaudited)
                                                       At March 31, 1999
                                                                     Pro Forma
                                                       Actual        Combined

Balance Sheet Data:
  Working capital......................................   199,275     (350,408)
  Total assets......................................... 3,871,197   11,892,016
  Long-term liabilities................................    25,000      462,169
  Shareholders' equity................................. 2,932,571    9,732,571

                                 RISK FACTORS

     Before you buy shares of common stock from any selling security holder, you should be aware that an investment in the common stock involves various risks, including those described below. You should consider carefully these risk factors, together with all other information in this prospectus, before you decide to purchase shares of our common stock.

     Our shares of common stock represent a highly speculative investment. We have been operating at a loss since our formation, and you cannot assume that our plans will either materialize or prove successful. There is no assurance that our operations will become profitable. In the event our plans are unsuccessful, you may lose all or a substantial part of your investment.

     Our strategy to acquire Internet service providers may not be successful. Our success will depend upon our ability to acquire local Internet service providers at attractive prices and integrate these acquired businesses into a comprehensive network that is able to operate efficiently and profitably.

     We believe that competition from other companies seeking to acquire and consolidate Internet service providers is significant and that acquisition prices will rise with the growth in demand for these companies in the future. We may not be able to afford these higher prices. Any increase in acquisition prices could also increase the amount of goodwill and other intangibles associated with the purchase price we may pay for these companies.

     Between January 1, 1998 and July 29, 1999, we acquired eight Internet service providers. Prior to their acquisition by us, the businesses we acquired were operated as independent entities. We cannot assure you that we will be able to integrate the operations of these businesses successfully into our operations or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined business on a profitable basis. Our management group has been assembled only recently, and it may not be able to manage successfully the combined business to implement effectively our operating strategy and acquisition program.

     Any acquisitions we make may result in potentially dilutive issuances of our securities, or our incurrence of additional debt. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired businesses and risks associated with unanticipated events or liabilities. In addition, the businesses that we have already acquired or other businesses that we may acquire in the future may not achieve anticipated revenues and earnings.

     Our inability to acquire additional Internet service providers, high costs associated with any acquisitions we make or our failure to successfully integrate and operate any companies we have acquired or may acquire in the future could have a material adverse effect on our business, financial condition or results of operations.

     We cannot be sure that we will have enough capital to finance our business strategy. We have have obtained only limited funds to date from the issuance of our capital stock. We will continue to require substantial additional funds for capital expenditures and related expenses in pursuit of our business strategy, including the acquisition of additional Internet service providers and the continued buildout and deployment of our Internet network. The timing and amount of this spending is difficult to predict accurately and will depend upon many factors. At this time, we have no commitments for any additional financing and there can be no assurance that any commitments can be obtained on terms acceptable to us, or at all. We may seek additional funds through public offerings or private placements of our debt or equity securities. These public offerings or private placements will not require the prior approval of our shareholders. If we raise additional funds by issuing equity or debt securities, further dilution to our shareholders could occur. Additionally, we may grant registration rights to investors purchasing equity or debt securities. Debt financing, if available, may involve pledging some or all of our assets and may contain restrictive covenants with respect to raising future capital and other financial and operational matters. If we are unable to obtain necessary additional capital, we may be unable to execute our business strategy, which would have a material adverse effect on our business, financial condition and results of operations.

     We have a lack of operating history. Our company was incorporated in 1996 under the laws of the State of Colorado. From our inception until March 1998, we conducted no operations and generated no significant revenue. Our operations are subject to all of the risks inherent in a start-up business enterprise. These risks include the absence of a substantial operating history, shortage of cash, under-capitalization and lack of experience in our chosen industry. We expect to encounter various problems, expenses, complications and delays in connection with the development of our business. The profit potential of our business model is unproven and there can be no assurance that our services will achieve commercial acceptance.

     Our success is dependent upon pricing of our services and obtaining customers. Because we provide commercial Internet subscription services, our success depends upon the willingness of subscribers to pay the installation
costs and monthly fees of our services.   We cannot predict whether demand for
our services will materialize at the prices we expect to charge or whether the market will accept prices we may set. Our failure to achieve or sustain desired pricing levels or to obtain a sufficient number of subscribers for our services could have a material adverse effect on our business, financial condition or results of operations. Our ability to attract subscribers and generate future revenues will be dependent on a number of factors, many of which are beyond our control. We can provide no assurance that we will be able to increase our subscriber base. Because of these variables, we are unable to accurately forecast our revenues.

     We have a history of operating losses, depletion of working capital and financial instability. Since our inception, we have experienced significant net losses and have acccumulated significant working capital deficits. We expect these losses and deficits to continue for an undetermined period of time. Since the commencement of our operations, we have earned only limited operating revenues. There can be no assurance that we will be able to sustain revenues or achieve profitable operations.

     We may suffer losses as a result of pending lawsuits. We are presently involved in several lawsuits, described in this prospectus in the section entitled "Legal Proceedings." If some or all of these matters are determined adversely to our interests, we may be required to issue additional shares of our common stock and/or pay money damages. Even if we prevail in all of the matters, the cost of the litigation could be substantial. In addition, our management may have to devote a substantial amount of time to these lawsuits. Accordingly, our pending litigation could have a material adverse effect on our business, financial condition and results of operations.

     We rely on key employees whose absence could adversely affect our ability to execute our business strategy. Our future success will depend in large part on our ability to attract, motivate and retain highly qualified employees. Competition for these employees is intense and the process of locating technical and management personnel with the combination of skills and attributes required to execute our business strategy is often lengthy. Once these employees are hired, there can still be intense competition for their services from other businesses, including other start-up or Internet-related businesses. If we are successful in implementing our business strategy, additional strain will be placed on our managerial, operating, financial and other resources.

     In addition, we are highly dependent upon the experience, abilities and continued efforts of our senior management, especially Jeffery A. Mathias, our President and Chief Executive Officer. We do not presently maintain "key man" life insurance with respect to the members of our senior management. Our inability to attract key personnel or the loss of the services of one or more of the key members of our senior management, including Mr. Mathias, could have a material adverse effect on our business, financial condition or results of operations.

     Competition could adversely affect our revenues. The market for the provision of Internet services to businesses and residential customers is extremely competitive, and we expect that competition will intensify in the future. In addition to other Internet service providers, we may face competition from businesses in other industries seeking to provide Internet connection and Internet-related services. Virtually all of our competitors and potential competitors have substantially greater financial, technical and marketing resources, larger subscriber bases, longer operating histories and greater name recognition than we have. In addition, these competitors may have more established relationships with advertisers and content and application providers than we do. These competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and devote substantially more resources to developing Internet services than we can. We can provide no assurance that we will be able to compete successfully against our current or future competitors. Further, in response to competition, we may make pricing, service or marketing decisions that could have a material adverse effect on our business, financial condition or results of operations.

     We may incur expenses or suffer a loss of business if our network fails. Our success will depend in part upon our ability to support a complex network infrastructure and avoid damage from fires, earthquakes, floods, power losses, systems failures and similar events. The occurrence of a natural disaster or other unanticipated problems at our network operations center or at any of our regional operation locations could cause interruptions in our services. Any damage or failure that causes interruptions in our operations could have a material adverse effect on our business, financial condition or results of operations.

     We may lose customers if we are unable to respond to technological change in the industry. The market for Internet service is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging nature of these products and services and their rapid evolution will require that we continually improve the performance, features and reliability of our system, particularly in response to our competition. We can provide no assurance that we will be successful in responding quickly, cost effectively or sufficiently to these developments. In addition, we may be required to make substantial expenditures in order to adapt to new Internet technologies or standards. These expenditures could have a material adverse effect on our business, financial condition or results of operations.

     We are highly dependent on the acceptance and growth of the Internet. Acceptance of our services is substantially dependent upon the widespread adoption of the Internet for commerce, entertainment and communications. As is typical in rapidly developing markets, demand for and market acceptance of Internet products and services are subject to a high level of uncertainty. In addition, issues concerning the commercial use of the Internet remain unresolved and may affect the growth of Internet use, especially in the markets that we will target. Despite growing interest in the commercial possibilities for the Internet, we believe that many businesses and individuals have been deterred from purchasing Internet access services for a number of reasons including:

     .    inconsistent quality of service;

     .    limited availability of cost effective, high-speed service;

     .    difficulty in integrating business applications on the Internet; and

     . inadequate protection of the confidentiality of stored data and information moving across the Internet.

     The adoption of the Internet for commerce and communications, particularly by those enterprises that have historically relied upon alternative means of commerce and communication, generally requires understanding and acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information, or in relationships with other Internet service providers, may be reluctant and slow to adopt a new strategy that may make their existing personnel, infrastructure or Internet service provider relationship obsolete. Failure of the Internet market to develop or unexpectedly slow development of the Internet market may have a material adverse affect on our business, financial condition or results of operations.

     We may lose customers or incur significant expenses as a result of security breaches of our network. Despite our implementation of security measures, our networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Internet service providers and online service providers have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. A person gaining unauthorized access to our network may be able to view and download confidential information stored on our systems or the systems of our subscribers. We could be found liable to our subscribers for unauthorized access and we may lose potential subscribers if they perceive our system to be unsafe. Although we have implemented industry standard security measures, similar measures have been circumvented in the past, and we can provide no assurance that measures we implement will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of our services, which could have a material adverse effect on our business, financial condition or results of operations.

     We may incur liability related to our network technology or the information or content on our network. We may face liability under federal, state or foreign laws for defamation, copyright, trademark or patent infringement, negligence, obscenity or other claims related to the information or data on our network or the technology used in our network. This potential liability may require us to expend substantial resources or discontinue some of our services. Although we carry general liability insurance, our insurance may not cover or fully indemnify us for all liability that we may incur. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition or results of operations.

     Future sales of additional shares of our common stock into the market may depress the market price of our common stock. We have issued common stock, options and warrants to purchase our common stock, and preferred stock which is convertible into our common stock. In the future, we may issue additional common stock, options, warrants, preferred stock or other securities exercisable for or convertible into our common stock. Sales of these shares of our common stock or the market's perception that these sales could occur may cause the market price of our common stock to fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions.


     Issuance of preferred stock may adversely affect holders of our common stock. Our Board of Directors has the authority, without any further vote or action by our shareholders, to issue up to 50,000,000 shares of preferred stock. with such rights, preferences and limitations as the Board determines in its discretion. The issuance of preferred stock by our Board of Directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock, and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts and could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or more costly to achieve.


     We may incur expenses as a result of the Year 2000 problem. "Year 2000 problems" exist because many computer programs, embedded systems and components were designed to refer to a year by the last two digits of the year, such as "99" for "1999." Any of our computer programs that have date sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, our temporary inability to provide Internet service, send invoices, or engage in similar normal business activities. We have implemented a program to identify and address potential Year 2000 problems which is scheduled to be completed by October 1999. As a result of this program, we have upgraded some of our existing software and in some cases converted to new software. We believe these actions have mitigated potential Year 2000 problems that might affect our computer networks and other systems; however, we have not completed our Year 2000 assessment and therefore have not fully determined the extent to which Year 2000 problems may affect our network and systems. Although we have contacted our suppliers, vendors and customers regarding Year 2000 issues, we have not yet fully determined the extent to which we are vulnerable to the failure of these third parties to remediate their own Year
2000 problems. In
view of the foregoing, Year 2000 problems could have a material adverse effect upon our business, financial condition or results of operations. See the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - The Year 2000 Problem."

     The events described in forward-looking statements we make in this prospectus may not occur. This prospectus contains forward-looking statements as that term is defined in the federal securities laws. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions made or to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," "continue," their opposites and similar expressions are intended to identif y forward-looking statements. We caution readers that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based, including but not limited to the factors discussed in the risk factors described above. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.


                             AVAILABLE INFORMATION

     We file annual, quarterly and special repor ts, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy our filings at the SEC's public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at "http://www.sec.gov."

     We have filed with the SEC a registration statement on Form SB-2 to register the shares of our common stock to be sold by the selling security holders. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registrat ion statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the SEC, and on the SEC's web site, as described above.

                           SELLING SECURITY HOLDERS

     The selling security holders are offering to sell 9,996,954 shares of our common stock covered by this prospectus. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

     The following table lists the selling security holders eligible to sell shares of common stock under this prospectus, the number of shares beneficially owned by each selling security holder prior to this offering, and the maximum number of shares each selling security holder may sell under this prospectus.


                                                  Number of Shares         Maximum Number
                                                 Beneficially Owned     of Shares to be Sold
                                                Prior to Offering(1)       in Offering(2)
                                                ---------------------  -----------------------
AMRO International, S.A.......................             553,353(3)               771,706
Bulk Trade Inc. (BVI).........................             951,469                1,902,938
Homice Investments, Ltd.......................           1,332,058                2,664,116
Circle-T Partners, L.P........................             127,373                  254,746
Circle-T International, Ltd...................              54,588                  109,176
Mabcrown, Inc.................................             327,529                  655,058
Schottenfeld Associates, L.P..................              90,980                  181,960
Robb Peck McCooey Management Corp.............              90,980                  181,960
Jeffrey Benton................................              36,392                   72,784
William Benton................................              63,686                  127,372
Gary Berardi..................................              18,196                   36,392
Robert Brooks.................................              27,294                   54,588
James Desimone................................               7,279                   14,558
Paul Freyer...................................               9,098                   18,196
Patrick Murphy................................              36,392                   72,784
Robert M. Murphy..............................              36,392                   72,784
Michael Nichols...............................               9,098                   18,196
James Oliphant................................              18,196                   36,392
Frederick F. Tramutola........................              10,918                   21,836
Needham Capital Group, Inc....................              13,465                   26,930
Michael S. Liss...............................              13,829                   27,658
Robert E. Enslein, Jr.........................               9,098                   18,196
Eric T. Singer................................              87,341                  174,682
CK Capital, L.P...............................              36,392                   72,784
Norman Tulchin................................              72,785                  145,570
Mikel M. Mahjobi..............................              40,032                   80,064
Special Situations Fund III, L.P..............             454,902                  909,804
Special Situations Private Equity Fund, L.P...             363,921                  727,842
Special Situations Cayman Fund, L.P...........             145,568                  291,136
Special Situations Technology Fund, L.P.......             127,373                  254,746
                                                         ---------                ---------
Total.........................................           5,165,977                9,996,954
                                                         =========                =========

--------------------

(1) The number of shares indicated includes shares acquired directly from us by the selling security holders as well as shares which have been issued or are issuable upon the conversion of preferred stock or the exercise of warrants held by the selling security holders. The number of shares indicated assumes a conversion rate of 333 shares of common stock for each share of series B, series D and series E convertible preferred stock and the exercise of all warrants held by the holders of the series B, series D and series E preferred stock.

(2) We have agreed to register at least twice as many shares of our common stock as would have been received by the holders of our series D and series E convertible preferred stock if conversion or exercise had occurred on the day the shares were issued or the day the registration statement containing this prospectus is filed, whichever results in a greater number of shares. Except as described in note (3) below, all of the shares covered by this prospectus were issued or are issuable to the selling security holders pursuant to purchases of our series D or series E convertible preferred stock.

(3) Includes 335,000 shares issued or issuable to this selling security holder in connection with the sale of series B convertible preferred stock, and 218,353 shares issuable to this holder in connection with the sale of series D convertible preferred stock.

     If the selling security holders sell all of the shares of common stock covered by this prospectus and do not acquire any additional shares, none of the selling security holders would own any shares of our common stock after the completion of this offering.

     We will pay all expenses to register the shares, except that the selling security holders will generally pay any underwriting and brokerage discounts, fees and commissions, specified attorneys fees and other expenses to the extent applicable to them.

     We have agreed to indemnify the selling security holders and their affiliated parties against specified liabilities, including liabilities under the Securities Act of 1933, as amended, in connection with this offering. The selling security holders have agreed to indemnify us and our directors and officers, as well as any persons controlling our company, against liabilities, including liabilities under the Securities Act, relating to information supplied by them for use in this prospectus. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling our company, we have been advised that in the opinion of the SEC this kind of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                USE OF PROCEEDS

     We will not receive any proceeds when selling security holders sell shares of common stock under this prospectus. We have received and may in the future receive proceeds from the sale of the convertible preferred stock. We also may receive proceeds from the exercise of the warrants.


                             PLAN OF DISTRIBUTION

     Selling security holders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices or at negotiated prices, in one or more of the following kinds of transactions:

     .    transactions in the over-the-counter market,

     .    transactions on a stock exchange that lists our common stock, or

     . transactions negotiated between selling security holders and purchasers, or otherwise.

     Broker-dealers or agents may purchase shares directly from a selling security holder or sell shares to someone else on behalf of a selling security holder. Broker-dealers may charge commissions to both selling security holders selling common stock and purchasers buying shares sold by a selling security holder. If a broker buys shares directly from a selling security holder, the broker may resell the shares through another broker, and the other broker may receive compensation from the selling security holder for the resale.

     To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a prospectus supplement during the time the selling security holders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares.

     In addition to any other applicable laws or regulations, selling security holders must comply with regulations relating to distributions by selling security holders, including Regulation M under the Securities Exchange Act of 1934, as amended.

     Some states may require that registration, exemption from registration or notification requirements be met before selling security holders may sell their common stock. Some states may also require selling security holders to sell their common stock only through broker-dealers.

                               LEGAL PROCEEDINGS

     We are a party to the following material legal proceedings:

     1. SkyLynx Communications, Inc. v. Network System Technologies, Inc., No. 98-2036-Civ-T-23F (United States District Court for Middle District of Florida). On October 2, 1998, we filed a civil action in the United States District Court for the Middle District of Florida seeking monetary damages, rescission and injunctive relief against Network System Technologies, Inc. and Mr. Eduardo Moura, its Chairman of the Board and Chief Executive Officer. Mr. Jeffery A. Mathias, one of our directors and our President and Chief Executive Officer, served as Vice President of Business Development of Network System from June 1997 to June 1998. Network System also owns approximately 15% of our common stock. See "Principal Stockholders." This suit arises out of an agreement and plan of reorganization under which we agreed to acquire technology, rights to licensing arrangements and other assets from Network System.

     The basis of our claims is that Network System made material misrepresentations and omissions that fraudulently induced us to enter into the agreement and plan of reorganization. In addition, we allege that Network System breached the agreement by failing to deliver to us the technology, licensing arrangements and assets required by the agreement.

     We further allege that Network System introduced onto the Internet a corrupt home page with the domain name "skylynx.com" that unlawfully intercepted e-mail and other electronic communications intended for our web site. In addition, we allege that Network System filled this web site with untruthful information and statements about our company, which damaged our reputation and tortiously interfered with our business relations and prospective business advantage.

     In their responsive pleading, Network Systems and Mr. Moura deny our claims and assert counterclaims against us as well as individuals who were or are our employees, including Jeffery A. Mathias, our President and Chief Executive Officer. Network System's counterclaims include unfair competition, misappropriation and/or theft of trade secrets, interference with contractual relations and constructive fraud. Based on these claims, Network System seeks a combination of monetary damages and injunctive relief, including rescission of the agreement and plan of reorganization and restitution of confidential information and trade secrets.


     While discovery has commenced in this matter, no trial date has been scheduled. While the ultimate outcome of this litigation cannot be predicted at this time, Network System's success in prosecuting its counterclaims could have a material adverse effect on our financial condition or future results of operations.


    2. Network System Technologies, Inc. v. SkyLynx Communications, Inc., No. CV-778872 (California Superior Court in and for Santa Clara County). On December 22, 1998, Network System filed a civil law suit against us in California Superior Court in and for Santa Clara County. The claims Network System raises in this suit are substantially similar to the counterclaims made by Network System in the Florida civil suit described above. In its complaint, Network System alleges misappropriation of trade secrets, breach of written agreements leading to indebtedness for services rendered, breach of oral agreement and a common count for money paid in connection with the agreement and plan of reorganization. Network System seeks a combination of injunctive relief and monetary damages against us in this suit. We cannot predict the outcome of this litigation at this time. However, resolution of this matter against our interests could have a material adverse effect on our financial condition or our future results of operations.

     3. James Gordon v. Gary Brown and SkyLynx Communications, Inc., No. 98-6394-CC (Circuit Court for the Twelfth Judiciary Circuit in and for Sarasota County, Florida). On October 30, 1998, James Gordon filed a civil action against us and Gary Brown, our former President and Chairman of the Board, in the Twelfth Judiciary Circuit Court in and for Sarasota County, Florida. The case arises out of a private equity offering we made in October 1997. In the offering, Mr. Gordon tendered stock he owned in Teleservices International Group, Inc. in exchange for shares of our common stock. We rejected the tender based on restrictions on transferability of the Teleservices stock. Mr. Gordon alleges securities fraud and seeks specific performance of the tender, the issuance of approximately 200,000 shares of our common stock and monetary damages.

                                  MANAGEMENT

     The following table sets forth the name, age and position of our directors and executive officers:

     Name                  Age  Position
     Jeffery A. Mathias     39  President, Chief Executive Officer and Director
     Frank P. Ragano        70  Chairman of the Board
     James E. Maurer        39  Chief Financial Officer and Director
     Steven R. Jesson       50  Vice President, Integration
     Ned Abell              44  Vice President, Mergers and Acquisitions
                                  and Secretary
     David H. Roberts       31  Vice President, Business Development

     JEFFERY A. MATHIAS has been a director and our Chief Executive Officer since October 1998 and has served as our President since July 1998. From June 1997 to June 1998, Mr. Mathias was the Vice President of Business Development of Network System Technologies Inc., a provider of wireless Internet service. See "Legal Proceedings." From August 1995 to May 1997, Mr. Mathias was Chairman and Chief Executive Officer of Wireless Holdings International, a start-up venture pursuing wireless cable television projects in Europe. From December 1993 to August 1995, Mr. Mathias was the Director of International Development and a director of American Telecasting, Inc., a leading wireless cable provider in the U.S.

     FRANK P. RAGANO, Major General, U.S. Army (RET), has been a director since
February 1998 and has been our Chairman of the Board since July 1999.   From
1988 until June 1999, Mr. Ragano was President and CEO of CMS, Inc., a wholly-owned subsidiary of Daimler-Benz GmbH. He is currently a director of Irvine Sensors, a manufacturer of infra-red sensors.

     JAMES E. MAURER has been our Chief Financial Officer since December 1998, and has been a director since July 1999. From August 1997 to December 1998, Mr. Maurer was the Director of Finance for Formus Communications, Inc., an Internet access and data transport business serving international markets. Mr. Maurer served as a consultant to Formus Communications from April 1997 to August 1997. From September 1995 to April 1997, Mr. Maurer was Vice President of Finance for Wireless Holdings International, a startup venture pursuing wireless cable television projects in Europe. From June 1994 to April 1995, Mr. Maurer worked for American Telecasting, Inc. as its Director of Financial Planning and Analysis.

     STEVEN R. JESSON has served as our Vice President, Integration since January 1999. Mr. Jesson worked with Wedbush Morgan Securities as Vice President/Sales Office Manager for the San Francisco Bay Area from September 1997 to September 1998. From March 1986 to July 1997, Mr. Jesson worked in various positions at Fidelity Brokerage Services, Inc., a wholly owned division of Fidelity Investments, most recently as Regional Vice President with responsibility for over 19 offices and over 300 employees.

     NED ABELL has served as our Vice President, Mergers and Acquisitions since September 1998. From August 1994 to August 1998, Mr. Abell was Director of Corporate Development of American Telecasting, Inc., with responsibility for merger and acquisition activities.

     DAVID H. ROBERTS has served as our Vice President, Business Development since January 1999. From October 1997 until January 1999, Mr. Roberts served as Managing Director of The Hunter Group, a Washington, D.C. based consulting firm advising developmental stage and medium-sized businesses. From October 1993 to September 1997, Mr. Roberts was Vice President of Adelphi Group, a consulting firm specializing in corporate development in the telecommunications and transportation industries.

                            PRINCIPAL STOCKHOLDERS

     The following table lists, as of the date of this prospectus, the number of shares of our common stock owned by:

     . each person who owned of record, or was known to own beneficially, more than five percent (5%) of our outstanding shares of common stock,

     . each of our directors and our current and former chief executive officers, and

     .    all of our current directors and executive officers as a group.

                                           Number of
                                            Shares
Name & Address of                        Beneficially    Percent of
Beneficial Owner (1)(2)                      Owned        Class (3)
-----------------------                      -----
Jeffery A. Mathias                           604,437(4)         5.1%
Frank P. Ragano                              360,128(5)         3.1%
James E. Maurer                              289,551(6)         2.5%

Gary L. Brown                              2,235,353(7)        19.4%
718 Siesta Kay Circle
Sarasota, Florida 34242

Network System Technologies, Inc.          1,732,457(8)        15.1%
55 South Market Street
San Jose, California 96112

All Directors and Executive Officers
as a Group (6 Persons)                     2,047,831           16.1%

--------------------

(1) Unless otherwise noted, each stockholder's address is c/o SkyLynx Communications, Inc., 600 South Cherry Street, Suite 305, Denver, CO 80246.
(2) Unless otherwise noted, each stockholder exercises sole investment and voting power with respect to the shares listed.
(3) The applicable percentage is based on 11,463,830 shares of common stock outstanding as of Agust 9, 1999.
(4) Includes 279,437 shares issuable pursuant to options exercisable within sixty days.
(5) Includes 200,000 shares issuable pursuant to options exercisable within sixty days.
(6) Includes 214,551 shares issuable pursuant to options exercisable within sixty days.
(7) Includes 38,400 shares issuable pursuant to options exercisable within sixty days.
(8) Network System Technologies, Inc., a California corporation, is the record owner of these shares. Voting and investment power with respect to these shares is exercised by Network System's Board of Directors, which is comprised solely of Eduardo J. Moura, Tony Coelho and J.R. Gallucci. Messrs. Moura, Coelho and Gallucci disclaim beneficial ownership of such shares for purposes of Section 16 under the Securities Exchange Act of 1934, as amended.

                           DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.001 per share, and 50,000,000 shares of preferred stock, par value $.01 per share. The following summary of provisions applicable to our common stock and preferred stock is subject to, and qualified in its entirety by, our Articles of Incorporation and Bylaws and by the provisions of applicable law.

Common Stock

     As of August 9, 1999, 11,463,830 shares of our common stock were outstanding and held by 196 holders of record.

     Each holder of shares of common stock is entitled to one vote for each share held on all matters submitted to a vote of holders of common stock. The common stock does not have cumulative voting rights, which means that holders of more than 50% of the shares of common stock are able to elect all of our directors and, in this event, the holders of the remaining shares would not be able to elect any directors. Each share of common stock is entitled to participate equally in dividends, if, as and when declared by our Board of Directors, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of preferred stock. We have never declared or paid cash dividends on our common stock and it is our present intention not to pay any cash dividends to holders of common stock but to reinvest our earnings, if any. The shares of common stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and all shares of common stock offered by this prospectus will be, upon issuance and sale, duly authorized, validly issued, fully paid and nonassessable.


     Under the agreement and plan of reorganization related to our acquisition of Skylynx Express Holdings Inc., Network System Technologies, Inc. has the right to acquire a proportional amount of any additional shares of common stock we issue in the future as long as Network System owns more than 10% of our outstanding common stock at the time we issue those shares. Network System's right to acquire additional shares does not apply to:

     . shares we issue to our directors, officers, employees or agents as compensation, including shares issued upon exercise of stock options we grant as compensation;

     . shares we issue upon the conversion of convertible securities or the exercise of options or warrants issued by authorization of our Board of Directors; or

     .    shares we issue for consideration other than cash.

     Network System is a beneficial holder of approximately 19.4% of our common stock. See "Principal Stockholders."

Preferred Stock

     Our Board of Directors may, without shareholder approval and subject to the rights of the holders of our existing preferred stock, establish and issue shares of one or more classes of preferred stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that our Board may determine. The Board may authorize the issuance of preferred stock with voting, conversion and economic rights senior to the common stock so that the issuance of preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock may adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change in control without any action by shareholders.

     As of August 9, 1999, our issued and outstanding preferred stock consisted of the following:

     .    487,941 shares of series A convertible preferred stock;

     .    600 shares of series B convertible preferred stock;

     .    721,419 shares of series C convertible preferred stock;

     .    10,000 shares of series D convertible preferred stock; and

     .    3,000 shares of series E convertible preferred stock.

     Each series of preferred stock ranks prior to the common stock and equally with each other series of preferred stock with respect to the payment of dividends and the right to share in our assets upon liquidation.

     Series A Convertible Preferred Stock.

     Each share of our series A convertible preferred stock is convertible voluntarily by the holder into one share of our common stock, subject to adjustments, after the earlier of one year following the date of issue or upon the effective date of a registration statement covering the conversion shares. Unless earlier converted by their holder, all of the shares of our series A convertible preferred stock will automatically convert into shares of common stock on the third anniversary of the date of issuance of the series A convertible preferred stock, or sooner in some circumstances.

     Holders of the series A convertible preferred stock are entitled to receive payment of dividends at the annual rate of $0.40 per share. Dividends on the series A convertible preferred stock are cumulative. Holders of the series A convertible preferred stock are also entitled to participate, pro rata, in dividends paid on the outstanding shares of common stock after payment of dividends on the preferred stock.

     The outstanding shares of series A convertible preferred stock have a liquidation preference equal to $4.00 per share. Holders of series A convertible preferred stock are not entitled to demand, and we are not required or entitled to effect, the redemption of any of the shares of series A convertible preferred stock.

     Holders of s
eries A convertible preferred stock are entitled to vote with the holders of shares of common stock as a single class on all matters presented for a vote to our stockholders. Each holder of series A convertible preferred stock may cast one vote for each share of common stock into which the holder's shares of series A convertible preferred stock may be converted.

     Series B Convertible Preferred Stock.

     Each share of our series B convertible preferred stock is convertible voluntarily by the holder into a minimum of 333 shares of common stock, subject to adjustments with respect to the market value of the common stock and the amount of accrued and unpaid dividends on the series B convertible preferred stock, except to the extent that the aggregate number of shares of common stock beneficially owned by a holder of series B convertible preferred stock and its affiliates following the conversion would exceed 5.0% of the outstanding shares of our common stock.

     Holders of the series B c
onvertible preferred stock are entitled to receive payment of dividends at an annual rate of $80 per share. Dividends on the series B convertible preferred stock are cumulative and are payable quarterly in cash or in shares of our common stock, at our option. Holders of the series B convertible preferred stock are also entitled to participate, pro rata, in any dividends paid on the outstanding shares of common stock after payment of dividends on the preferred stock.


     The outstanding shares of series B convertible preferred stock have a liquidation preference equal to $1,000 per share plus all accrued and unpaid dividends.

     We have the right to redeem the outstanding shares of series B convertible preferred stock in the event that the public trading price of our common stock is equal to or less than $2.00 per share for ten or more consecutive trading days. If we elect to redeem the shares, the redemption price for each share will be the sum of

$1,000 plus the amount of all accrued and unpaid dividends with respect to the share, multiplied by a percentage ranging from 117.5% to 125%, depending upon the date of redemption. The holder of the series B convertible preferred stock may decline to have its shares included in the redemption.

     The holder of the series B convertible preferred stock has no right to vote on matters submitted to our stockholders for a vote, except as required by applicable law.

     We have granted registration rights to the holder of the series B convertible preferred stock pursuant to a registration rights agreement requiring us to prepare and file a registration statement so as to permit the public offering and resale of the shares of common stock issued to, or issuable
pursuant to preferred stock and warrants held by, the series B convertible preferred stockholder. We are filing the registration statement, of which this prospectus is a part, in satisfaction of these registration rights.

     Series C Convertible Preferred Stock.

     Each share of our series C convertible preferred stock is convertible voluntarily by the holder into one share of our common stock, subject to adjustments. Unless sooner converted by their holders, all of the shares of our series C convertible preferred stock will automatically convert into shares of common stock on the third anniversary of the date of issuance of the series C convertible preferred stock.

     Holders of the series C convertible preferred stock are entitled to receive payment of dividends at the annual rate of $0.40 per share. Dividends on the series C convertible preferred stock are cumulative and are payable in the form of additional shares of series C convertible preferred stock. Holders o f the series C convertible preferred stock are also entitled to participate, pro rata, in any dividends paid on the outstanding shares of common stock, after payment of dividends on the preferred stock.

     The outstanding shares of series C convertible preferred stock have a liquidation preference equal to $4.00 per share. Holders of series C convertible preferred stock are not entitled to demand, and we are not required to effect, the redemption of any of the shares of series C convertible preferred stock.

     Holders of series C convertible preferred stock are entitled to vote with the holders of shares of common stock as a single class on all matters presented for a vote to our stockholders. Each holder of series C convertible preferred stock may cast one vote for each share of common stock into which the holder's shares of series C convertible preferred stock may be converted.

     Series D Convertible Preferred Stock.

     Each share of our series D convertible preferred stock is conve rtible voluntarily by the holder into 333 shares of our common stock, subject to certain adjustments. Unless sooner converted by their holders, all of the shares of our series D convertible preferred stock will automatically convert into shares of common stock three years after the date of issuance of the series D convertible preferred stock, which date may be extended under some circumstances. Notwithstanding the foregoing, the shares of series D convertible preferred stock will not convert into shares of common stock to the extent that the aggregate number of shares of common stock beneficially owned by a holder of series D convertible preferred stock and its affiliates following conversion would exceed 4.99% of the outstanding shares of our common stock.

     Holders of the series D convertible preferred stock are entitled to receive payment of dividends at the annual rate of $50 per share. Dividends on the series D convertible preferred stock are cumulative and are payable in shares of common stock or cash, at the option of the holders of the shares of series D convertible preferred stock, except that dividends on the series D convertible preferred stock are payable only in shares of common stock upon any conversion of the series D convertible preferred stock into shares of common stock or upon the redemption of the series D convertible preferred stock.

     The outstanding shares of series D convertible preferred stock have a liquidation preference equal to $1,000 per share plus any accrued and unpaid dividends.

     If after April 16, 2000, our common stock is trading for less than $3.00 per share, we may redeem all or a portion of the series D convertible preferred stock outstanding at a price per share equal to $1,200 plus any accrued and unpaid dividends.

     Except for the class voting rights discussed below and as otherwise required by applicable law, the holders of series D convertible preferred stock have no voting rights on matters submitted to our stockholders for a vote. The class voting rights of the holders of series D convertible preferred stock require that the Company receive the affirmative vote of 75% of the then outstanding shares of series D convertible preferred stock in order to take specified actions with respect to our liquidation, make specified changes to our Articles of Incorporation or Bylaws or otherwise affect the rights of the series D holders or take other actions as described in the certificate of designation for the series D convertible preferred stock.

     We have granted registration rights to the holders of the series D convertible preferred stock under a registration rights agreement requiring us to prepare and file a registration statement so as to permit the public offering and resale of the shares of common stock issuable to series D convertible preferred stock holders upon conversion of their preferred stock or exercise of their warrants. We are filing the registration statement of which this prospectus is a part, in satisfaction of these registration rights.

     Series E Convertible Preferred Stock.

     Each share of our series E con
vertible preferred stock is convertible
voluntarily by the holder into 333 shares of our common stock, subject to adjustments. Unless sooner converted by their holders, all of the shares of our series E convertible preferred stock will automatically convert into shares of common stock three years after the date of issuance of the series E convertible preferred stock, which date may be extended under some circumstances. Notwithstanding the foregoing, the shares of series E convertible preferred stock will not convert into shares of common stock to the extent that the aggregate number of shares of common stock beneficially owned by a holder of series E convertible preferred stock and its affiliates following conversion would exceed 4.99% of the outstanding shares of our common stock.

     Holders of the series E convertible preferred stock are entitled to receive payment of dividends at the annual rate of $50 per share. Dividends on the series E convertible preferred stock are cumulative and are paya ble in shares of common stock or cash, at the option of the holders of the shares of series E convertible preferred stock, except that dividends on the series E convertible preferred stock are payable only in shares of common stock upon any conversion of the series E convertible preferred stock into shares of common stock or upon the redemption of the series E convertible preferred stock.

     The outstanding shares of series E convertible preferred stock have a liquidation preference equal to $1,000 per share plus any accrued and unpaid dividends.

     If after May 6, 2000, our common stock is trading for less than $3.00 per share, we may redeem all or a portion of the series E convertible preferred stock outstanding at a price per share equal to $1,200 plus any accrued and unpaid dividends.

     Except for the class voting rights discussed below and as otherwise required by applicable law, the holders of series E convertible preferred stock have no voting rights on matters su bmitted to our stockholders for a vote. The class voting rights of the holders of series E convertible preferred stock require that we receive the affirmative vote of 75% of the then outstanding shares of series E convertible preferred stock in order to take specified actions with respect to our liquidation, make specified changes to our Articles of Incorporation or Bylaws or otherwise affect the rights of the series E holders or take other actions as described in the certificate of designation for the series E convertible preferred stock.

     We have granted registration rights to the holders of the series E convertible preferred stock under a registration rights agreement requiring us to prepare and file a registration statement so as to permit the public offering and resale of shares of common stock issuable to series E convertible preferred stockholders upon conversion of their preferred stock or exercise of their warrants. We are filing the registration Statement, of which this prospectus is a part, in satisfaction of these registration rights.

                                INDEMNIFICATION

     Our Articles of Incorporation allow us to indemnify our directors, officers, employees and agents for various acts to the full extent permitted by the Colorado Business Corporation Act. Our Articles of Incorporation, and amendments to our Articles, are incorporated by reference as exhibits to the registration statement which includes this prospectus.

     In general under the Colorado Business Corporation Act, we may indemnify any officer, director, employee or agent against expenses, fines, penalties, settlements or judgments arising in connection with a legal proceeding to which the person is a party, if the person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Indemnification is mandatory with respect to a director or officer who was wholly successful in defense of a proceeding. In all other cases, indemnification of, a director, officer, employee, or agent requires the board of directors' independent determination, independent legal counsel's determination, or a vote of the shareholders that the person to be indemnified met the applicable standard of conduct.

    Under the Colorado Business Corporation Act, the circumstances under which we may grant indemnification in connection with an action brought on our behalf are generally the same as those described above. However, with respect to actions against directors, we may grant indemnification only with respect to reasonable expenses actually incurred in connection with the defense or settlement of the action. In these actions, the person to be indemnified must have acted in good faith and in a manner the person reasonably believed was in our best interest; the person must not have been adjudged liable to us; and the person must not have received an improper personal benefit.

     We are also obligated to indemnify some of our executive officers under employment agreements we have with them, and may in the future grant indmenification rights to other employees or agents under other agreements we may make. In addition, we have purchased insurance which protects our directors and officers against liabilities they may incur in connection with their services in these positions.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this kind of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                            DESCRIPTION OF BUSINESS

Overview

     Our strategy is to become a leading provider of high-speed Internet connection and advanced Internet services to small and medium-sized businesses. Subject to our ability to obtain additional capital, we plan to acquire Internet service providers in certain geographical areas and to integrate the companies we acquire into a centralized network. We currently have networks providing Internet services in Tampa and Sarasota, Florida; Fresno, California; and Eugene, Oregon, and we have recently completed the acquisition of Internet service providers located in Tampa, Florida; Fresno, California; San Diego, California; Seattle, Washington; Eugene, Oregon; Las Vegas, Nevada; Sacramento, California; and Phoenix, Arizona. We currently have approximately 28,900 subscribers.

    Our company was incorporated in Colorado in 1996 under the name "Allied Wireless, Inc." In December 1997, we merged with SkyLynx Express Holdings, Inc., and in February 1998 we changed our name to SkyLynx Communications, Inc.

Industry Background

    We believe that the provision of Internet connection and advanced Internet services are two of the fastest growing segments of the telecommunications services market. According to International Data Corporation, total Internet service provider revenues in the United States are projected to grow from $10.7 billion in 1998 to $37.4 billion in 2003. The availability of Internet connection, advancements in technologies required to navigate the Internet and the growth of content and applications available over the Internet have attracted a rapidly growing number of users. Businesses are increasingly recognizing that the Internet can significantly enhance communications among geographically distributed offices and employees as well as with customers and suppliers. In addition, the Internet helps businesses reduce operating costs, access valuable information and reach new markets. As a result, we believe businesses increasingly are using the Internet to help their sales, customer service and project coordination. International Data Corporation estimates that U.S. revenues for corporate access to the Internet will grow from $2.9 billion in 1998 to $12.0 billion in 2003.

     In addition to Internet connection services, we believe business customers increasingly are seeking a variety of advanced products and services to take full advantage of the Internet. The principal advanced services currently being offered by business-oriented Internet service providers include:

     .    hosting world wide web sites;

     .    Internet and computer network security;

     . commerce, including marketing and sales, known as "electronic commerce";

     . networks among computer users within a business, or at several different locations, sometimes known as "intranets" or "extranets";

     .    voice and facsimile transmission; and

     .    data storage and retrieval.

According to International Data Corporation, the provision of advanced Internet services is the fastest growing segment of the Internet services market and is expected to grow from $3.0 billion in 1998 to over $12.9 billion in 2003.

     The rapid development and growth of the Internet has resulted in a highly fragmented industry. According to CS First Boston, there are approximately 5,000 national and local Internet service providers in the

United States, and no dominant Internet service provider serves the needs of small and medium-sized businesses. We believe that large national Internet service providers have primarily focused on large businesses or consumers and lack the local presence to provide the customized services required by small and medium-sized businesses. According to CS First Boston, less than half of small and medium-sized businesses receive services from an Internet service provider, and those that do are generally served by independent regional and local Internet service providers.

Business Strategy

     The key elements of our business strategy are outlined below.

     Acquire local Internet service providers. Since January 1999, we have acquired eight Internet service providers. Subject to our ability to obtain additional financing, we intend to identify and acquire additional business-focused Internet service providers to broaden our market presence and to expand the advanced products and services we can offer to our customers.

     Integrate operations of acquired Internet service providers. We plan to integrate the operations of our acquired Internet service providers in part by connecting them to a single, high-speed network and by consolidating their accounting, customer billing, purchasing and other financial operations at our headquarters. If we acquire several Internet service providers in a single market, we plan to consolidate their marketing, sales, customer service and technical operations, and intend to adopt the best ideas and practices of each Internet service provider in that market.

     Acquire and offer advanced products and services. Small and medium-sized businesses are purchasing an increasing number of advanced Internet products and services. We believe that we will be able to derive additional revenue from both new and existing customers by selling an expanding array of services, including:

     .    enhanced broadband Internet access;

     .    web site hosting;

     .    electronic commerce;

     .    voice service over the Internet; and

     .    security services.

We intend to encourage our regional operations to share their ideas and knowledge of innovative Internet services among our regional businesses and our corporate development department.

Current Markets and Acquisitions

     Listed below are the markets in which we currently operate, or have plans to operate, and the acquisitions we have made in these markets:

     Tampa, Florida. On February 2, 1999, we acquired substantially all of the assets of InterAccess Corp., an Internet service provider operating in the Tampa area serving approximately 250 customers, the majority of which are businesses. The aggregate purchase price for this acquisition was $390,770, consisting of $195,385 in cash and 25,607 shares of our common stock. We have completed the construction of a wireless Internet service network in the Tampa metropolitan area, consisting of three wireless cell sites. We have recently begun marketing Internet services and are installing wireless services to customers in this market.

     Eugene, Oregon. On March 24, 1999, we completed the acquisition of ContiNet, LLC, an Internet service provider serving approximately 1,100 customers in the Eugene area. The aggregate purchase price for this acquisition was $497,540, consisting of $343,379 in cash, the assumption of $50,000 of debt and 19,100 shares of our common stock. We retained the services of seven employees of ContiNet, including the general manager and co-founder of the business.

     Fresno, California. We have acquired leases for two wireless channels in the Fresno, California market. We have completed construction of these channels and have begun operating the Fresno network. On April 29, 1999, we acquired substantially all of the assets of Net Asset, LLC, an Internet service provider operating in the Fresno area serving approximately 450 customers, the majority of which are businesses. The purchase price for this acquisition was approximately $1,175,000 in cash. We have initiated the integration of the Net Asset acquisition into the Fresno system. Prior to the acquisition, we were serving approximately 50 customers in the Fresno market.

     San Diego, California. On April 28, 1999, we acquired substantially all of the assets of Simply Internet, Inc., an Internet service provider operating in the San Diego, California area serving approximately 6,000 customers. The purchase price for this acquisition was approximately $2,123,775 in cash. We retained the services of the general manager and co-founder of Simply Internet.

     Seattle, Washington. On May 7, 1999, we completed the acquisition of substantially all of the assets of SeaTac.Net, Inc., an Internet service provider operating in the Seattle, Washington area serving approximately 900 customers. The aggregate purchase price for this acquisition was approximately $400,000, consisting of $200,000 in cash and 19,865 shares of our common stock. We retained the services of three key employees of SeaTac.Net, including the general manager and co-founder of the business.

     Sarasota, Florida. On June 4, 1999, we obtained a twenty-five year lease for twelve wireless channels in the Sarasota-Bradenton area. The lease gives us coverage over six Florida counties: Sarasota, Manatee, Charlotte, DeSoto, Pasco and Pinellas. We have begun the process of applying to the Federal Communications Commission to upgrade the system to a two-way licensed frequency system. We recently have begun marketing of wireless Internet access services in the Sarasota market.

     Las Vegas, Nevada. On July 16, 1999, we completed the acquisition of substantially all of the assets of Network Training and Consulting d/b/a
ISAT Network, an Internet service provider operating in the Las Vegas, Nevada area serving approximately 3,100 customers. The aggregate purchase price for this acquisition was approximately $900,000, consisting of $450,000 in cash and 56,250 shares of our common stock. We have retained the services of the two former owners of ISAT Network for a period of three months following the acquisition.

     Sacramento, California. On July 27, 1999 we acquired all of the capital stock of CalWeb Internet Services, Inc., an Internet service provider operating in the Sacramento, California area serving approximately 7,800 customers. The aggregate purchase price for this acquisition was approximately $4.3 million, consisting of approximately $2.6 million in cash and 255,639 shares of our common stock. We retained the services of the two former owners of CalWeb.

     Phoenix, Arizona. On July 29, 1999 we acquired substantially all of the assets of Inficad Computing and Design, L.L.C., an Internet service provider operating in the Phoenix, Arizona area serving approximately 9,100 customers. The aggregate purchase price for this acquisition was approximately $2.6 million, consisting of approximately $1.1 million in cash and approximately 216,620 shares of our common stock.

Products and Services

     We plan to offer, through our regional Internet service provider operations and strategic partnerships, a comprehensive range of Internet connection and advanced Internet services. The specific services we will offer in each market will be determined based on the needs of the market and local competitive conditions.

     The following is a description of the services we currently offer, or intend to offer in the future.

     Basic internet services. We offer customers several high-speed Internet services including local access connection, full service high-speed Internet access and a variety of intranet/extranet connection services. We provide all of our subscribers Internet access, allowing customers to access the world wide web to receive and send data, video and audio. Our subscribers can search the Internet for data, download large files and exchange Internet mail. Our Internet services also include interactive news services as well as connections to other corporate computer networks outside the customer's local area.

     Advanced internet services. We believe that our small and medium-sized business customers will continue to increase their use of the Internet as a business tool and, as a result, will require an expanding range of advanced services. Our product development and marketing groups will focus on developing new advanced services through internal development, acquisitions and strategic relationships with software, hardware and Internet content businesses. Below is a description of each service we offer:

          Web hosting services. Web hosting is performed by computers known as web servers, which carry or "host" Internet web sites on their systems.
     The web server enables anyone with access to the Internet to view the web site. We offer our customers web hosting services through a combination of internal efforts and the use of third party partners. We also provide our customers web hosting services that will connect their corporate computer networks to the Internet. In the future, we plan to administer and maintain Internet web sites at our network operations center.

          Web site management services. We offer web site management services that maintain and update our customers' web sites on an ongoing basis. Additionally, we provide our customers with statistics and analysis of the Internet usage and use of their web sites by others.

          Web site co-location. We also offer web site co-location, where a customer-owned web server is located at one of our network locations for higher reliability and security. This allows the customer to own its own web server without having to maintain and manage the data center for the web site. Our network supports high performance corporate servers, and our network engineers administer and maintain our customers' hardware and software in a secure and protected environment.

          E-mail services. We provide and support Internet mail services. We support customer's e-mail service with domain names (i.e., name@abc-company.com), as well as without a domain (i.e., name@skylynx.com). Mail services may operate on customers' servers or on servers we provide at our network operations center.

          Electronic commerce. Electronic commerce provides customers with the ability to market and sell products and services on the Internet. We provide e-commerce services through strategic partnerships. We also intend to provide advanced e-commerce hosting environments and to form partnerships with software developers to provide certain e-commerce services, such as online catalogs.

          Domain name services. We provide domain name service, which is a general purpose data service used on the Internet for translating web host names, like "www.yourname.com," into numeric Internet addresses. On behalf of our customers, we register and administer Internet domain names. Our customers retain ownership of each domain, although we act as the administrative contact for the domain. We provide support services for these domains including electronic mail services, file transfer programs, world wide web services and electronic commerce.

          Web site development services. An Internet homepage or a web site consists of the graphics and text viewed on the Internet which is associated with a specific world wide web address. We provide Internet homepage and web site development services to our customers through relationships with third party vendors.

          System integration services. We provide system integration services to our customers, specifically in the area of high-speed Internet and intranet/extranet connections and gateways. Our services also include the installation and configuration of routers, web servers, proxy servers and Internet firewalls.

          Security services. Security is vital to most businesses connected to the Internet. Through strategic partnerships, we offer a comprehensive set of security products, including authentication of network users and data encryption services.

          Consulting services. We offer a full set of consulting services to our customers, including network and system design, security system needs analysis and implementation, and other Internet-related consulting services. We intend to invest in additional consulting service capabilities or form partnerships with technology leaders to provide customers with additional consulting services.

          In addition to the services drescribed above, we intend to offer our customers voice on the Internet services. Voice on the Internet allows customers to make telephone calls over the Internet, potentially lowering the cost of some calls, including international calls. We are currently developing and testing this service with the assistance of some of our technology partners and non-paying customers.

Target Market

     Our plan is to focus our service offerings on the needs of small and medium-sized businesses. We believe that these businesses are becoming increasingly reliant on Internet access to significantly enhance communications with other offices, employees, customers and suppliers. We also believe that the Internet enables such businesses to reduce operating costs, access valuable information and reach new markets. As a result, we believe that small and medium-sized businesses increasingly are utilizing the Internet for crucial business needs such as sales, customer service and project coordination. According to CS First Boston, small and medium-sized businesses represent a potential market of over seven million customers in the U.S., and Internet use by this market segment is expected to grow substantially from its current low level. We believe that small and medium-sized businesses generally seek an Internet service provider with locally-based personnel who are readily available to respond in-person to technical issues, who can assist in developing and implementing the customer's effective use of the Internet, and with whom the customer can establish a stable and long-term relationship.

Sales and Marketing

     We plan to offer our products and services through a direct sales force and through resellers and other indirect sales channels.

          Direct sales. We plan to employ a direct sales force to focus on our target customers. We plan to hire sales representatives who have strong Internet-related backgrounds and who understand the needs of their local businesses. These representatives will be based in the local communities in which they will sell our products and services. We also plan to use direct marketing techniques including direct mail, telemarketing, seminars and trade-show participation.

          Resellers and indirect sales. We intend to employ reseller and referral programs to market and distribute our services. Resellers are persons or entities not directly employed or affiliated with us who agree to market and sell our products. Our reseller program will offer resellers an up-front bonus for each new customer and the ability to share in revenues from customers they bring to us. We have established reseller arrangements with several Internet-related companies. Referral partners will receive a fee or some other form of compensation for referring customers or customer leads to us. We expect that referral partners will include organizations such as local computer companies, information technology consultants, web page designers, advertising agencies or other entities that do not generally sell Internet services directly.

Operations

     Network management. We intend to manage our network full-time using management, monitoring and tracking systems at our network operations center. We plan to deploy regional network operations centers which will report to a centralized network management center at our headquarters in Denver, Colorado. Our network operations center will monitor the local networks delivering Internet services to our customers.

     Support services. In addition to our network monitoring capability, we plan to offer the following support services to increase the quality and consistency of our services:

     . Customer technical support. We intend to operate a central customer support center to enable us to respond on a 24 hour basis to customer needs. We also plan to maintain local customer support personnel to provide installation assistance at customer sites, system maintenance and troubleshooting services.

     . Financial information management. We plan to employ a centralized financial reporting and payroll/human resources system to provide a central, standardized accounting system for all Internet service providers we acquire.

     . Billing and collections. We also plan to implement a centralized billing and collections system for all Internet service providers we acquire.

Competition

       The market for Internet access and related services is extremely competitive. We expect competition to increase as Internet use grows and established national Internet service providers, telecommunications and computer related vendors expand their traditional products and services and new start-up businesses emerge. Our competitors may include:

     . national and regional commercial Internet service providers like Verio, UUNet, GTE Internetworking, PSINet, Concentric Networks and DIGEX;

     . established online commercial information providers like AOL, MSN and Prodigy;

     . local Internet service providers in our target market areas who provide services similar to ours;

     .    cable television operators like @Home and Roadrunner;

     . national long distance telecommunications carriers like AT&T, MCI Worldcom and Sprint; and

     .    regional telephone operating companies like US West,
 SBC
          Communications and Bell South.

     We also believe that new competitors will continue to enter the Internet access market. These new competitors may include large computer hardware and software companies, media and telecommunications entities and companies that provide direct service to residential customers, including cable television operators, wireless communication companies, local and long distance telephone companies and electric utility companies.

     Almost all of our competitors are larger than us and have greater financial, technical, and operating resources than we do. We cannot assure you of our survival in this intensely competitive environment. We will need to distinguish ourselves by our technical knowledge, our responsiveness to our target customers, our ability to market and sell customized combinations of services within our markets and our capacity to offer diverse Internet services.

Employees

     As of August 9, 1999, we employed approximately 142 people, including 96 full-time and 46 part-time employees. We consider our employee relations to be good. None of our employees are covered by a collective bargaining agreement.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Financial Statements and Notes thereto included elsewhere in this prospectus.

Overview

     We provide a range of Internet connection and Internet-related services to small and medium-sized business and residential customers. The services we offer include:

     .    high-speed Internet connection and access;

     .    intranet/extranet connection services;

     .    registration and administration of customers' Internet domain names;

     .    web site hosting services; and

     .    web site development services.

     We earn revenue primarily from subscriptions from our customers for Internet connection and access. Subscription fees among our Internet service providers vary between $15.00 and $200.00 per month, depending upon economic and competitive conditions in their individual markets, and the billing plans each Internet service provider offers. Most of our subscribers pay us on a monthly basis. We earn additional revenue from providing intranet/extranet connection services, hosting and developing commercial and individual web sites and registration and administration of customers' Internet domain names. The rates we charge for these services vary depending upon local competitive conditions, and, in some cases, arrangements we have with third-party providers of these services. Customers generally pay us directly on a per-service basis for these services.

     Our costs and expenses primarily fall into the following categories:

     .    telecommunications and operations;

     .    selling, general and administrative;

     .    sales and marketing; and

     .    amortization and depreciation.

     Our telecommunications and operating expenses consist of our cost of non-capital equipment and telecommunication costs, including the cost of local telephone lines and the costs of leased lines connecting the Internet and our operations centers. We expect these expenses to increase over time to support our growing subscriber base.

     Our selling, general and administrative expenses include employee salaries and benefits, equipment costs, office rent and utilities and customer service and technical support costs. We expect customer service and support expenses to increase over time to support new and existing subscribers. New subscribers tend to be particularly heavy users of customer service and technical support. Our selling, general and administrative expenses also include administrative staff and related benefits. We expect our general and administrative costs to increase to support our growth, and as we centralize our billing and financial reporting system.

     Our sales and marketing expenses include costs associated with acquiring subscribers, including advertising and commissions and bonuses paid to our sales and marketing personnel. We expect our sales and marketing expenses to increase with the expected growth of our subscriber base. We plan to increase advertising in new markets we enter as we acquire new Internet service providers. We also plan to hire additional sales and marketing personnel in each market we enter.


     Our amortization expense primarily relates to the amortization of goodwill and other intangibles acquired in our purchases of Internet service providers, and is based upon the useful lives of these intangibles. Our amortization expense is expected to increase as we make additional acquisitions, and will vary according to purchase prices and the proportion of intangible assets.

     Our depreciation expense primarily relates to our equipment and is based on the estimated useful lives of the assets ranging from three to five years using the straight-line method. Depreciation expense is expected to increase as our Internet service providers increase their networks to support new and existing subscribers and as we build a centralized billing and financial reporting system.

     Between January 1, 1999 and July 29, 1999, we acquired eight Internet service providers for aggregate consideration of approximately $8.2 million in cash, 593,081 shares of our common stock and the assumption of approximately $50,000 of indebtedness.

     All of the acquisitions we have completed to date have been accounted for using the purchase method of accounting. As a result, the amount by which the fair value of the consideration we paid in these acquisitions exceeds the fair value of the net assets we bought (approximately $12.7 million), has been recorded as goodwill. This goodwill will be amortized over its estimated useful life of 3 years as a non-cash charge to operating income.



Reverse Split

     Unless otherwise stated, all share and per share information contained in this prospectus gives retroactive effect to a 1-for-13 reverse split of all outstanding shares of our common stock which was effected on January 23, 1998.

Results of Operations

     The discussion of our pro forma results set forth below for the year ended December 31, 1998 and for the three months ended March 31, 1999 assumes that we acquired Simply Internet, Inc., Net Asset, LLC and CalWeb Internet Services, Inc. on January 1, 1998, with certain pro forma adjustments as described elsewhere in this prospectus. The pro forma results of operations are not necessarily indicative of the results we would have obtained had we actually acquired these businesses on January 1, 1998 or of our future results.

     The discussion of our historical results set forth below addresses our historical results of operations and financial condition as shown on our Consolidated Financial Statements for the year ended December 31, 1998 as compared to the period from July 29, 1997 (inception) through December 31, 1997, and for the three-month period ended March 31, 1999 as compared to the three-month period ended March 31, 1998. The historical results for the three-month period ended March 31, 1999 include the results of the two businesses we acquired prior to March 31, 1999 from their respective dates of acquisition.

Unaudited Pro Forma Results for Year Ended December 31, 1998

Revenue.  Pro forma revenue was $4,079,629 for the year ended December 31, 1998.

Operating Costs and Expenses. Pro forma operating costs and expenses were $11,985,489 for the year ended December 31, 1998, or 293% of pro forma revenue. The most significant component of pro forma operating costs and expenses was employee salaries. Pro forma amortization of goodwill was $2,467,786 or 60% of pro forma revenue.

Loss from Operations. Pro forma loss from operations was $7,905,860, or 193% of pro forma revenue for the year ended December 31, 1998.

Other Income and Expenses, Net. Pro forma other income and expenses, net were $57,984, or 1% of pro forma revenue, for the year ended December 31, 1998.
The most significant component of pro forma other income and expenses, net consisted of interest expense.

Net Loss. Pro forma net loss was $7,963,844, or 195% of pro forma net revenue, for the year ended December 31, 1998.

Unaudited Pro Forma Results for the Three Months Ended March 31, 1999

Revenue. Pro forma revenue was $1,040,469 for the three months ended March 31, 1999.

Operating Costs and Expenses. Pro forma operating costs and expenses were $5,061,954 for the three months ended March 31, 1999, or 487% of pro forma revenue. The most significant component of pro forma operating costs and expenses was employee salaries. Pro forma amortization of goodwill was $597,180 or 57% of pro forma net revenue.

Loss from Operations. Pro forma loss from operations was $4,021,485, or 387% of pro forma net revenue for the three months ended March 31, 1999.

Other Income and Expenses, Net. Pro forma other income and expenses, net were $5,199, or less than 1% of pro forma net revenue, for the three months ended March 31, 1999.

Net Loss. Pro forma net loss was $4,026,684 or 387% of pro forma net revenue, for the three months ended March 31, 1999.

Historical Results for the Year ended December 31, 1998 as Compared to the Year Ended December 31, 1997

Revenue. For the year ended December 31, 1998, we had revenues from operations of $7,898, consisting primarily of subscriber revenues received for Internet access services. We had no revenues from continuing operations for the year ended December 31, 1997.

Expenses and Net Loss from Operations. Selling, general and administrative expenses for the year ended December 31, 1998 increased to $5,300,834 from $8,938 for the period from July 29, 1997 (inception) to December 31, 1997. The increase was due to our increased activities during 1998, which consisted primarily of efforts to purchase or otherwise acquire wireless frequencies for use in the devel opment and deployment of wireless data networks, development and commercialization of our Tampa and Fresno networks, and efforts to purchase or otherwise acquire Internet service providers in selected markets. These activities resulted in a net loss for the year ended December 31, 1998 of $5,274,832.

Historical Results for the Three Months ended March 31, 1999 as Compared to the Three Months ended March 31, 1998

Revenue. For the three month period ended March 31, 1999, we had revenues from operations of $67,888, consisting primarily of subscriber revenues from Internet access services. We had no revenues from our continuing operations for the three month period ended March 31, 1998.

Expenses and Net Loss from Operations. Selling, general and administrative expenses for the three month period ended March 31, 1999 increased to $3,360,606 from $325,465 for the three month period ended March 31, 1998. The increase was due to our increased activities during the three months ended March 31, 1999, which consisted primarily of efforts to purchase or otherwise acquire Internet service providers in selected markets, efforts to purchase or otherwise acquire wireless frequencies for use in the development and deployment of wireless data networks, development and commercialization of our Tampa and Fresno networks and non-cash compensation expense related to common stock grants to certain of our directors and officers. These activities resulted in a net loss for the three month period ended March 31, 1999 of $3,289,823.

Assets, Liabilities and Shareholders' Equity

Assets. At March 31, 1999, we had total assets of $3,871,197, consisting principally of cash of $843,365, prepaid expenses and other current assets of $269,536, property and equipment of $1,728,989, net of accumulated depreciation, intangible assets of $94,603, net of accumulated amortization, and other assets of $934,704, net of accumulated amortization. Our total assets at December 31, 1998 and December 31, 1997 were $2,407,603 and $1
,212,659, respectively.  Our
assets at December 31, 1998 consisted principally of cash of $512,925, prepaid expenses and other current assets of $20,135, property and equipment of $1,632,370, net of depreciation and intangible assets of $89,195, net of accumulated amortization, and other assets of $152,978.

Liabilities and Shareholders' Equity. Our total liabilities at March 31, 1999 were $913,626, consisting principally of accounts payable of $356,057, accrued liabilities of $184,476, and deposits on unissued shares of common stock and preferred stock of $348,093. Our shareholders' equity at March 31, 1999 was $2,932,571. Our total liabilities at December 31, 1998 and December 31, 1997 were $1,139,479 and $509,723, respectively. Our liabilities at December 31, 1998 consisted primarily of accounts payable of $360,176, accrued liabilities of $363,138, and deposits on unissued shares of common stock and preferred stock of $411,160. Our shareholders' equity at December 31, 1998 and December 31, 1997 was
$1,273,129 and $711,936, respectively.

Liquidity and Capital Resources

     Since our inception, we have relied principally upon the proceeds of private equity financings to fund our working capital requirements. We have generated only minimal revenues from operations to date.

     During the year ended December 31, 1998, we completed a private offering of units, each unit consisting of one share of our series A convertible preferred stock and a warrant to purchase two shares of common stock. In this offering, we sold an aggregate of 988,750 units and received proceeds of approximately $3,740,407, net of offering costs.

     In January 1999, we issued and sold to one accredited investor 263,158 units at a price of $1.90 per unit, for aggregate consideration of $500,000. Each unit sold in this offering consisted of one share of our common stock and a warrant to purchase two additional shares of our common stock.

     In January 1999, we issued and sold to one accredited investor 600 shares of our series B convertible preferred stock, 15,000 shares of common stock and warrants to purchase 120,000 shares of common stock. The aggregate purchase price for these securities was $600,000.

     In April 1999, we completed a private offering of 697,500 shares of our series C convertible preferred stock at a price of $4.00 per share. We received aggregate gross proceeds $2,790,000 from this offering.

     In May 1999, we completed a private offering of 10,000 shares of our series D convertible preferred stock at a price of $1,000 per share. Each share of series D convertible preferred stock is convertible into 333 shares of common stock, subject to adjustments. Series D investors also received warrants to purchase an aggregate of 405,880 shares of common stock. We received aggregate gross proceeds of $10,000,000 from this offering.

     In May 1999, we also completed a private offering of 3,000 shares of our series E convertible preferred stock at a price of $1,000 per share. Each share of series E convertible preferred stock is convertible into 333 shares of common stock, subject to adjustments. Series E investors also received warrants to purchase an aggregate of 91,764 shares of common stock. We received aggregate gross proceeds of $3,000,000 from this offering.

     Between January 1, 1999 and July 29, 1999, we acquired eight Internet service providers for aggregate consideration of approximately $8.2 million in cash, 593,081 shares of our common stock and the assumption of approximately $50,000 of indebtedness. We funded the cash portion of these acquisitions through proceeds from our private placements of our convertible preferred stock.

     We will require substantial additional capital for the acquisition of additional Internet service providers as well as for the continued deployment of our Internet service provider network. We cannot accurately predict the precise timing of our future capital requirements. In the future, we may seek additional financing through the sale of equity or debt securities. We have no commitments for any additional financing and there can be no assurance that we can obtain such commitments at all, or on terms acceptable to us. Any additional equity financing we undertake may be dilutive to our existing shareholders and debt financing, if available, may involve pledging some or all of our assets and may contain restrictive covenants with respect to raising future capital and other financial and operational matters. If we are unable to obtain necessary additional capital, we may not be able to execute our business strategy or may be required to reduce our operations, which could have a material adverse effect on our business, financial condition or results of operations.

     Under agreements we have with holders of our series B, D and E convertible preferred stock, we are obligated to file a registration statement with the SEC covering the resale of shares of our common stock which have been issued to those holders or which may be issued in the future to those holders when they convert preferred stock or exercise warrants they hold. These agreements require us to pay penalties to the holders of the series B, D and E convertible preferred stock if we do not file the registration statement by specified dates, if the registration statement is not declared effective by the SEC by ot her specified dates, or if the registration statement does not remain continually effective for specified periods of time. The penalties are based on the duration of our failure to meet the registration obligations. The penalties payable to the holders of the series D and E convertible preferred stock for each month of delay, or pro rata portion thereof, are generally 2% of the total purchase price paid by the holders for their shares of preferred stock, although the amount may be lower for the first month. The total purchase price paid by the holders of the series D and E convertible preferred stock was $13.0 million. The penalties payable to the holder of the series B convertible preferred stock for each month of delay, or pro rata portion thereof, are 2% of the market value, during the period of default, of all shares issuable to the holder upon conversion of the series B preferred stock and all shares acquired directly from us. Because we have missed some of the filing deadlines, it is likely that we will incur
penalties to the holders of our convertible preferred stock. In addition, our present acquisition plans may prevent us from keeping the registration statement effective during portions of the required periods. Although we cannot accurately predict the amount of penalties we may have to pay, the penalties could have a material adverse effect on our ability to fund future acquisitions and operations, and on our financial condition and results of operations.

Reporting For Segments

     In June 1997, the Financial Accounting Standards Board issued SFAS 131, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 supersedes the "industry segment" concept of SFAS 14 with a "management approach" concept as the basis for identifying reportable segments. SFAS 131 is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS 131 did not have a material effect on our financial statements.

The Year 2000 Issue

     The "Year 2000 Issue" exists becaus
e many computer programs, embedded
systems and components were designed to refer to a year by the last two digits of the year, such as "99" for "1999". Any of our information technology systems that have date sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of our operations, including, among other things, our temporary inability to process transactions, send invoices or engage in similar normal business activities.

     Year 2000 problems also could affect our non-information technology systems. These systems may contain a date function that could trigger a malfunction. In addition, like every other business enterprise, we are at risk to Year 2000 problems at our business partners, including suppliers, distributors and customers, as well as potential failures in public and private infrastructure services, including electricity, water, gas, communications and financial service
s. System failures caused by Year 2000 problems could adversely affect our business, operations and financial results.

     We have implemented a multi-phase program to address potential Year 2000 problems. Our efforts are coordinated through a senior level task force and by local task forces at each of our operating locations.

     Primary Systems. During 1998, we assessed our primary information technology systems including our accounting computing system, hardware and software. We determined that these systems are Year 2000 compliant.

     Non-Information Technology. We are continuing our assessment of our non-information technology systems and are reviewing these systems in conjunction with their manufacturers and suppliers. Most of these systems have been certified by their suppliers or manufacturers to be Year 2000 compliant.

     Third Parties. We have formally contacted our significant suppliers, customers, and critical business partners to determine the extent to which we may be vulnerable if those parties fail to properly remediate their own Year 2000 p roblems. While we are not presently aware of any significant Year 2000 exposure from third parties, there can be no guarantee that their systems will be Year 2000 compliant or that any Year 2000 problems third parties may experience would not have a material adverse effect on us.

     Costs. We have incurred only minimal costs related to the Year 2000 issue. The estimated additional costs to complete our Year 2000 compliance project are expected to be approximately $25,000. These costs include both incremental costs incurred plus internal costs that have been redeployed from other activities.

     We also rely, both domestically and internationally, on government agencies, utility companies, telecommunications services and other service providers outside our control. There is no assurance that these suppliers, governmental agencies or other third parties will not suffer Year 2000 business disruption. These failures could have a material adverse effect on our business, operations and financial results.

     Under our Year 2000 compliance program, we will develop contingency plans if we discover significant risks from potential Year 2000 problems. In addition, as a normal course of business, we maintain and deploy contingency plans to address other potential business interruptions. We may apply these plans to address business interruption caused by Year 2000 problems.

     We may periodically revise our Year 2000 plans as we complete interim steps and learn new information. This description of our Year 2000 efforts involves estimates and projections of future events and activities. These estimates and projections are subject to change as work continues, and the changes could be substantial.

     The foregoing constitutes a Year 2000 statement and readiness disclosure subject to the protections afforded it by the Year 2000 Information Readiness Disclosure Act of 1998.


                            DESCRIPTION OF PROPERTY

     We do not own any real property and lease all of our facilities. Our corporate headquarters are located at 600 South Cherry Street, Suite 305, Denver, Colorado, where we lease approximately 2,500 square feet of office space. Our lease agreement commenced February 1, 1999, and has a term of two years. We also lease the following office space: Fresno, California, 4,000 square feet; San Diego, California, 2,347 square feet; Tampa, Florida, 2,500 square feet; Sarasota, Florida, 4,000 square feet; Eugene, Oregon, 1,800 square feet; Washington, D.C., 500 square feet; Seattle, Washington, 505 square feet; Sacramento, California, 4,000 square feet; Las Vegas, Nevada, 1,000 square feet; and Phoenix, Arizona, 7,000 square feet. We believe that our existing facilities are adequate for the foreseeable future.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Transactions with Network System Technologies, Inc.

     In December 1997 in connection with our acquisition of SkyLynx Express Holdings, Inc. we issued 1,923,077 shares of common stock to Network System Technologies, Inc. and 2,163,462 shares of common stock to Gary L. Brown. Each of Mr. Brown and Network System are beneficial holders of more than 5% of our common stock. See the section entitled "Principal Stockholders."

     As part of this acquisition, we obtained a right to utilize Network System's technology, including wireless technology. In addition, Network System agreed to deploy and operate our wireless networks utilizing Network System's technology. As further conside ration to Network System, we

     . purchased a dishonored check issued by Paradise Cable Corporation to Network System in the amount of $71,570.91;

     . paid Network System's transaction fees and expenses in the amount of $37,500;

     .    assumed Network System's obligations under a $100,000 promissory note;
          and

     . assumed and agreed to pay a Network System account payable to Hybrid Network, Inc. in the approximate amount of $480,000.



Agreements with Gary L. Brown

     Under an agreement we entered into with Mr. Brown in April 1999, Mr. Brown has agreed not to sell any shares of our common stock he owns until February 1, 2000, except that he may sell:

     .    50,000 shares at any time after the date of the agreement;

     . an additional 100,000 shares after the SEC declares effective the registration statement of which this prospectus forms a part, and

     . an additional 150,000 shares during specified periods after we make an initial public offering.

     In July 1999, we entered into an agreement with Mr. Brown in connection with Mr. Brown's resignation from our Board of Directors. In consideration of Mr. Brown's resignation, the agreement provides that when our shareholders approve an increase in the number of shares we can issue under our 1998 Equity Incentive Plan, we will issue Mr. Brown a non-qualified stock option under the plan to purchase 50,000 shares of our common stock at an exercise price of $2.30 per share. Mr. Brown agreed that he will transfer the options to a new corporation he will control, and that the corporation will not sell more than 10,000 shares per month of the shares issued upon the new corporation's exercise of the options. In addition, Mr. Brown agreed to be bound by any lock-up restrictions imposed on other members of our senior management in connection with any future public offering of our common stock.

           MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

     Our common stock is traded over-the-counter and quoted on the OTC Electronic Bulletin Board on a limited and sporadic basis under the symbol "SKYK". Our common stock began trading over-the-counter on July 31, 1998. There is no assurance that our common stock will continue to be quoted or that any liquidity exists or will exist for our common stock.

     The reported high and low bid and ask prices are shown below for the period from July 31, 1998 through August 9, 1999, as reported on the OTC Electronic Bulletin Board. The prices presented are bid and ask prices which represent prices between broker-dealers and do not include retail mark-ups or mark-downs or any commission to the broker-dealer. The prices may not necessarily reflect actual transactions:

                                               BID              ASK
                                          HIGH     LOW     HIGH     LOW
1998:
Third Quarter (from July 31, 1998)       $ 5.250  $2.500  $ 6.000  $3.000
Fourth Quarter                           $ 4.250  $2.125  $ 4.500  $2.375
1999:
First Quarter                            $ 7.340  $2.500  $ 8.000  $2.750
Second Quarter                           $11.500  $6.875  $13.250  $7.250
Third Quarter (through August 9, 1999)   $ 8.816  $5.625  $ 9.000  $6.375

     On August 9, 1999, the last reported bid price of our common stock was $6.375 and the last reported ask price was $6.9375. As of August 9, 1999, there were approximately 196 shareholders of record of our common stock.

Dividends

     Since inception, we have not paid or declared any cash dividends on our common stock. Our Board of Directors does not currently intend to pay any cash dividends on our common stock in the future. In addition, provisions of our outstanding preferred stock restrict our ability to pay dividends on our common stock.

                            EXECUTIVE COMPENSATION

     The following table and discussion set forth information concerning compensation of our current and former chief executive officers (whom we refer to as our "Named Executive Officers") during the fiscal years 1997 and 1998 for services rendered by these officers in all capacities. Except for these officers, none of our executive officers received salary and bonus payments exceeding, in the aggregate, $100,000 during fiscal years 1997 or 1998.

                                    TABLE 1
                          Summary Compensation Table

                                                                     Long Term Compensation
                    Annual Compensati
on                         Awards               Payouts
                    --------------------                     -------------           -------
                                                                          Securities
Name and             Year      Salary      Bonus    Other    Restricted   Underlying  LTIP    All Other
Principal                       ($)         ($)     Annual     Stock        Options  Payouts   Compen-
Position                                           Compen-    Award(s)                 ($)      sation
                                                    sation      ($)                              ($)
Gary Brown,            1998    $106,369   $20,000       -0-         -0-      57,600      -0-        -0-
Chairman of
the Board
and former             1997    $ 47,346       -0-       -0-         -0-         -0-      -0-        -0-
CEO

Jeffery Mathias,       1998    $ 53,87
7   $20,000       -0-         -0-     130,434      -0-        -0-
President
and CEO                1997         -0-       -0-       -0-         -0-         -0-       0-        -0-

Employment Agreements

     We have entered into an employment agreement with Mr. Mathias, as our President and Chief Executive Officer. Mr. Mathias' agreement has a term ending on October 31, 2000, subject to renewal for terms of one-year each thereafter. Under the agreement, Mr. Mathias' annual base salary is $144,000 per year, subject to minimum annual increases of 10% per year. In addition, Mr. Mathias received a stock grant of 325,000 shares of our common stock and additional stock options exercisable to purchase, in the aggregate, 1,080,966 shares of common stock at an exercise price of $1.94 per share, subject to vesting requirements based on Mr. Mathias' performance. The agreement further provides that, after the completion of an initial or secondary public offering of our common stock, Mr. Mathi as will be entitled to receive additional incentive stock options such that he will be assured of holding, on a fully diluted basis, shares of common stock and options exercisable to purchase common stock representing 7% of the total outstanding shares of our common stock.

     If Mr. Mathias' employment agreement is terminated without "cause" or upon a "change of control" of our company, or if Mr. Mathias terminates the agreement for "adequate reason," we are obligated to pay Mr. Mathias a lump-sum severance payment equal to one-half of his annual base salary, a lump-sum amount equal to the pro-rata portion of any bonus Mr. Mathias received in the previous year, and to continue to provide him with health, life and disability insurance for a period of six months following termination. Upon a "change of control" of our company, all of Mr. Mathias' unvested stock options will become vested, regardless of whether his employment is terminated. In addition, if Mr. Mathias' employment is terminated without "cause," we are obligated to prepare and file with the SEC a registration statement registering the sale of all shares of our common stock Mr. Mathias owns as of the termination date and all shares of common stock issuable to Mr. Mathias upon the exercise of stock options that are vested as of the termination date. We are obligated to attempt to cause the registration statement to become effective within 120 days of the termination date, and to maintain the registration statement's effectiveness for a minimum of 180 days.

Equity Incentive Plan


     Our Board of Directors and shareholders have adopted and approved our 1998 Equity Incentive Plan. Pursuant to the pl an, stock options granted to eligible participants may take the form of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or options which do not qualify as incentive stock options, known as non-qualified stock options. As required by Section 422 of the Internal Revenue Code, the aggregate fair market value of our common stock with respect to our incentive stock options granted to an employee exercisable for the first time in any calendar year may not exceed $100,000. This limitation does not apply to non-qualified stock options. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the shares of common stock on the date of grant. An option is not transferable, except by will or the laws of descent and distribution. If the employment of an optionee who has been granted incentive stock options terminates for any reason, other than for cause, or by reason of death, disability, or retirement, the optionee may exer cise his incentive stock options within a ninety day period following such termination to the extent he was entitled to exercise the options at the date of termination. Either our Board of Directors can administer the plan, provided that a majority of directors are "disinterested," or the Board of Directors may designate a committee comprised of directors meeting certain requirements to administer the plan. The plan administrator will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of award and the terms and provisions relating to the exercise of the awards. An aggregate of 1,750,000 shares of common stock is currently reserved for issuance under the plan.



     As of March 31, 1999, we had granted stock options under the plan exercisable to purchase an aggregate of 4,272,236 shares of common stock at a weighted average exercise price of $2.13 per share to our directors, officers, employees and consultants. Of these opt ions, we granted options exercisable to purchase: 1,211,400 shares to Mr. Mathias, 57,600 shares to Mr. Brown, 847,000 shares to Mr. Maurer and 200,000 shares to Mr. Ragano. Of the total number of options we had granted as of March 31, 1999, options to purchase an aggregate of 1,834,786 shares of common stock are currently vested.



     The following tables set forth certain information concerning the stock options granted to the Named Executive Officers during the last completed fiscal year.

                                    TABLE 2

                          Option/SAR Grants for Last
                        Fiscal Year - Individual Grants

                      Number of     % of Total
                     Securities    Options/SARs
                     Underlying     Granted to
                    Options/SARs   Employees in     Exercise    Expiration
Name          Year   Granted (#)    Fiscal Year   Price ($/sh)     Date
Gary Brown    1998        57,600            4.7%        $2.53     Dec 2003
              1997           -0-              0           -0-
Jeffery       1998       130,434           10.6%        $2.30     Dec 2003
Mathias       1997
     -0-              0

                                    TABLE 3

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values



                                                    Number of
                                                   Securities
                                                   Underlying        Value of
                                                   Unexercised      Unexercised
                  Shares                           Options/SARs       In-the-
                 Acquired        Value Realized   at FY-End (#)        Money
Name          on Exercise (#)       ($)             Exercisable      Options/
                                                                    SARs at FY-
                                                                    End ($)(1)
                                                                    Exercisable
                               <C
>
Gary Brown               -0-              -0-            19,200       $ 6,624
Jeffery
Mathias                  -0-              -0-            43,478       $25,000




     (1) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options. The fair market value of the securities underlying the options is based on the closing bid price of our common stock at December 31, 1998.

Compensation of Directors

     Each of our directors is entitled to receive cash compensation of approximately $1,000 for each meeting of our Board of Directors they attend. Our directors are also reimbursed for expenses incurred in attending meetings of our Board of Directors.

                            CHANGES IN ACCOUNTANTS


     Effective December 31, 1998, our Board of Directors approved a change in our independent accountant. Cordovano and Harvey, P.C. had been engaged as our principal independent accountants to audit our financial statements up until December 31, 1997. Cordovano and Harvey, P.C.'s reports covered the year ended December 31, 1997 and the period from inception (September 23, 1996) to December 31, 1996 for SkyLynx Communications, Inc. (formerly Allied Wireless, Inc.) as well as the period from inception (July 29, 1997) to December 31, 1997 for SkyLynx Communications, Inc. (formerly SkyLynx Express Holdings, Inc.). None of the reports of Cordovano and Harvey, P.C. on our financial statements for periods reported on by Cordovano and Harvey, P.C. contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. There have not been at any time any disagreements between us and Cordovano and Harvey, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.


     Effective December 31, 1998, we retained the accounting firm of Arthur Andersen, LLP to serve as our independent accountants to audit our financial statements. Prior to its engagement as our independent accountants, Arthur Andersen LLP had not been consulted by us either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on our financial statements or on any matter that was the subject of any prior disagreement between us and our previous certifying accountant.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                          Page
SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES                                             F-3
  UNAUDITED PRO FORMA CONDENSED, COMBINED FINANCIAL STATEMENTS
  Introduction to Unaudited Pro Forma Condensed, Combined Financial Statements
  Unaudited Pro Forma Condensed, Combined Balance Sheet as of March 31, 1999
  Unaudited Pro Forma Condensed, Combined Statement of Operations for the three-month period ended March 31, 1999
  Unaudited Pro Forma Condensed, Combined Statement of Operations for the year ended
    December 31, 1998
  Notes to Unaudited Pro Forma Condensed, Combined Financial Statements

SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES                                             F-8
  Report of Independent Certified Public Accountants
  Consolidated Balance Sheet as of December 31, 1998
  Consolidated Statements of Operations for the period from inception (July 29, 1997)
    to December 31, 1997, and the year ended December 31, 1998
  Consolidated Statements of Stockholders' Equity for the period from inception (July
    29, 1997) to December 31, 1997, and the year ended December 31, 1998
  Consolidated Statements of Cash Flows for the period from inception (July 29, 1997)
    to December 31, 1997, and the year ended December 31, 1998
  Notes to Consolidated Financial Statements
  Unaudited Consolidated Balance Sheet as of March 31, 1999
  Unaudited Consolidated Statements of Operations for the three-month periods ended
    March 31, 1999 and 1998
  Unaudited Consolidated Statements of Cash Flows for the three-month periods ended
    March 31, 1999 and 1998
  Notes to Unaudited Consolidated Financial Statements

SIMPLY INTERNET, INC.                                                                     F-35
  Report of Independent Certified Public Accountants
  Balance Sheet as of December 31, 1998
  Statements of Operations for the years ended December 31, 1998 and  1997
  Statements of Stockholders' Deficit for years ended December 31, 1998 and 1997
  Statements of Cash Flows for the years ended December 31, 1998 and 1997
  Notes to Financial Statements
  Unaudited Balance Sheet as of March 31, 1999
  Unaudited Statements of Operations for the three-month periods ended March 31, 1999 and 1998
  Unaudited Statements of Cash Flows for the three-month periods ended March 31, 1999 and 1998
  Notes to Unaudited Financial Statements

NET ASSET, LLC                                                                            F-50
  Report of Independent Certified Public Accountants
  Balance Sheet as of December 31, 1998

  Statements of Operations for the years ended December 31, 1998 and  1997
  Statements of Members' Deficit for years ended December 31, 1998 and 1997
  Statements of Cash Flows for the years ended December 31, 1998 and 1997
  Notes to Financial Statements
  Unaudited Balance Sheet as of March 31, 1999
  Unaudited Statements of Operations for the three-month periods ended March 31, 1999 and 1998
  Unaudited Statements of Cash Flows for the three-month periods ended March 31, 1999 and 1998
  Notes to Unaudited Financial Statements

CALWEB INTERNET SERVICES, INC.                                                            F-64
  Report of Independent Certified Public Accountants
  Balance Sheet as of June 30, 1998
  Statements of Operations for the years ended June 30, 1998 and  1997
  Statements of Stockholders' Equity for years ended June 30, 1998 and 1997
  Statements of Cash Flows for the years ended June 30, 1998 and 1997
  Notes to Financial Statements
  Unaudited Balance Sheet as of March 31, 1999
  Unaudited Statements of Operations for the nine-month periods ended March 31, 1999 and 1998
  Unaudited Statements of Cash Flows for the nine-month periods ended March 31, 1999 and 1998
 Notes to Unaudited Financial Statements

SKYLYNX COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
BASIS OF PRESENTATION


The following unaudited pro forma condensed combined financial statements give effect to the acquisitions by SkyLynx Communications, Inc. of the assets of Interaccess Corp., Simply Internet, Inc. and Net Asset, LLC, and the acquisition of the capital stock of CalWeb Internet Services, Inc.



The Pro Forma Condensed Combined Balance Sheet gives effect to the acquisitions as if they had occurred on March 31, 1999. The Pro Forma Condensed Combined Statements of Operations give effect to the acquisitions as if they had occurred as of January 1, 1998, combining the results of SkyLynx Communications, Inc. for the three months ended March 31, 1999 and the year ended December 31, 1998 with those of the same periods for Simply Internet, Inc. and Net Asset, LLC with those of Interaccess Corp. for the year ended December 31, 1998 and for the period from January 1, 1999 through the acquisition date of February 4, 1999 and with those of CalWeb Internet Services, Inc. for the three months ended March 31, 1999 and the year ended March 31, 1999, respectively. The results of CalWeb Internet Services, Inc. for the three months ended March 31, 1999 are included in the Pro Forma Condensed Combined Statement of Operations for both the year ended December 31, 1998 and the three months ended March 31, 1999. Revenue was approximately $382,000 and the net loss was approximately $10,000 for CalWeb Internet Services, Inc. for the three months ended March 31, 1999.


The pro forma adjustments are based on estimates, available information and certain assumptions that management deems appropriate. The pro forma financial data do not purport to represent what our financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of our financial position or results of operations for any future period. The pro forma financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this prospectus. See "Risk Factors" included elsewhere herein.

PRO FORMA CONDENSED, COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31,1998

                    SkyLynx         Simply       Calweb         Net Asset,  Interaccess              Pro forma       Pro forma
                    Communications, Internet,    Internet       LLC         Corp.       Total        Adjustments     Combined
                    Inc.            Inc.         Services, Inc.

 Revenues                  7,898    1,353,746     1,636,387       819,307   262,291      4,079,629            -       4,079,629
 Operating
  cost
 and expenses          5,300,834    1,431,225     1,361,475     1,104,949   319,220      9,517,703    2,467,786 (a)  11,985,489
 Loss from            (5,292,936)     (77,479)      274,912      (285,642)  (56,929)    (5,438,074)  (2,467,786)     (7,905,860)
  operations
 Interest and
  other
 income (expenses)        18,104      (78,973)        9,959        (5,302)   (1,772)       (57,984)           -         (57,984)
                      ----------     --------     ---------     ---------   -------     ----------   ----------      ----------
 Net Loss             (5,274,832)    (156,452)      284,871      (290,944)  (58,701)    (5,496,058)  (2,467,786)     (7,963,844)
                      ==========     ========     =========     =========   =======     ==========   ==========      ==========
 Preferred Stock
  Dividends              (39,759)                                                                      (394,500) (b)   (434,259)

Accretion of
  Beneficial
   Conversion
  Feature of
   Preferred Stock       (73,029)                                                                                       (73,029)
                      ----------                                                                                     ----------
 Net Loss
  Applicable
  to Common
  Shareholders        (5,387,620)                                                                                    (8,471,132)

 Weighted average
 commom shares
 outstanding           8,946,874                                                                        269,647 (c)   9,216,521
 Basic and diluted
  loss per share           (0.60)                                                                         (0.32)(c)       (0.92)


(a) Adjustment to recognize twelve months amortization expense ($2,467,786) on the customer lists and the covenant not to compete agreements. The property was depreciated over three years and customer lists and covenant not to compete agreements over two to three years.

(b) Adjustment to reflect dividends ($394,500) on additional preferred stock issued in connection with the acquisitions.

(c) Adjustment to revise the weighted average common shares outstanding and basic loss per share for the 269,647 common shares issued in the purchase agreements.

PRO FORMA CONDENSED, COMBINED BALANCE SHEET
AS OF March 31,1999
                                                                                                  (b)
                              SkyLynx          Simply      Calweb          Net Asset,          Pro forma    Pro forma   Pro forma
                              Communications,  Internet,   Internet        LLC         Total   Adjustments  Adjustments Combined
                              Inc.             Inc.        Services, Inc.
 Assets

 Cash                          843,365        19,323        314,772        21,113       1,198,573 (40,436)  (5,486,397)(a)  771,740
                                                                                                             5,100,000 (c)
 Accounts receivable                 -             -        155,994        44,031         200,025                    -      200,025
 Inventory                           -             -              -             -               -                    -            -
 Other current assets          269,536         4,353         99,728         1,486         375,103                    -      375,103
                           ---------------------------------------------------------------------------------------------------------

 Current assets              1,112,901        23,676        570,494        66,630       1,773,701  (40,436)   (386,397)   1,346,868
                           ---------------------------------------------------------------------------------------------------------


 Property and equipment      1,728,989      138,194         281,872       319,253       2,468,308                    -    2,468,308
 Other assets                1,029,307            -               -             -       1,029,307            7,047,533(a) 8,076,840
                           ---------------------------------------------------------------------------------------------------------

 Total assets                3,871,197      161,870         852,366       385,883       5,271,316  (40,436)  6,661,136   11,892,016
                           =========================================================================================================

 Liabilities and Equity

 Accounts payable              356,057      103,127          36,468       308,090         803,742  (411,217)         -      392,525
 Accrued expense               184,476       11,490         198,346        34,254         428,566   (45,744)         -      382,822
 Unearned revenue                    -      257,870         151,817        89,671         499,358         -          -      499,358
 Other Current Liabilites      373,093       71,523          49,478       174,239         668,333  (245,762)         -      422,571
                           --------------------------------------------------------------------------------------------------------
 Current liabilities           913,626      444,010         436,109       606,254       2,399,999  (702,723)         -    1,697,276
                           ---------------------------------------------------------------------------------------------------------

 LT debt                        25,000            -          24,791        10,950          60,741                    -       60,741
 Other LT Liabilities                -       38,109               -        48,654          86,763   (86,763)   412,378(a)   412,378
                           ---------------------------------------------------------------------------------------------------------

 Total LT Liabilities           25,000       38,109          24,791      59,604      147,504        (97,713)   412,378      462,169
                           ---------------------------------------------------------------------------------------------------------


 Total Liabilites              938,626      482,119         460,900     665,858    2,547,503       (800,436)   412,378    2,159,445


 Preferred stock             3,978,119            -                           -    3,978,119                 5,100,000(c) 9,078,119
 Common stock                   10,889       52,632          10,000     482,992      556,513       (545,624)       234(a)    11,123
 Paid in capital             7,786,972       96,117                           -    7,883,089        (96,117) 1,699,766(a) 9,486,738
 Retained earnings
 (deficit)                  (8,843,409)    (468,998)        381,466    (762,967)  (9,693,908)       850,499              (8,843,409)


 Total shareholders
  equity                     2,932,571     (320,249)        391,466    (279,975)   2,723,813        208,758  6,800,000    9,732,571
                                                                                                                -                -
                           --------------------------------------------------------------------------------------------------------
 Total liabilities
  and equity                 3,871,197      161,870         852,366     385,883    5,271,316       (591,678) 7,212,378   11,892,016
                           =========================================================================================================

(a) Adjustment reflects the $2,123,775 asset purchase of Simply Internet; $2,239,098 customer list and covenant not to compete, $4,353 other assets, $138,194 property and equipment and 257,870 deferred revenue. The consideration paid in this transaction was $1,911,397 cash, and $212,378 purchase price holdback. Adjustment reflects the $1,175,000 purchase of Net Asset; $899,901 customer list and covenant not to compete, $45,517 other assets, $319,253 property and equipment, and unearned revenue of $89,671. The consideration paid in this transaction was $975,000 cash and a purchase price holdback of $200,000. Adjustment reflects the $4,300,000 acquisition of CalWeb; $3,908,534 customer list and covenant not to compete, $314,772 cash, $255,722 other assets, $281,872 property and equipment, $309,083 other liabilities and $151,817 deferred revenue. The consideration paid in this transaction was $2,600,000 cash and 234,483 shares of common stock with a fair market value of $1,700,000.

(b) Adjustments to reflect balances at March 31, 1999 that were not acquired by the Company.

(c) Adjustment to reflect the $5,100,000 cash required for acquisitions and the adjustment to equity to fund acquisitions and continuing operations.

PRO FORMA CONDENSED, COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31,1999

                     SkyLynx           Simply     Calweb         Net Asset,     Interacess               Pro forma       Pro forma
                     Communications,   Internet,  Internet       LLC            Corp.       Total        Adjustments     Combined
                     Inc.              Inc.      Services, Inc.
 Revenues                67,888         348,097     381,569      221,482        21,433       1,040,469          -         1,040,469
 Operating cost                                                        -                                                          -
 and expenses         3,360,606         407,335     396,214      281,313        19,306       4,464,774    597,180   (a)   5,061,954
 Loss from           (3,292,718)        (59,238)    (14,645)     (59,831)        2,127      (3,424,305)  (597,180)  (a)  (4,021,485)
  operations
 Interest and
  other income            2,895          (4,894)      4,464       (7,664)             -         (5,199)         -            (5,199)
  (expenses)
                     --------------------------------------------------------------------------------------------------------------

 Net Loss            (3,289,823)        (64,132)    (10,181)     (67,495)         2,127      (3,429,504)  (597,180)      (4,026,684)
                     ==============================================================================================================
 Preferred
  Stock Dividends      (239,642)                                                                           (98,625)  (b)   (338,267)

 Accretion of
  Beneficial
  Conversion
  Feature of            (138,442)
                        --------
      Preferred Stock                                                                                                      (138,442)
                                                                                                                           --------

 Net Loss             (3,667,907)                                                                                        (4,503,393)
  Applicable
  to Common
  Shareholders


 Weighted average
 commom shares
 outstanding          10,572,168                                                                           269,647  (c)  10,841,815
 Basic and diluted         (0.35)                                                                            (0.07) (c)       (0.42)
   loss per share

(a) Adjustment to recognize three months amortization expense ($597,180) on the customer list and the covenant not to compete agreements. The property was depreciated over three years and customer list and covenant not to compete agreements over two to three years.

(b) Adjustment to reflect dividends ($98,625) on additional preferred stock issued in connection with the acquisitions.

(c) Adjustment to revise the weighted average common shares outstanding and basic loss per share for the 269,647 common shares issued in the purchase agreements.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Stockholders of
SkyLynx Communications, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of SkyLynx Communications, Inc. and subsidiaries (a Colorado corporation in the development stage) as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, and the related statements of operations and cash flows for the period from inception (July 29, 1997) to December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the consolidated financial statements of SkyLynx Communications, Inc. and subsidiary for the period from inception (July 29, 1997) to December 31, 1997. Such statements are included in the cumulative inception to December 31, 1998, totals of the statements of operations and cash flows and reflect total revenues and net loss of $0 and $8,938, respectively, of the related cumulative totals. Those statements were audited by other auditors whose report, dated March 4, 1998, expressing an unqualified opinion on those statements, has been furnished to us, and our opinion, insofar as it relates to amounts for the period from inception (July 29, 1997) to December 31, 1997, included in the cumulative totals, is based solely upon the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of SkyLynx Communications, Inc. and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended and the period from inception (July 29, 1997) to December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company is a development stage company with no significant operating results to date. The factors discussed in Note 3 to the consolidated financial statements raise a substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to those matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         /s/ARTHUR ANDERSEN LLP
                                         ----------------------

Tampa, Florida,
  April 13, 1999

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------
                         (A Development Stage Company)


                CONSOLIDATED BALANCE SHEET -- DECEMBER 31, 1998
                -----------------------------------------------


                                                              ASSETS
                                                              ------

CURRENT ASSETS:
  Cash                                                                                               $   512,925
  Prepaid expenses and other current assets                                                               20,135
                                                                                                     -----------
               Total current assets                                                                      533,060

PROPERTY AND EQUIPMENT, net                                                                            1,632,370

INTANGIBLE ASSETS, net of accumulated amortization of $6,938                                              89,195

OTHER ASSETS                                                                                             152,978
                                                                                                     -----------
               Total assets                                                                          $ 2,407,603
                                                                                                     ===========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                                                   $   360,176
  Accrued liabilities                                                                                    363,138
  Deposits on unissued shares of common stock and preferred stock                                        411,160
                                                                                                     -----------
               Total current liabilities                                                               1,134,474
                                                                                                     -----------
COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value; 50,000,000 shares authorized,
     988,750 shares issued and outstanding                                                             2,645,828
  Common stock, $.001 par value; 150,000,000 shares authorized,
     9,531,186 shares issued and outstanding                                                               9,531
  Additional paid-in capital                                                                           4,171,356
  Deficit accumulated during development stage                                                        (5,553,586)
                                                                                                     -----------
               Total stockholders' equity                                                              1,273,129
                                                                                                     -----------
               Total liabilities and stockholders' equity                                            $ 2,407,603
                                                                                                     ===========


The accompanying notes are an integral part of this consolidated balance sheet.

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------
                         (A Development Stage Company)


                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------

      FOR THE PERIOD FROM INCEPTION (JULY 29, 1997) TO DECEMBER 31, 1997,
      -------------------------------------------------------------------

                     AND THE YEAR ENDED DECEMBER 31, 1998
                     ------------------------------------



                                                                                                                 Cumulative
                                                                                         Period from            from Inception
                                                                  Year Ended              Inception           (July 29, 1997) to
                                                                 December 31,         (July 29, 1997) to        December 31,
                                                                    1998             December 31, 1997              1998
                                                                ------------         -----------------         ------------------
REVENUES                                                         $     7,898          $       -                 $     7,898

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                       5,300,834              8,938                   5,309,772
                                                                 -----------          ----------                 -----------
OPERATING LOSS                                                    (5,292,936)            (8,938)                 (5,301,874)

NET INTEREST INCOME                                                   18,104                  -                      18,104
                                                                 -----------          ----------                 -----------
NET LOSS BEFORE PROVISION FOR
  INCOME TAXES                                                    (5,274,832)            (8,938)                 (5,283,770)

PROVISION FOR INCOME TAXES                                                 -                  -                           -
                                                                 -----------          ----------                 -----------
NET LOSS                                                          (5,274,832)            (8,938)                 (5,283,770)

PREFERRED STOCK DIVIDENDS                                            (39,759)                 -                     (39,759)

ACCRETION OF BENEFICIAL CONVERSION FEATURE OF PREFERRED STOCK
                                                                     (73,029)                 -                     (73,029)
                                                                 -----------          ----------                 -----------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS
                                                                 $(5,387,620)         $  (8,938)                $(5,396,558)
                                                                 ===========          ==========                 ===========
NET LOSS PER SHARE-BASIC                                         $      0.60          $       -

NET LOSS PER SHARE-DILUTED                                       $      0.60          $       -

SHARES USED IN COMPUTING NET LOSS PER SHARE-BASIC
                                                                   8,946,874          6,187,500

SHARES USED IN COMPUTING NET LOSS PER SHARE-DILUTED
                                                                   8,946,874          6,187,500


 The accompanying notes are an integral part of these consolidated statements.

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------
                         (A Development Stage Company)


                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                -----------------------------------------------

      FOR THE PERIOD FROM INCEPTION (JULY 29, 1997) TO DECEMBER 31, 1997,
      -------------------------------------------------------------------

                     AND THE YEAR ENDED DECEMBER 31, 1998
                     ------------------------------------




                                                                                                         Deficit
                                                                                       Additional      Accumulated
                                         Preferred Stock          Common Stock          Paid-in           During
                                       ------------------      -------------------    ----------       Development
                                        Shares    Amount         Shares    Amount       Capital           Stage         Total
                                       --------   -------      ---------  --------    ----------       -----------    --------
BALANCE, at inception (July 29, 1997)      -      $   -        $     -     $   -       $     -                 -      $   -

  Net loss                                 -          -              -         -             -             (8,938)       (8,938)

  Common stock issued in reverse
      acquisition                          -          -         6,875,000     6,875         2,063              -          8,938

  Recapitalization                         -          -         1,897,189     1,897       979,855        (269,816)      711,936
                                       ---------  ---------    ----------  --------    ----------       ----------    ---------
BALANCE, December 31, 1997                 -      $   -         8,772,189  $  8,772    $  981,918       $(278,754)    $ 711,936
                                       =========  =========    ==========  ========    ==========       ==========    =========

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------
                         (A Development Stage Company)


                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                -----------------------------------------------

      FOR THE PERIOD FROM INCEPTION (JULY 29, 1997) TO DECEMBER 31, 1997,
      --------------------------------------------------------------------

                      AND THE YEAR ENDED DECEMBER 31, 1998
                      ------------------------------------
                                  (continued)

                                                              Preferred Stock          Common Stock
                                                           ---------------------   ---------------------
                                                            Shares      Amount       Shares      Amount
                                                           --------   ----------   ----------   --------
BALANCE, December 31, 1997                                        -   $        -    8,772,189     $8,772

    Net loss                                                      -            -            -          -

    Proceeds from issuance of preferred stock
      with 1,977,500 warrants on various dates,
      net of offering costs of $214,593 (Note 10)           988,750    2,533,040                       -

    Common stock issued for acquired assets on
      August 20, 1998 (Note 4)                                    -            -       50,000         50

    Common stock issued for services on June 12,
      1998, at fair value                                         -            -      653,997        654

    Common stock issued for services on
      September 23, 1998, at fair value                           -            -       55,000         55

    Preferred stock dividend                                      -       39,759            -          -

    Accretion of beneficial conversion feature
      of preferred stock                                          -       73,029            -          -
                                                           --------   ----------   ----------   --------
BALANCE, December 31, 1998                                  988,750   $2,645,828    9,531,186     $9,531
                                                           ========   ==========   ==========   ========
                                                                              Deficit
                                                                            Accumulated
                                                            Additional       During the
                                                             Paid-In        Development
                                                             Capital           Stage           Total
                                                           -----------      -----------      ----------
BALANCE, December 31, 1997                                  $  981,918      $  (278,754)     $  711,936

    Net loss                                                         -       (5,274,832)     (5,274,832)

    Proceeds from issuance of preferred stock
      with 1,977,500 warrants on various dates,
      net of offering costs of $214,593 (Note 10)            1,207,367                -       3,740,407

    Common stock issued for acquired assets on
      August 20, 1998 (Note 4)                                 206,200                -         206,250

    Common stock issued for services on June 12,
      1998, at fair value                                    1,559,369                -       1,560,023

    Common stock issued for services on
      September 23, 1998, at fair value                        329,290                -         329,345

    Preferred stock dividend                                   (39,759)               -               -

    Accretion of beneficial conversion feature
      of preferred stock                                       (73,029)               -               -
                                                           -----------      -----------      ----------

BALANCE, December 31, 1998                                  $4,171,356      $(5,553,586)     $1,273,129
                                                           ===========      ===========      ==========


 The accompanying notes are an integral part of these consolidated statements.

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------
                         (A Development Stage Company)


                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

      FOR THE PERIOD FROM INCEPTION (JULY 29, 1997) TO DECEMBER 31, 1997,
     --------------------------------------------------------------------

                     AND THE YEAR ENDED DECEMBER 31, 1998
                     ------------------------------------


                                                                                      Period from           Cumulative from
                                                                                  Inception (July 29,     Inception (July 29,
                                                                Year Ended         1997) to December     1997) to December 31,
                                                             December 31, 1998         31, 1997                   1998
                                                             -----------------    -------------------    ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                     $(5,274,832)          $   (8,938)            $  (5,283,770)
  Adjustments to reconcile net loss to net cash
     (used in) provided byoperating activities-
        Common stock issued for intellectual
           property contributed by
           stockholders                                               -                   8,938                     8,938
        Common stock issued for services                         1,771,618                 -                    1,771,618
        Depreciation and amortization                              266,206                 -                      266,206
        Changes in operating assets and liabilities-
           Prepaid expenses and other
               current assets                                      (20,135)                -                      (20,135)
           Other assets                                             91,772                 -                       91,772
           Accounts payable                                        301,370                 -                      301,370
           Accounts payable, related
              party                                               (391,299)                -                     (391,299)
           Accrued liabilities                                     360,012                 -                      360,012
           Other current liabilities                                (1,375)               8,049                     6,674
                                                              ------------           ----------             -------------
              Net cash (used in) provided
                  by operating activities                       (2,896,663)               8,049                (2,888,614)
                                                              ------------           ----------             -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of fixed assets                                   (1,270,089)                -                   (1,270,089)
                                                              ------------           ----------             -------------
              Net cash used in investing
                  activities                                    (1,270,089)                -                   (1,270,089)
                                                              ------------           ----------             -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Recapitalization                                                     -                620,061                   620,061
  Proceeds from the issuance of preferred stock, net
  of offering costs                                              3,740,407                 -                    3,740,407
  Advances on unissued shares                                      411,160                 -                      411,160
  Principal debt payments                                         (100,000)                -                     (100,000)
                                                              ------------           ----------             -------------
              Net cash provided by
                  financing activities                           4,051,567              620,061                 4,671,628
                                                              ------------           ----------             -------------
NET (DECREASE) INCREASE IN CASH                                   (115,185)             628,110                   512,925

CASH, beginning of period                                          628,110                 -                       -
                                                              ------------           ----------             -------------
CASH, end of period                                            $   512,925           $  628,110             $     512,925
                                                              ============           ==========             =============

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------
                         (A Development Stage Company)


                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

      FOR THE PERIOD FROM INCEPTION (JULY 29, 1997) TO DECEMBER 31, 1997,
      -------------------------------------------------------------------

                     AND THE YEAR ENDED DECEMBER 31, 1998
                     ------------------------------------
                                  (continued)


                                                                                             Period from         Cumulative from
                                                                                         Inception (July 29,   Inception (July 29,
                                                                         Year Ended       1997) to December     1997) to December
                                                                      December 31, 1998        31, 1997              31, 1998
                                                                      -----------------  -------------------   -------------------
SUPPLEMENTAL DISCLOSURE OF
   CASH FLOW INFORMATION:
      Cash paid for-
         Interest                                                       $      4,043        $         583          $       4,626

SUPPLEMENTAL DISCLOSURES OF NONCASH
   INVESTING AND FINANCINGACTIVITIES:
      Debt assumed in exchanged for
         license rights                                                 $       -           $     100,000          $     100,000
      Debt assumed in acquiring equipment                               $       -           $     482,299          $     482,299
      Issuance of common stock for property
          and equipment                                                 $    117,750        $        -             $     117,750
      Common stock issued for acquired assets                           $    206,250        $        -             $     260,250


 The accompanying notes are an integral part of these consolidated statements.

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------
                         (A Development Stage Company)


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          DECEMBER 31, 1998 AND 1997
                          --------------------------



1. ORGANIZATION AND BUSINESS:
   --------------------------

SkyLynx Communications, Inc. (the Company) is the surviving company of a reverse acquisition between Allied Wireless, Inc. (AWI) and SkyLynx Express Holdings, Inc. (SEHI) effective December 31, 1997. The Company was formed to provide high-speed Internet connectivity and enhanced Internet services to businesses through the use of wireless and wireline technologies.

AWI was incorporated in Colorado on September 23, 1996. SEHI was incorporated in Delaware on July 29, 1997. On December 16, 1997, AWI acquired all of the outstanding common stock of SEHI. For accounting purposes, the reverse acquisition has been treated as a recapitalization of SEHI with AWI the legal surviving entity. The accompanying consolidated financial statements have been prepared as if the recapitalization took place on December 31, 1997. The historical financial statements prior to December 31, 1997, are those of SEHI. Subsequent to the merger, AWI changed its name to SkyLynx Communications, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------------------

Basis of Presentation
---------------------

The Company's primary operations since inception have been devoted to offering secure and reliable Internet and Intranet access through wireless frequencies, using its wireless network, directly to end-users, as well as through connections to corporate local area networks, which will provide companies the ability to create virtual private networks. Insignificant operating revenue has been generated as of December 31, 1998. As a result, the consolidated financial statements are presented in accordance with Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises." In order to generate significant revenues and become an operating business, the Company will need to continue to market its internet access service offerings to customers in its current markets and in markets to be acquired. In addition, the Company will need to attain additional funding through subsequent equity offerings.

Principles of Consolidation
---------------------------

The Company's consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications
-----------------

Certain prior-year amounts have been reclassified to conform to the current-year presentation.

Property and Equipment
----------------------

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the consolidated statements of operations.

Intangible Assets
-----------------

Intangible assets are stated net of accumulated amortization and include license rights. Amortization is provided using the straight-line method over five years. The Company evaluates on a regular basis whether events and circumstances have occurred that indicate that the carrying amount of intangible assets may warrant revision. Management believes that there has been no impairment of the intangible assets as reflected in the Company's consolidated financial statements as of December 31, 1998.

Fair Value of Financial Instruments
-----------------------------------

The Company believes that the carrying value of financial instruments on the accompanying consolidated balance sheet approximates their fair value.

Loss Per Share
--------------

In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, "Earnings Per Share" (SFAS 128). The Company adopted SFAS 128 for the period from inception (July 29, 1997) to December 31, 1997. Under SFAS 128, net loss per share-basic excludes dilution and is determined by dividing loss available to common stockholders by the weighted average number of common shares outstanding during the period. Net loss per share-diluted reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. As of December 31, 1998, there were 3,579,736 stock options, 988,750 shares of convertible preferred stock, and 1,977,500 common stock purchase warrants outstanding which were not included in the calculation net loss per share-diluted because they were antidilutive.

1 for 13 Reverse Stock Split
----------------------------

On January 23, 1998, the stockholders of the Company approved a 1 for 13 reverse stock split. The accompanying consolidated financial statements have been retroactively restated to give effect to the reverse stock split.

Vendors
-------

The Company purchased approximately 76 percent of its communications equipment as of December 31, 1998, from one vendor.

3. LIQUIDITY:
   ----------

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company is a development stage company with insignificant revenue as of December 31, 1998, and has incurred losses of $5,274,832 and $8,938 for the year ended December 31, 1998, and the period from inception (July 29, 1997) to December 31, 1997, respectively. This factor among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company's management intends to seek additional funding through equity offerings during 1999 to help fund the Company's operations as it expands.

4. PURCHASE OF ASSETS FROM NADEX WEST, INC.:
   -----------------------------------------

In 1998, the Company purchased certain assets of Nadex West, Inc. (Nadex West). The assets purchased included property and equipment, including leases covering two Multipoint Distribution Service channels granted under licenses issued by the Federal Communications Commission (FCC) within the Fresno, California, geographical area. This acquisition was accounted for as a purchase and has been reflected in the Company's consolidated financial statements from the date of acquisition. The consideration paid in this transaction was 50,000 shares of common stock with a fair value of $206,250. In addition, 25,000 shares of the Company's common stock is contingently issuable upon the Fresno operations achieving operating profit of $850,000 in one year. In the event Nadex West is able to obtain for the Company an option to purchase the FCC licenses for the channels included in the leases, the Company has agreed to issue Nadex West an additional 50,000 shares of common stock.

5. PROPERTY AND EQUIPMENT:
   -----------------------

Property and equipment consisted of the following as of December 31, 1998:

                                                                                Useful Lives
                                                                                  in Years           Amount
                                                                                ------------       -----------
Communications equipment                                                              5             $1,514,384
Computer equipment                                                                    5                123,335
Furniture and fixtures                                                                5                 37,481
Office equipment                                                                      5                 72,772
Leasehold improvements                                                                5                143,666
                                                                                                    ----------
                                                                                                     1,891,638
Less- Accumulated depreciation and amortization                                                       (259,268)
                                                                                                    ----------
Property and equipment, net                                                                         $1,632,370
                                                                                                    ==========

6. NOTE PAYABLE:
   -------------

Effective December 16, 1997, the Company assumed an affiliate's promissory note payable totaling $100,000, and accrued interest of $3,126, to an individual. The note bore interest at 7.5 percent, was unsecured and convertible into 2,564 shares of the Company's $.001 par value common stock, at the option of the holder. The note and related accrued interest was paid in full during the year ended December 31, 1998.

7. INCOME TAXES:
   -------------

The Company follows the liability method of accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes" (SFAS 109). Under SFAS 109, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are received and liabilities are settled. At December 31, 1998, the Company had net operating loss (NOL) carryforwards of $5,283,770 that can reduce future federal income taxes. Realization of the future tax benefits related to the deferred tax asset is dependent on many factors, including the Company's ability to generate taxable income within the NOL carryforward period. If not utilized, the NOL carryforward will expire in 2018. Due to uncertainties regarding the Company's ability to realize the benefits of its deferred tax assets through future operations, a valuation allowance has been established.

The income tax effect of temporary differences comprising the deferred tax asset on the accompanying consolidated balance sheet is a result of the following as of December 31, 1998:

                                                                                                   Amount
                                                                                                ------------
      Deferred income tax assets:
          Allowance for doubtful accounts                                                        $    14,010
          Accrued liabilities                                                                         40,984
          Net operating loss carryforward                                                          1,932,034
          Valuation allowance                                                                     (1,987,028)
                                                                                                ------------
               Net deferred income tax asset                                                     $      -
                                                                                                ============

The change in the valuation allowance from inception (July 29, 1997) through December 31, 1997, and from December 31, 1997, to December 31, 1998, was $73,905 and $5,206,532, respectively.

A reconciliation between the statutory federal income tax rate (34 percent) and the effective rate of income tax for the year ended December 31, 1998, is as follows:

                                                             Percentage
                                                             ----------
   Statutory income tax rate                                   (34)%
   Increase (decrease) in taxes resulting from:
          State taxes, net of U.S. Federal tax benefit        (3.6)
          Increase in valuation allowance                     35.6
          Other                                                  2
                                                              -----
                                                                 0%
                                                              -----

8.   COMMITMENTS AND CONTINGENCIES:
     ------------------------------

Litigation
----------

The Company is involved in various legal proceedings that have arisen in the ordinary course of business. While it is not possible to predict the outcome of such proceedings with certainty, in the opinion of the Company's management, all such proceedings are adequately covered by insurance or, if not so covered, should not materially result in any liability, which would have a material adverse effect on the financial position, liquidity or results of operations of the Company.

Lease Obligations
-----------------

The Company leases real estate under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals.

Future minimum lease payments for noncancellable operating leases in effect at December 31, 1998, are as follows:

     Year Ending
     December 31,                                        Amount
     ------------                                        ------

        1999                                             $161,887
        2000                                              166,472
        2001                                              171,195
        2002                                              176,277
        2003                                              109,598
                                                         --------
                                                         $785,429
                                                         ========

Rent expense under operating leases for the year ended December 31, 1998, and the period from inception (July 29, 1997) to December 31, 1997, totaled $90,292 and $0, respectively.

Employment Agreements
---------------------

The Company has entered into employment agreements with certain Company officers and management. The remaining commitment under the terms of these agreements as of December 31, 1998, is approximately $1,400,000, of which approximately $800,000 is payable in 1999 and approximately $600,000 is payable in 2000. These employment agreements expire on various dates through December 2000. In addition, under these employment contracts, 2,150,630 non-qualified stock options have been granted.

9. COMMON STOCK:
   -------------

On August 10, 1997, the Board of Directors (the Board) approved the issuance of 6,875,000 shares of the common stock, in exchange for intellectual property consisting of expertise and trade secrets. The shares were issued without registration under the federal securities laws in reliance upon an exemption from registration requirements contained in the Securities Act of 1933, as amended. Management expensed the intellectual property in the period ended December 31, 1997.

During 1998, the Board approved the issuance of 708,997 shares of common stock in exchange for services. The shares were issued without registration under the federal securities laws in reliance upon an exemption from registration requirements contained in the Securities Act of 1933, as amended.

10. UNIT OFFERING:
    --------------

During 1998, the Company, through a private placement offering, sold 988,750 units to qualified investors for $4.00 per unit. Each unit consisted of one share of Series A convertible preferred stock, one Class A warrant, and one Class B warrant.

The Company's Series A convertible preferred stock has a par value of $0.01 per share and a dividend rate of 10 percent. Each share of preferred stock is convertible into one share of the Company's $.001 par value common stock at the option of the stockholder. The option may be exercised after one year from the date of issue, upon effective registration of the underlying common shares, or automatically upon the earlier of (1) the third anniversary of the date of issue, or (2) once the Company's common stock trades above $6.00 per share for 10 consecutive trading days. The preferred stock has a liquidation preference of $4.00 per share. As of December 31, 1998, the Company had accrued but unpaid dividends of $39,759.

Each Class A warrant entitles the holder to purchase one share of common stock at $7.50 per share beginning one year from the date of issuance or beginning on the effective date of registration of the underlying common shares, whichever comes first. Each Class B warrant entitles the holder to purchase one share of common stock at $10.00 per share, beginning one year from the date of issuance or beginning on the effective date of registration of the underlying common shares, whichever comes first. Both the Class A and Class B warrants expire three years from the date of issuance. The Company may, under certain circumstances, redeem all of the outstanding Class A and Class B warrants upon 30 days written notice at $.01 per warrant.

Proceeds of $3,045,350 and $909,650 were allocated to the preferred stock and to the warrants, respectively, based on their relative fair values. The value of the beneficial conversion feature of the preferred stock was recorded as a discount of $297,717 and is being accreted through additional paid-in capital through the date the preferred stock is first convertible.

11.  STOCK-BASED COMPENSATION:
     -------------------------

Effective January 23, 1998, the Company adopted the 1998 Equity Incentive Plan (the Plan), under which 1,750,000 shares of common stock were authorized and reserved for use in the Plan. The Plan allows the issuance of incentive stock options, nonqualified stock options, stock bonuses, rights to purchase restricted stock, and stock appreciation rights. Incentive stock options granted during 1998 become exercisable over three years and expire five years from the date of grant. At December 31, 1998, 520,894 shares of common stock were available for future grant under the Plan, and 1,229,106 options were outstanding at an exercise price of $2.30 per share.

In addition to the incentive stock options granted under the Plan, the Company also granted 2,350,630 non-qualified stock options outside of the Plan to certain officers, directors, and other employees. Of the non-qualified options granted, 200,000 became exercisable immediately and expire five years from the date of grant, and 68,732 become exercisable at the rate of 4,166 options per month and expire five years from the date of grant. The remaining 2,081,898 options vest based on certain performance criteria and expire five years from the date of grant. At December 31, 1998, 200,000 options were outstanding at an exercise price of $2.30 per share, 68,732 options were outstanding at an exercise price of $4.00 per share and 2,081,898 options were outstanding at an exercise price of $1.94 per share.

Stock option activity for the year ended December 31, 1998, was as follows:

                                                                                             Weighted
                                                                           Number of          Average
                                                                            Shares          Exercise Price
                                                                          ----------        --------------
Outstanding, beginning of period                                                  -            $      -
          Granted                                                         3,579,736                2.12
          Exercised                                                               -                   -
          Canceled or expired                                                     -                   -
                                                                          ---------            --------
   Outstanding, end of period                                             3,579,736            $   2.12
                                                                          =========            ========
   Options vested at year-end                                               670,720            $   2.43
                                                                          =========            ========

The weighted-average remaining contractual lives for options outstanding at December 31, 1998, was 4.9 years.

The Company accounts for its stock-based compensation plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB
25), under which no compensation expense has been recognized for option grants. Compensation expense of $2,001,618 was recognized for stock grants under APB 25. In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), which allows companies to continue following the accounting guidance of APB 25, but requires disclosure of net income and earnings per share for the effects on compensation expense had the accounting guidance of SFAS 123 been adopted.

The Company has elected SFAS 123 for disclosure purposes. Under SFAS 123, the fair value of each option granted has been estimated as of the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest rate of 4.46 to 5.63 percent, expected volatility of 80 percent, expected life of four years, and no expected dividends. During the year ended December 31, 1998, the weighted-average fair values of options granted were $1.41 for options granted with an exercise price equal to the market price of the stock, $1.31 for options granted with an exercise price that exceeded the market price of the stock, and $1.49 for options granted with an exercise price that was less than the market price of the stock. Had compensation expense been determined based on the fair value at the grant date consistent with the provisions of SFAS 123, the Company's net loss and net loss per share would have increased to the pro forma amounts indicated below:

                                                                  Amount
                                                                  ------
     As reported:
        Net loss                                               $(5,274,832)
        Net loss per share - basic and diluted                 $     (0.60)
     Pro Forma:
        Net loss                                               $(6,215,209)
        Net loss per share - basic and diluted                 $     (0.71)

12.  RELATED-PARTY TRANSACTIONS:
     ---------------------------

Effective December 16, 1997, the Company issued 4,230,770 shares of common stock to affiliates in exchange for intellectual property and technology and 2,644,230 shares of common stock to officers and directors in exchange for intellectual property.

During 1998, despite suspension of agreement with NST, NST billed the Company $735,256 for the construction of wireless data transmission plants in Fresno, California, and in Tampa, Florida. Both transmission plants were completed and this amount was paid during the year ended December 31, 1998.

During 1998, the Company issued 708,997 shares of common stock to affiliates in exchange for services. The services were valued by management at the fair value of the common stock on the date of issuance.

13.  SUBSEQUENT EVENTS:
     ------------------

In January 1999, the Company issued an additional 72,582 units under the 1998 private placement offering to affiliates in exchange for services. The units issued in the 1998 private placement offering consisted of one share of Series A convertible preferred stock, one Class A warrant exercisable for three years to purchase one additional share of common stock at an exercise price of $7.50 per share, and one Class B warrant exercisable for three years to purchase one additional share of common stock at an exercise price of $10.00 per share.

In January 1999, the Company issued and sold to one accredited investor 263,158 units at a price of $1.90 per unit, for aggregate consideration of $500,000. Each unit sold in this offering consisted of one share of the Company's common stock, one warrant exercisable for three years to purchase one additional share of common stock at a price of $6.00 per share, and one warrant exercisable for three years to purchase an additional share of common stock at an exercise price of $8.00 per share.

In January 1999, the Company completed the sale to one accredited investor of 600 shares of Series B convertible preferred stock, 15,000 shares of common stock and warrants exercisable to purchase, in the aggregate, 120,000 shares of common stock at an exercise price of $3.00 per share. The aggregate purchase price for the foregoing securities was $600,000.

In March 1999, the Company completed the sale to accredited investors of 326,500 shares of Series C preferred stock. The aggregate purchase price for the foregoing securities was $1,306,000.

Effective February 2, 1999, the Company acquired substantially all of the assets of Interaccess Corporation for $195,385 in cash and issued 35,164 shares of the Company's common stock. Effective March 24, 1999, the Company acquired ContiNet for $497,541, consisting of cash, assumption of debt and shares of the Company's common stock.

Effective February 12, 1999, the Company entered into a letter of intent to acquire substantially all of the assets of Net Asset, LLC, for $1,175,000 in cash. Effective March 1, 1999, the Company entered into a letter of intent to acquire substantially all of the assets of SeaTac.Net for $400,000 in cash and the Company's common stock. The Company has also entered into letters of intent to acquire substantially all of the assets of two additional internet service providers.

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------
                         (A Development Stage Company)


            CONDENSED CONSOLIDATED BALANCE SHEET --  MARCH 31, 1999
            -------------------------------------------------------
                                  (UNAUDITED)



                                                  ASSETS
                                                  ------

CURRENT ASSETS:
  Cash                                                                                        $   843,365
  Prepaid expenses and other current assets                                                       269,536
                                                                                              -----------
            Total current assets                                                                1,112,901

PROPERTY AND EQUIPMENT, net                                                                     1,728,989

INTANGIBLE ASSETS, net of accumulated amortization of $11,790                                      94,603

OTHER ASSETS, net of accumulated amortization of $41,238                                          934,704
                                                                                              -----------
            Total assets                                                                      $ 3,871,197
                                                                                              ===========

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
                                        ------------------------------------

CURRENT LIABILITIES:
  Current maturities of note payable                                                          $    25,000
  Accounts payable                                                                                356,057
  Accrued liabilities                                                                             184,476
  Deposits on unissued shares of common stock and preferred stock                                 348,093
                                                                                              -----------
            Total current liabilities                                                             913,626
                                                                                              -----------

COMMITMENTS AND CONTINGENCIES

NOTE PAYABLE, net of current maturities                                                            25,000

STOCKHOLDERS' EQUITY:
  Preferred stock                                                                               3,978,119
  Common stock                                                                                     10,889
  Additional paid-in capital                                                                    7,786,972
  Deficit accumulated during development stage                                                 (8,843,409)
                                                                                              -----------
            Total stockholders' equity                                                          2,932,571
                                                                                              -----------
            Total liabilities and stockholders' equity                                        $ 3,871,197
                                                                                              ===========

The accompanying notes are an integral part of this consolidated balance sheet.

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------
                         (A Development Stage Company)

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                -----------------------------------------------

          FOR THE THREE-MONTH PERIODS ENDED MARCH  31, 1999 AND 1998
          ----------------------------------------------------------

        AND THE PERIOD FROM INCEPTION (JULY 29, 1997) TO MARCH 31, 1999
        ---------------------------------------------------------------
                                  (UNAUDITED)

                                                                                                           Cumulative
                                                                                                         from Inception
                                                               Three-month Period Ended                 (July 29,1997) to
                                                           ---------------------------------------
                                                            March 31, 1999         March 31, 1998         March 31, 1999
                                                           ----------------       ----------------     -------------------
REVENUES                                                     $     67,888             $        -            $    75,786

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                    3,360,606                325,465              8,670,378
                                                             ------------             ----------            -----------

OPERATING LOSS                                                 (3,292,718)              (325,465)            (8,594,592)

NET INTEREST INCOME                                                 2,895                  2,432                 20,999
                                                             ------------             ----------            -----------

NET LOSS BEFORE PROVISION FOR INCOME TAXES                     (3,289,823)              (323,033)            (8,573,593)

PROVISION FOR INCOME TAXES                                              -                      -                      -
                                                             ------------             ----------            -----------

NET LOSS                                                       (3,289,823)              (323,033)            (8,573,593)

PREFERRED STOCK DIVIDENDS                                        (239,642)                     -               (279,401)
                                                                                               -
ACCRETION OF BENEFICIAL CONVERSION FEATURE OF
 PREFERRED STOCK                                                 (138,442)                     -               (211,471)
                                                             ------------             ----------            -----------

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS
                                                             $ (3,667,907)            $ (323,033)           $(9,064,465)
                                                             ============             ==========            ===========
NET LOSS PER SHARE-BASIC                                     $      (0.35)            $    (0.04)

NET LOSS PER SHARE-DILUTED                                   $      (0.35)            $    (0.04)

SHARES USED IN COMPUTING NET LOSS PER SHARE-BASIC              10,572,168              8,772,189

SHARES USED IN COMPUTING NET LOSS PER SHARE-DILUTED            10,572,168              8,772,189

 The accompanying notes are an integral part of these consolidated statements.

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------
                         (A Development Stage Company)


                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                ------------------------------------------------

           FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
           ---------------------------------------------------------

        AND THE PERIOD FROM INCEPTION (JULY 29, 1997) TO MARCH 31, 1999
        ---------------------------------------------------------------
                                  (UNAUDITED)


                                                                                                            Cumulative
                                                                                                          from Inception
                                                                        Three-month Period Ended        (July 29,1997) to
                                                                -------------------------------------
                                                                 March 31, 1999       March 31, 1998      March 31, 1999
                                                                ----------------     ----------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                          $(3,289,823)           $(323,033)         $(8,573,593)
 Adjustments to reconcile net loss to net cash provided
  by (used in) operating activities-
   Common stock issued for intellectual property
    contributed by stockholders                                              -                    -                8,938

   Common stock issued for services                                  1,971,209                    -            3,742,827
   Depreciation and amortization                                       148,801               20,948              415,007
   Changes in operating assets and liabilities; excluding
    effects of purchases of assets-
      Prepaid expenses and other current assets                       (207,548)                   -             (227,683)
      Other assets                                                           -                    -               91,772
      Accounts payable                                                 (38,105)              27,879              263,265
      Accounts payable, related party                                        -                    -             (391,299)
      Accrued liabilities                                               (3,306)                   -              356,706
      Other current liabilities                                              -              (18,492)               6,674
                                                                   -----------            ---------          -----------
          Net cash used in operating activities                     (1,418,772)            (292,698)          (4,307,386)
                                                                   -----------            ---------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of fixed assets                                          (138,302)             (84,605)          (1,408,391)
 Purchases of assets                                                  (497,928)                   -             (497,928)
                                                                   -----------            ---------          -----------
          Net cash used in investing activities                       (636,230)             (84,605)          (1,906,319)
                                                                   -----------            ---------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Recapitalization                                                            -                    -              620,061
 Proceeds from the issuance of preferred stock,
  net of offering costs                                              1,256,271                    -            4,996,678
 Proceeds from the issuance of common stock                            232,939                    -              232,939
 Proceeds from the conversion of Series A warrants                     506,232                    -              506,232
 Deposits on unissued shares                                           440,000                    -              851,160
 Reimbursement of deposits on unissued shares                          (50,000)                   -              (50,000)
  Principal debt payments                                                    -                    -             (100,000)
                                                                   -----------            ---------          -----------
          Net cash provided by financing activities                  2,385,442                    -            7,057,070
                                                                   -----------            ---------          -----------

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------
                         (A Development Stage Company)


                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                -----------------------------------------------

           FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
          ----------------------------------------------------------

        AND THE PERIOD FROM INCEPTION (JULY 29, 1997) TO MARCH 31, 1999
        ---------------------------------------------------------------
                                  (UNAUDITED)
                                  (continued)


                                                                                                        Cumulative
                                                                                                      from Inception
                                                                                                      (July 29, 1997)
                                                                   Three-month Period Ended             to March 31,
                                                              ----------------------------------
                                                              March 31, 1999      March 31, 1998            1999
                                                              ----------------------------------      ---------------
NET INCREASE (DECREASE) IN CASH                                      330,440            (377,303)             843,365

CASH, beginning of period                                            512,925             628,110                    -
                                                               -------------       -------------          -----------
CASH, end of period                                            $     843,365       $     250,807          $   843,365

SUPPLEMENTAL DISCLOSURE OF
 CASH FLOW INFORMATION:
  Cash paid for-
   Interest                                                    $           -       $       4,043          $     4,626

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND
 FINANCING ACTIVITIES:
  Debt assumed in exchange for license rights                  $           -       $           -          $   100,000
  Debt assumed in acquiring equipment                          $           -       $           -          $   482,299
  Issuance of common stock for property and equipment          $           -       $           -          $   117,750
  Common stock issued for acquired assets                      $     299,547       $           -          $   559,797
  Shares issued on deposits                                    $     503,068       $           -          $   503,068



 The accompanying notes are an integral part of these consolidated statements.

                 SKYLYNX COMMUNICATIONS, INC. AND SUBSIDIARIES
                 ---------------------------------------------
                         (A Development Stage Company)


             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             ----------------------------------------------------

                            MARCH 31, 1999 AND 1998
                            -----------------------
                                  (UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------------------

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although Skylynx Communications, Inc. and subsidiaries (collectively, the Company) believes that the disclosures made are adequate to make the information presented not misleading. In the opinion of the Company's management, these unaudited condensed consolidated financial statements contain all adjustments that are necessary to present fairly the financial position as of March 31, 1999, and the results of operations for the three-month periods ended March 31, 1999 and 1998. All such adjustments are of a normal, recurring nature.

It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and the notes thereto included in the Company's latest shareholders' annual report (Form 10-KSB).

2. LIQUIDITY:
   ----------

The Company incurred operating losses for the three-month periods ended March 31, 1999 and 1998. Management plans to obtain future funding from outside investors and financial institutions. Management believes that this funding will allow the Company to increase its expansion efforts, which in turn, should generate increased revenues and enable the Company to continue to meet its obligations. The Company has been advised by its independent certified public accountants that, if this contingency has not been resolved prior to the completion of their audit of the Company's financial statements for the year ending December 31, 1999, their auditors' report on those financial statements may be modified for that contingency.

3. PURCHASES OF ASSETS:
   --------------------

On February 2, 1999, the Company purchased certain assets of Interaccess Corporation (Interaccess). The assets purchased included property and equipment, a covenant not-to-compete and a customer list. This acquisition was accounted for as a purchase and has been reflected in the Company's condensed consolidated financial statements from the date of acquisition. The consideration paid in this transaction was $195,385 in cash and 25,607 shares of common stock with a fair value of $195,385. Intangible assets resulting from the asset purchase are stated net of accumulated amortization and amortization is provided using the straight-line method over two years.

On March 23, 1999, the Company purchased certain assets of Continet. The assets purchased included accounts receivable, inventory, property and equipment, goodwill and a covenant not to compete. Liabilities assumed were accounts payable and deferred income. This acquisition was accounted for as a purchase and has been reflected in the Company's condensed consolidated financial statements from the date of acquisition. The consideration paid in this transaction was $343,379 in cash, a promissory note in the amount of $50,000, and 19,110 shares of common stock with a fair value of $104,162. Intangible assets resulting from the asset purchase are stated net of accumulated amortization and amortization is provided using the straight-line method over three years.

4. COMMON STOCK:
   -------------

On January 1, 1999, the Board of Directors (the Board) issued 450,000 shares of common stock as signing bonuses for three employees and 125,000 shares of common stock in exchange for services. The shares were issued without registration under the federal securities laws in reliance upon an exemption from registration requirements contained in the Securities Act of 1933, as amended.

On January 7, 1999, the Board issued 121,355 shares of common stock in exchange for services. The shares were issued without registration under the federal securities laws in reliance upon an exemption from registration requirements contained in the Securities Act of 1933, as amended.

On January 21, 1999, the Board issued 3,919 shares of common stock in exchange for services. The shares were issued without registration under the federal securities laws in reliance upon an exemption from registration requirements contained in the Securities Act of 1933, as amended.

On January 31, 1999, the Company issued and sold 263,158 units to one investor at a price of $1.90 per unit, for aggregate consideration of $500,000. Each unit sold in this offering consisted of one share of the Company's common stock, one warrant exercisable for three years to purchase one additional share of common stock at a price of $6.00 per share, and one warrant exercisable for three years to purchase an additional share of common stock at an exercise price of $8.00 per share.

5. UNIT OFFERINGS:
   ---------------

Series A
--------

In January 1999, the Company, through a private placement offering, sold 79,591 units to qualified investors for $4.00 per unit. Each unit consisted of one share of Series A convertible preferred stock, one Class A warrant, and one Class B warrant.

The Company's Series A convertible preferred stock has a par value of $0.01 per share and a dividend rate of 10 percent. Each share of preferred stock is convertible into one share of the Company's $.001 par value common stock at the option of the stockholder. The option may be exercised after one year from the date of issue, upon effective registration of the underlying common shares, or automatically upon the earlier of (1) the third anniversary of the date of issue, or (2) once the Company's common stock publicly trades above $6.00 per share for 10 consecutive trading days. The preferred stock has a liquidation preference of $4.00 per share. As of March 31, 1999, the Company had accrued but unpaid dividends of $264,647.

Each Class A warrant entitles the holder to purchase one share of common stock at $7.50 per share beginning one year from the date of issuance or beginning on the effective date of registration of the underlying common shares, whichever comes first. Each Class B warrant entitles the holder to purchase one share of common stock at $10.00 per share, beginning one year from the date of issuance or beginning on the effective date of registration of the underlying common shares, whichever comes first. Both the Class A and Class B warrants expire three years from the date of issuance. The Company may, under certain circumstances, redeem all of the outstanding Class A and Class B warrants upon 30 days written notice at $.01 per warrant.

During the three-month period ended March 31, 1999, the Company offered to all investors who purchased units in the 1998 Private Offering, the opportunity to exercise all Class A warrants to purchase shares of the Company's common stock at a reduced exercise price of $2.00 per share upon the surrender to the Company for cancellation all Class B warrants. As of March 31, 1999, 263,150 shares of common stock were issued for total consideration of $526,300.

Series B
--------

In January 1999, the Company completed the sale to one accredited investor of 600 shares of Series B convertible preferred stock, 15,000 shares of common stock and warrants exercisable to purchase, in the aggregate, 120,000 shares of common stock at an exercise price of $3.00 per share. The aggregate purchase price for the securities was $600,000.

The Company's Series B convertible preferred stock has a par value of $0.01 per share. Each share of preferred stock is convertible into shares of common stock at a rate of $3.00 per share of common stock. Each Class A warrant entitles the holder to purchase one share of common stock at $3.00 per share beginning on the date of issuance and the warrants expire three years from the date of issuance. The preferred stock has a liquidation preference of $1,000.00 per share. As of March 31, 1999, the Company had accrued but unpaid dividends of $12,500.

Series C
--------

During the three-month period ended March 31, 1999, the Company, through a private placement offering, sold 207,750 units to qualified investors for $4.00 per unit for proceeds of $831,000. Each unit consisted of one share of Series C convertible preferred stock.

The Company's Series C convertible preferred stock has a par value of $0.01 per share and a dividend rate of 10 percent. Each share of preferred stock is convertible into one share of the Company's $.001 par value common stock at the option of the stockholder. The option may be exercised after one year from the date of issue, upon effective registration of the underlying common shares, or automatically upon the third anniversary of the date of issue. The preferred stock has a liquidation preference of $4.00 per share. As of March 31, 1999, the Company had accrued but unpaid dividends of $2,254.

6. PRO FORMA RESULTS OF OPERATIONS
   -------------------------------

The following pro forma condensed consolidated statements of operations for the three-month periods ended March 31, 1999 and 1998, includes the results of the Company and Interaccess as if the acquisition had occurred as of January 1, 1998. The pro forma condensed consolidated statements of operations may not be comparable to and may not be indicative of the Company's post-acquisition results of operations.

                                                                    Three-Month Period Ended
                                                               ----------------------------------
                                                               March 31, 1999      March 31, 1998
                                                               --------------      --------------
     Revenues                                                     $    99,141          $  118,912
     Net loss                                                     $ 3,696,631          $  382,758
     Net loss per share-basic                                     $      0.35          $     0.04
     Shares used in computing net loss
     per share-basic                                               10,581,557           8,797,796


7. SUBSEQUENT EVENTS:
   ------------------
In April 1999, the Company completed a private offering of 697,500 shares of Series C convertible preferred stock at a private offering price of $4.00 per share. The aggregate gross proceeds for the foregoing securities were $2,790,000.

In May 1999, the Company completed a private offering of 9,890 shares of Series D convertible preferred stock at a private offering price of $1,000 per share. Each share of Series D convertible preferred stock is convertible into shares of common stock at a rate of $3.00 per share of common stock. Series D investors also received 302,821 warrants exercisable for one year to purchase 302,821 shares of common stock at an exercise price of $8.17 per share. The aggregate gross proceeds for the foregoing securities were $9,890,000.

In May 1999, the Company also completed a private offering of 3,000 shares of Series E convertible preferred stock at a private offering price of $1,000 per share. Each share of Series E convertible preferred stock is convertible into shares of common stock at a rate of $3.00 per share of common stock. Series E investors also received 91,764 warrants exercisable for one year to purchase 91,764 shares of common stock at an exercise price of $8.17 per share. The aggregate gross proceeds for the foregoing securities were $3,000,000.

Effective April 28, 1999, the Company acquired substantially all of the assets of Simply Internet, Inc., an ISP operating in the San Diego, California area and serving approximately 6,000 customers. The purchase price for this acquisition was approximately $2,123,775 in cash.

Effective April 29, 1999, the Company acquired substantially all of the assets of Net Asset, LLC, an ISP operating in the Fresno, California, area and serving approximately 450 customers, the majority of which are business customers. The purchase price for this acquisition was approximately $1,175,000 in cash.

Effective May 7, 1999, the Company acquired substantially all of the assets of SeaTac. Net, Inc., an ISP operating in the Seattle, Washington area and serving approximately 900 customers. The purchase price for this acquisition was approximately $400,000 in cash and stock.

The Company has also entered into Binding Letters of Intent to acquire substantially all of the assets of two additional ISPs serving approximately 7,000 customers combined. These Binding Letters of Intent contemplate the execution and delivery of formal definitive agreements, the consummation of each of which is subject to numerous conditions, including the completion of satisfactory due diligence.

As part of the confirmed Plan of Reorganization for Paradise Cable Corporation, the Company has agreed to acquire substantially all of the assets of Paradise Cable Corporation in consideration of the issuance of (i) $220,000 shares of the Company's common stock; and (ii) the assumption by the Company of approximately $900,000 of indebtedness remaining to be paid to the Federal Communications Commission (FCC) in connection with the issuance of various multi-point distribution system licenses (MDS) and multi-point multi-channel distribution licenses (MMDS).

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
Simply Internet, Inc.:

We have audited the accompanying balance sheet of Simply Internet, Inc. (a California corporation) as of December 31, 1998, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Simply Internet, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.


                                        /s/ ARTHUR ANDERSEN LLP
                                        -----------------------
Tampa, Florida,
  June 18, 1999

                             SIMPLY INTERNET, INC.
                             ---------------------

                      BALANCE SHEET -- DECEMBER 31, 1998
                      ----------------------------------

                                    ASSETS
                                  ----------
CURRENT ASSETS:

  Cash                                                                                          $  45,892
  Prepaid expenses and other current assets                                                         4,308
                                                                                                ----------
            Total current assets                                                                   50,200

PROPERTY AND EQUIPMENT, net                                                                       148,846
                                                                                                ----------
            Total assets                                                                        $ 199,046
                                                                                                ==========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                     -------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                                              $ 114,914
  Accrued liabilities                                                                              11,490
  Deferred revenue                                                                                225,156
  Line of credit                                                                                   14,876
  Note payable to related party                                                                    28,637
  Current maturities of capital lease obligations                                                  40,445
                                                                                                ----------
            Total current liabilities                                                             435,518

CAPITAL LEASE OBLIGATIONS, net of current maturities                                               48,502
                                                                                                ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
  Common stock, no par value; 1,000,000 shares authorized,
  52,632 shares issued and outstanding                                                             52,632
  Additional paid in capital                                                                       66,117
  Accumulated deficit                                                                            (403,723)
                                                                                                ----------
            Total stockholders' deficit                                                          (284,974)
                                                                                                ----------
            Total liabilities and stockholders' deficit                                         $ 199,046
                                                                                                ==========

       The accompanying notes are an integral part of this balance sheet.

                             SIMPLY INTERNET, INC.
                             ---------------------


                           STATEMENTS OF OPERATIONS
                           ------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                ----------------------------------------------

                                                                                  1998             1997
                                                                               ----------       ----------
REVENUES                                                                       $1,353,746       $1,074,407
                                                                               ----------       ----------
COSTS AND EXPENSES:
  Cost of revenues                                                                255,861          181,266
  Selling, general and administrative                                           1,175,364          837,329
                                                                               ----------       ----------
            Total costs and expenses                                            1,431,225        1,018,595
                                                                               ----------       ----------
(LOSS) INCOME FROM OPERATIONS                                                     (77,479)          55,812
                                                                               ----------       ----------
OTHER EXPENSE:
  Interest                                                                        (20,664)          (3,325)
  Other                                                                           (58,309)         (25,724)
                                                                               ----------       ----------
            Total other expense                                                   (78,973)         (29,049)
                                                                               ----------       ----------
NET (LOSS) INCOME                                                              $ (156,452)      $   26,763
                                                                               ==========       ==========
NET (LOSS) INCOME PER SHARE - BASIC AND DILUTED                                $    (2.97)      $      .51
                                                                               ==========       ==========
SHARES USED IN COMPUTING NET (LOSS) INCOME
  PER SHARE - BASIC AND DILUTED                                                    52,632           52,632
                                                                               ==========       ==========

       The accompanying notes are an integral part of these statements.

                             SIMPLY INTERNET, INC.
                             ---------------------


                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                      -----------------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                ----------------------------------------------



                                           Common Stock         Additional
                                       ---------------------     Paid-in       Accumulated
                                       Shares       Amount       Capital         Deficit         Total
                                       ------       --------    ----------     -----------     ----------
BALANCE, December 31, 1996             50,000       $50,000     $16,361        $(180,605)      $(114,244)

  Net income                                -             -           -           26,763          26,763

  Capital contributions                 2,632         2,632      14,368                -          17,000

  Distributions to stockholders             -             -           -          (92,231)        (92,231)
                                       ------       --------    ---------      -----------     ----------

BALANCE, December 31, 1997             52,632        52,632      30,729         (246,073)       (162,712)

  Net loss                                  -             -           -         (156,452)       (156,452)

  Capital contributions                     -             -      35,388                -          35,388

  Distributions to stockholders             -             -           -           (1,198)         (1,198)
                                       ------       --------    ---------      -----------     ----------
BALANCE, December 31, 1998             52,632       $52,632     $66,117        $(403,723)      $(284,974)
                                       ======       ========    =========      ===========     ==========

       The accompanying notes are an integral part of these statements.

                             SIMPLY INTERNET, INC.
                             ---------------------


                           STATEMENTS OF CASH FLOWS
                           ------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                ----------------------------------------------

                                                                                   1998             1997
                                                                               ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                                            $(156,452)       $  26,763
  Adjustments to reconcile net (loss) income to net cash
  provided by operating activities-
       Depreciation                                                               83,780           40,204
       Changes in operating assets and liabilities-
          Prepaid expenses and other current assets                                3,150           (5,343)
          Accounts payable                                                        44,918           41,304
          Accrued liabilities                                                      1,479            6,753
          Deferred revenue                                                        37,900          106,411
                                                                               ---------        ---------
              Net cash provided by operating activities                           14,775          216,092
                                                                               ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition of property and equipment                            (20,498)        (161,977)
  Proceeds from disposal of property and equipment                                45,525                -
                                                                               ---------        ---------
               Net cash provided by (used in)
                 investing activities                                             25,027         (161,977)
                                                                               ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from line of credit                                                    10,064           24,602
  Payments on line of credit                                                     (45,188)               -
  Proceeds from note payable to stockholder                                       30,000                -
  Payments on note payable to stockholder                                         (1,363)          (6,614)
  Payments on capital lease obligations                                          (26,658)               -
  Capital contributions                                                           35,388           17,000
  Distributions to stockholders                                                   (1,198)         (92,231)
                                                                               ---------        ---------
               Net cash provided by (used in)
                 financing activities                                              1,045          (57,243)
                                                                               ---------        ---------

NET INCREASE (DECREASE) IN CASH                                                   40,847           (3,128)

CASH, beginning of year                                                            5,045            8,173
                                                                               ---------        ---------
CASH, end of year                                                              $  45,892        $   5,045
                                                                               =========        =========

                             SIMPLY INTERNET, INC.
                             ---------------------


                           STATEMENTS OF CASH FLOWS
                           ------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                ----------------------------------------------
                                  (continued)




                                                     1998         1997
                                                   ---------    --------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                        $  20,724    $ 3,325

SUPPLEMENTAL DISCLOSURE OF NON-CASH
  FINANCING ACTIVITIES:
     Equipment acquired under capital leases       $ 115,605    $     -


       The accompanying notes are an integral part of these statements.

                             SIMPLY INTERNET,INC.
                             --------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1998
                               -----------------



1. ORGANIZATION AND BUSINESS:
   --------------------------

Simply Internet, Inc. (the Company), was formed to provide high-speed Internet connectivity and enhanced Internet services through the use of wireline technologies. The Company was formed in 1996 through the investment of two individuals who made an initial contribution of $50,000 in exchange for 50,000 shares of the Company's stock. The Company sells primarily to business customers in the San Diego, California area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------------------

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of depreciable assets.

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

Revenue Recognition and Deferred Revenue
----------------------------------------

Revenue, comprised primarily of billings on Internet and enhanced services, is recognized as the services are provided. Amounts collected prior to the services being provided are reflected as deferred revenue. Installation and customer set-up fees are recognized upon completion of the services.

Income Taxes
------------

The Company has elected to report its earnings under Subchapter S of the Internal Revenue Code. All income or loss is reported through the stockholders' personal tax returns. The tax returns and the amount of taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to taxable income or loss, the tax liabilities of the stockholders could be changed accordingly.

Fair Value of Financial Instruments
-----------------------------------

The Company believes that the carrying value of financial instruments on the balance sheet approximates their fair value.

Income (Loss) per Share
-----------------------

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share" (SFAS 128). The Company adopted SFAS 128 for the year ended December 31, 1997. Under SFAS 128, net income (loss) per share-basic is determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Net income (loss) per share-diluted is determined by dividing the net income (loss) by the weighted average number of shares of common stock outstanding and dilutive common equivalent shares during the period.

3. LIQUIDITY:
   ----------

The Company incurred a loss from operations for the year ended December 31, 1998. As further discussed in Note 7 to the financial statements, the Company's management sold substantially all of its assets to SkyLynx Communications, Inc. (SkyLynx), in exchange for cash during the second quarter of 1999. Management believes that the sale to SkyLynx will allow the Company to increase sales and marketing efforts, which in turn should generate increased revenues and improve operating results.


4. PROPERTY AND EQUIPMENT:
   -----------------------

Property and equipment consisted of the following as of December 31, 1998:

                                                           Useful Lives
                                                             in Years         Amount
                                                           ------------     ---------
   Communications and computer equipment                        3           $ 248,256
   Furniture and fixtures                                       3              27,322
   Less- Accumulated depreciation and amortization                           (126,732)
                                                                            ---------
              Property and equipment, net                                   $ 148,846
                                                                            =========

5.  NOTE PAYABLE TO RELATED PARTY:
    ------------------------------

The Company has an unsecured note payable (the Note) to a previous stockholder, which bears interest at a rate of 10 percent and is due upon demand. Amounts outstanding under the Note at December 31, 1998, are classified as current liabilities in the accompanying balance sheet.

6.  LINE OF CREDIT:
    ---------------

On November 17, 1997, the Company entered into a $50,000 line of credit agreement (the Line) with a bank. The Line bears interest at 10.5 percent, which is payable monthly. The outstanding principal balance was due on November 17, 1998. The Line is secured by certain assets of the Company. At December 31, 1998, there was $14,876 of outstanding borrowings on the Line, and there were no borrowings available under the Line. The outstanding balance on the Line was paid during the first quarter of 1999.

7.  CAPITAL LEASE OBLIGATIONS:
    --------------------------

The Company has capital leases for certain of its computers and equipment. Assets under capital leases are capitalized using interest rates appropriated at the inception of each lease. The leases generally provide for the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property over the three-year term of each lease. The total cost of assets under capital leases and accumulated amortization as of December 31, 1998, was $115,605 and $28,914, respectively.

Future minimum lease payments required under capital leases for equipment at December 31, 1998, are as follows:

                             Year Ending December 31,                                   Amount
                             -----------------------                                    ------
      1999                                                                              $ 50,466
      2000                                                                                47,114
      2001                                                                                 5,868
                                                                                        --------
      Net minimum lease payments under capital leases                                    103,448
      Less- Portion representing interest                                                (14,501)
                                                                                        --------
      Present value of net minimum lease payments                                         88,947
      Less- Current maturities                                                           (40,445)
                                                                                        --------
      Capital lease obligations, less current maturities                                $ 48,502
                                                                                        ========

     The lease agreements required payments of principal and interest under capital leases of $37,892 for 1998.

6.   COMMITMENTS AND CONTINGENCIES:
     ------------------------------

Operating Leases
----------------

The Company leases office space and equipment under operating leases. These leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals.

Future minimum lease payments for noncancellable operating leases in effect at December 31, 1998, are as follows:

      Year Ending
      December 31,                                     Amount
      ------------                                     ------

        1999                                           $34,978
        2000                                             8,085
        2001                                             8,085
                                                       -------
                                                       $51,148
                                                       =======

Rent expense under operating leases for the year ended December 31, 1998 and 1997, totaled $31,067 and $18,610, respectively.

7.   SUBSEQUENT EVENT:
     ----------------

Effective April 26, 1999, the Company sold substantially all of its assets to SkyLynx for $2,123,775 in cash.

                             SIMPLY INTERNET, INC.
                             ---------------------


                        BALANCE SHEET -- MARCH 31, 1999
                        -------------------------------
                                  (Unaudited)



                                    ASSETS
                                    ------

CURRENT ASSETS:
  Cash                                                                                          $  19,323
  Prepaid expenses and other current assets                                                         4,353
                                                                                                ----------
            Total current assets                                                                   23,676

PROPERTY AND EQUIPMENT, net                                                                       138,194
                                                                                                ----------
            Total assets                                                                        $ 161,870
                                                                                                ==========
                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                     -------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                                              $ 103,127
  Accrued liabilities                                                                              11,490
  Deferred revenue                                                                                257,870
  Note payable to stockholder                                                                      28,136
  Current maturities of capital lease obligations                                                  43,387
                                                                                                ----------
            Total current liabilities                                                             444,010

CAPITAL LEASE OBLIGATIONS, net of current maturities                                               38,109
                                                                                                ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
  Common stock, no par value; 1,000,000 shares authorized,
    52,632 shares issued and outstanding                                                           52,632
  Additional paid in capital                                                                       96,117
  Accumulated deficit                                                                            (468,998)
                                                                                                ----------
            Total stockholders' deficit                                                          (320,249)
                                                                                                ----------
            Total liabilities and stockholders' deficit                                         $ 161,870
                                                                                                ==========


       The accompanying notes are an integral part of this balance sheet.

                             SIMPLY INTERNET, INC.
                             ---------------------

                           STATEMENTS OF OPERATIONS
                           ------------------------

           FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
           ---------------------------------------------------------
                                  (Unaudited)



                                                                                       Three-month
                                                                                       Period Ended
                                                                                        March 31,
                                                                               -----------------------------
                                                                                  1999               1998
                                                                               ----------         ----------
REVENUES                                                                         $348,097          $315,442
                                                                               ----------         ----------
COSTS AND EXPENSES:
  Cost of revenues                                                                 93,698            64,807
  Selling, general and administrative                                             313,637           275,434
                                                                               ----------         ----------
            Total costs and expenses                                              407,335           340,241
                                                                               ----------         ----------
LOSS FROM OPERATIONS                                                              (59,238)          (24,799)

INTEREST EXPENSE                                                                   (4,894)           (2,693)
                                                                               ----------         ----------
NET LOSS                                                                         $(64,132)         $(27,492)
                                                                               ==========         ==========
NET LOSS PER SHARE - BASIC AND DILUTED                                           $  (1.22)         $   (.52)
                                                                               ==========         ==========
SHARES USED IN COMPUTING NET LOSS PER SHARE -
  BASIC AND DILUTED                                                              $ 52,632          $ 52,632
                                                                               ==========         ==========


        The accompanying notes are an integral part of these statements.

                             SIMPLY INTERNET, INC.
                             ---------------------

                           STATEMENTS OF CASH FLOWS
                           ------------------------

          FOR THE THREE-MONTH PERIODS ENDED MARCH  31, 1999 AND 1998
          ----------------------------------------------------------
                                  (Unaudited)


                                                                                        Three-month
                                                                                        Period Ended
                                                                                          March 31,
                                                                                  ----------------------
                                                                                   1999            1998
                                                                                  ------          ------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                         $(64,132)       $(27,492)
  Adjustments to reconcile net loss to net cash used in
     operating activities-
        Depreciation                                                                 26,631          20,945
        Changes in operating assets and liabilities-
           Prepaid expenses and other current assets                                    (45)         (4,416)
           Accounts payable                                                         (11,787)         (7,153)
           Deferred revenue                                                          32,714               -
                                                                                   ---------       ---------
              Net cash used in operating activities                                 (16,619)        (18,116)
                                                                                   ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition of property and equipment                                (8,079)         (9,747)
                                                                                   ---------       ---------
              Net cash used in investing activities                                  (8,079)         (9,747)
                                                                                   ---------       ---------
CASH FLOWS FINANCING ACTIVITIES:
  Proceeds from line of credit                                                            -          10,064
  Payments on line of credit                                                        (14,876)        (16,077)
  Proceeds from note payable                                                              -          30,000
  Payments on note payable                                                             (501)              -
  Payments on capital lease obligations                                             (15,351)              -
  Capital contributions                                                              30,000           6,000
  Distributions to stockholders                                                      (1,143)              -
                                                                                   ---------       ---------
              Net cash (used in) provided by
                 financing activities                                                (1,871)         29,987
                                                                                   ---------       ---------
NET (DECREASE) INCREASE IN CASH                                                     (26,569)          2,124

CASH, beginning of period                                                            45,892           5,045
                                                                                   ---------       ---------
CASH, end of period                                                                $ 19,323        $  7,169
                                                                                   =========       =========

                             SIMPLY INTERNET, INC.
                             ---------------------

                           STATEMENTS OF CASH FLOWS
                           ------------------------

          FOR THE THREE-MONTH PERIODS ENDED MARCH  31, 1999 AND 1998
          ----------------------------------------------------------
                                  (Unaudited)
                                  (continued)



                                                                                       Three-month
                                                                                      Period Ended
                                                                                        March 31,
                                                                                   ------------------
                                                                                   1999          1998
                                                                                   ----          ----
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                                           $4,894        $2,693

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
     Equipment acquired under capital leases                                       $7,900        $    -


       The accompanying notes are an integral part of these statements.

                               SIMPLY INTERNET,INC.
                               --------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                                MARCH 31, 1999
                                --------------
                                  (Unaudited)


1.  INTERIM FINANCIAL INFORMATION:
    ------------------------------

The interim financial statements as of March 31, 1999, and for the three-month periods ended March 31, 1999 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Simply Internet, Inc.'s management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Members of
Net Asset, LLC:

We have audited the accompanying balance sheet of Net Asset, LLC (a California limited liability company) as of December 31, 1998, and the related statements of operations, members' deficit and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Net Asset, LLC as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.



Tampa, Florida,
  June 11, 1999

                                NET ASSET, LLC
                                --------------


                      BALANCE SHEET -- DECEMBER 31, 1998
                      ----------------------------------


                                    ASSETS
                                   ---------

CURRENT ASSETS:
  Cash                                                              $  15,980
  Accounts receivable, net of allowance for doubtful accounts
  of $2,945                                                            63,247
  Prepaid expenses and other current assets                             2,208
                                                                    ----------
            Total current assets                                       81,435

PROPERTY AND EQUIPMENT, net                                           338,657
            Total assets                                            $ 420,092
                                                                    ==========

                       LIABILITIES AND MEMBERS' DEFICIT
                       --------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                  $ 216,072
  Accrued liabilities                                                  32,433
  Deferred revenue                                                    115,864
  Current maturities of notes payable to members                      165,492
  Current maturities of capital lease obligations                      28,559
                                                                    ----------
            Total current liabilities                                 558,420

NOTES PAYABLE TO MEMBERS, net of current maturities                    15,400

CAPITAL LEASE OBLIGATIONS, net of current maturities                   58,752
                                                                    ----------

COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT:
  Contributed capital                                                 482,992
  Accumulated deficit                                                (695,472)
                                                                    ----------
            Total members' deficit                                   (212,480)
                                                                    ----------
            Total liabilities and members' deficit                  $ 420,092
                                                                    ==========

      The accompanying notes are an integral part of this balance sheet.

                                NET ASSET, LLC
                                --------------


                           STATEMENTS OF OPERATIONS
                           ------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                ----------------------------------------------

                                                     1998          1997
                                                  -----------   ----------
REVENUES                                          $  819,307    $ 705,871
                                                  -----------   ----------

COSTS AND EXPENSES:
   Cost of revenues                                  467,934      434,237
   Selling, general and administrative               637,015      411,917
                                                  -----------   ----------
                  Total costs and expenses         1,104,949      846,154
                                                  -----------   ----------

LOSS FROM OPERATIONS                                (285,642)    (140,283)

OTHER INCOME                                          14,133            -

INTEREST EXPENSE                                     (19,435)     (12,602)
                                                  -----------   ----------

NET LOSS                                          $ (290,944)   $(152,885)
                                                  -----------   ----------


       The accompanying notes are an integral part of these statements.

                                NET ASSET, LLC
                                --------------


                        STATEMENTS OF MEMBERS' DEFICIT
                        ------------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                ----------------------------------------------


                                    Members'        Accumulated
                                     Capital          Deficit          Total
                                    ---------       -----------      ----------
BALANCE, December 31, 1996          $402,992        $(251,643)       $ 151,349

  Net loss                                 -         (152,885)        (152,885)
                                    ---------       -----------      ----------

BALANCE, December 31, 1997           402,992         (404,528)          (1,536)

  Capital contributions               80,000                -           80,000

  Net loss                                 -         (290,944)        (290,944)
                                    ---------       -----------      ----------

BALANCE, December 31, 1998          $482,992        $(695,472)       $(212,480)
                                    =========       ===========      ==========

       The accompanying notes are an integral part of these statements.

                                NET ASSET, LLC
                                --------------


                           STATEMENTS OF CASH FLOWS
                           ------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                ----------------------------------------------


                                                            1998         1997
                                                         ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                               $(290,944)  $(152,885)
  Adjustments to reconcile net loss to net cash used
     in operating activities-
        Depreciation                                        80,695      54,893
        Changes in operating assets and liabilities-
           Accounts receivable                              30,911     (92,192)
           Prepaid expenses and other current assets         1,728      (2,341)
           Accounts payable                                125,189      13,089
           Accrued liabilities                              16,742      13,263
           Deferred revenue                                 29,238      86,626
                                                         ----------  ----------
              Net cash used in operating activities         (6,441)    (79,547)
                                                         ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition of property and equipment      (45,734)   (110,067)
                                                         ----------  ----------
              Net cash used in investing activities        (45,734)   (110,067)
                                                         ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Payments) borrowings on notes payable, net              (13,108)    186,998
  Payments on capital lease obligations                     (8,746)          -
  Capital contributions                                     80,000           -
                                                         ----------  ----------
              Net cash provided by financing activities     58,146     186,998
                                                         ----------  ----------

NET INCREASE (DECREASE) IN CASH                              5,971      (2,616)
                                                         ----------  ----------
CASH, beginning of year                                     10,009      12,625
                                                         ----------  ----------

CASH, end of year                                        $  15,980   $  10,009
                                                         ==========  ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
      Cash paid for interest                             $  19,436   $  12,634

SUPPLEMENTAL DISCLOSURE OF NON-CASH
   FINANCING ACTIVITY:
      Equipment acquired under capital leases            $  96,057   $       -

       The accompanying notes are an integral part of these statements.

                                NET ASSET, LLC
                                --------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1998
                               -----------------


1.   ORGANIZATION AND BUSINESS:
     --------------------------

Net Asset, LLC (the Company), is a California limited liability company formed in December 1996 pursuant to the terms of the Operating Agreement for Net Asset, LLC. The Company was formed through the investments of several individuals and a corporation, RhinoTrax, Inc. (RhinoTrax), collectively the Members. In connection with the Company's formation, RhinoTrax contributed cash and equipment of approximately $300,000 for a 73 percent interest in the Company. The Company was formed to provide high-speed Internet connectivity and enhanced Internet services to businesses through the use of wireline technologies. The Company sells primarily to business customers in the Fresno, California area.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of depreciable assets.

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

Revenue Recognition and Deferred Revenue
----------------------------------------

Revenue, comprised primarily of billings on Internet and enhanced services, is recognized as the services are provided. Amounts collected prior to the services being provided are reflected as deferred revenue. Installation and customer set-up fees are recognized upon completion of the services. Revenue from consulting services is recognized as the services are provided. Revenue from hardware sales is recognized upon shipment of the respective products.

Income Taxes
------------

The Company has elected to report its earnings as a limited liability company under the Internal Revenue Code. All income or loss is reported through the Members' personal tax returns. The tax returns and the amount of taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to taxable income or loss, the tax liabilities of the Members could be changed accordingly.

Fair Value of Financial Instruments
-----------------------------------

The Company believes that the carrying value of financial instruments on the balance sheet approximates their fair value.

3.   LIQUIDITY:
     ----------

The Company incurred operating losses from operations for the years ended December 31, 1998 and 1997. As further discussed in Note 9 to the financial statements, the Company's management sold substantially all of its assets to SkyLynx Communications, Inc. (SkyLynx), in exchange for cash in April 1999. Management believes that the sale to SkyLynx will allow the Company to increase sales and marketing efforts, which in turn should generate increased revenues and improve operating results.

4.   PROPERTY AND EQUIPMENT:
     -----------------------

Property and Equipment consisted of the following as of December 31, 1998:

                                                      Useful Lives
                                                       in Years     Amount
                                                      ------------  -------

     Communications equipment                              5        $ 221,876
     Computer equipment                                    5          224,851
     Furniture and fixtures                                5           31,271
     Less- Accumulated depreciation and amortization                 (139,341)
                                                                    ----------
            Property and equipment, net                             $ 338,657
                                                                    ==========

5.   NOTES PAYABLE TO MEMBERS:
     -------------------------

The Company has notes payable to various members. These members have loaned monies to the Company to fund operations. The notes payable bear interest at rates ranging from zero percent to 21.5 percent and mature at various dates through the year ending December 31, 2000.

Maturities of notes payable to members at December 31, 1998, are as follows:


                      Year Ending December 31,                      Amount
          ----------------------------------------                ----------
          1999                                                    $ 165,492
          2000                                                       15,400
                                                                  ----------
                                                                    180,892
     Less- Current maturities                                      (165,492)
                                                                  ----------
     Notes payable to members, net of current maturities          $  15,400
                                                                  ==========

6.   CAPITAL LEASE OBLIGATIONS:
     --------------------------

The Company has capital leases for certain of its computers and equipment. Assets under capital leases are capitalized using interest rates appropriated at the inception of each lease. The leases generally provide for the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property over the three-year term of each lease. The total cost of assets under capital leases and accumulated amortization as of December 31, 1998, was $96,057 and $8,167, respectively.

Future minimum lease payments required under capital leases for equipment at December 31, 1998, are as follows:

                      Year Ending December 31,                      Amount
          ------------------------------------------              ---------

          1999                                                    $ 41,227
          2000                                                      43,356
          2001                                                      28,357
                                                                  ---------
          Net minimum lease payments under capital leases          112,940
          Less- Portion representing interest                      (25,629)
                                                                  ---------
          Present value of net minimum lease payments               87,311
          Less- Current maturities                                 (28,559)
                                                                  ---------
          Capital lease obligations, less current maturities      $ 58,752
                                                                  =========

The lease agreements required payments of principal and interest under capital leases of $14,999 for 1998.

7.   COMMITMENTS AND CONTINGENCIES:
     ------------------------------

Operating Leases
----------------

The Company leases real estate under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals.

Future minimum lease payments for noncancellable operating leases in effect at December 31, 1998, are as follows:


     Year Ending
     December 31,                            Amount
     ------------                           --------

        1999                                $ 17,256
        2000                                  17,256
        2001                                  17,256
        2002                                  17,256
        2003                                  18,300
        Thereafter                            87,048
                                            --------
                                            $174,372
                                            ========

Rent expense under operating leases for the years ended December 31, 1998 and 1997, totaled $18,682 and $12,850, respectively.

8.   RELATED-PARTY TRANSACTIONS:
     ---------------------------

The Company obtained financing from various members to fund operations during 1998 and 1997. These obligations are payable according to the terms discussed in Note 5.

9.   SUBSEQUENT EVENT:
     -----------------

Effective April 29, 1999, the Company sold substantially all of its assets to SkyLynx for $1,175,000 in cash.

                                NET ASSET, LLC
                                --------------


                        BALANCE SHEET -- MARCH 31, 1999
                        -------------------------------
                                  (Unaudited)


                                  ASSETS
                                  ------
CURRENT ASSETS:

  Cash                                                                $  21,113
  Accounts receivable, net of allowance for doubtful accounts
     of $2,215 at March 31, 1999                                         44,031
  Prepaid expenses and other current assets                               1,486
                                                                      ---------
            Total current assets                                         66,630

PROPERTY AND EQUIPMENT, net                                             319,253
                                                                      ---------
            Total assets                                              $ 385,883
                                                                      =========

             LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                                    $ 308,090
  Accrued liabilities                                                    34,254
  Deferred revenue                                                       89,671
  Current maturities of notes payable to members                        144,281
  Current maturities of capital lease obligations                        29,958
                                                                      ---------
            Total current liabilities                                   606,254

NOTES PAYABLE TO MEMBERS, net of current maturities                      10,950

CAPITAL LEASE OBLIGATIONS, net of current maturities                     48,654
                                                                      ---------

COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT:
  Contributed capital                                                   482,992
  Accumulated deficit                                                  (762,967)
                                                                      ---------
            Total members' deficit                                     (279,975)
                                                                      ---------
            Total liabilities and members' deficit                    $ 385,883
                                                                      =========


      The accompanying notes are an integral part of this balance sheet.

                                NET ASSET, LLC
                                --------------


                           STATEMENTS OF OPERATIONS
                           ------------------------

           FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
           ---------------------------------------------------------
                                  (Unaudited)



                                                     Three-month
                                                     Period Ended
                                                       March 31,
                                                -----------------------
                                                   1999        1998
                                                ---------     ---------

REVENUES                                         $221,482     $180,311
                                                ---------     ---------
COSTS AND EXPENSES:
  Cost of revenues                               125,906       115,278
  Selling, general and administrative            155,407       152,617
                                                ---------     ---------
            Total costs and expenses             281,313       267,895
                                                ---------     ---------
LOSS FROM OPERATIONS                             (59,831)      (87,584)

INTEREST EXPENSE                                  (7,664)       (4,093)
                                                ---------     ---------

NET LOSS                                        $(67,495)     $(91,677)
                                                =========     =========


       The accompanying notes are an integral part of these statements.

                                NET ASSET, LLC
                                --------------


                           STATEMENTS OF CASH FLOWS
                           ------------------------

           FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
           ---------------------------------------------------------
                                  (Unaudited)



                                                             Three-month
                                                             Period Ended
                                                               March 31,
                                                          ---------------------

                                                            1999       1998
                                                          ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                $(67,495)   $(91,677)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities-
         Depreciation                                       23,987      17,228
         Changes in operating assets and liabilities-
            Accounts receivable                             19,216      19,367
            Prepaid expenses and other current assets          722      (4,395)
            Accounts payable                                92,018      22,331
            Accrued liabilities                              1,821          (9)
            Deferred revenue                               (26,193)     10,767
                                                          ---------   ---------
               Net cash provided by (used in)
                   operating activities                     44,076     (26,388)
                                                          ---------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition of property and equipment       (4,583)    (14,835)
                                                          ---------   ---------
               Net cash used in investing activities        (4,583)    (14,835)
                                                          ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Payments) borrowings on notes payable, net              (25,661)    (14,271)
  Payments on capital lease obligations                     (8,699)          -
  Capital contributions                                          -      55,000
                                                          ---------   ---------
               Net cash (used in) provided by
                   financing activities                    (34,360)     40,729
                                                          ---------   ---------

NET INCREASE (DECREASE) IN CASH                              5,133        (494)

CASH, beginning of period                                   15,980      10,009
                                                          ---------   ---------

CASH, end of period                                       $ 21,113    $  9,515
                                                          =========   =========

                                NET ASSET, LLC
                                --------------


                           STATEMENTS OF CASH FLOWS
                           ------------------------


           FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
           ---------------------------------------------------------
                                  (Unaudited)
                                  (Continued)


                                                          Three-month
                                                          Period Ended
                                                            March 31,
                                                         ------------------
                                                          1999       1998
                                                         -------    -------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Cash paid for interest                                 $ 6,074    $ 4,131

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING
  ACTIVITY:
  Equipment acquired under capital leases                $     -    $48,762


        The accompanying notes are an integral part of these statements.

                                 NET ASSET, LLC
                                 --------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                                 MARCH 31, 1999
                                 --------------
                                  (Unaudited)



1.  INTERIM FINANCIAL INFORMATION:
    ------------------------------

The interim financial statements as of March 31, 1999, and for the three-month periods ended March 31, 1999 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Net Asset, LLC's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders of
CalWeb Internet Services, Inc.:

We have audited the accompanying balance sheet of CalWeb Internet Services, Inc. (a California corporation) as of June 30, 1998, and the related statements of operations, stockholders' equity and cash flows for the years ended June 30, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CalWeb Internet Services, Inc. as of June 30, 1998, and the results of its operations and its cash flows for the years ended June 30, 1998 and 1997, in conformity with generally accepted accounting principles.

                                        /s/ ARTHUR ANDERSEN LLP
                                        -----------------------

Tampa, Florida,
  July 19, 1999

                        CALWEB INTERNET SERVICES, INC.
                        ------------------------------


                        BALANCE SHEET -- JUNE 30, 1998
                        ------------------------------



                                    ASSETS
                                    ------

CURRENT ASSETS:
  Cash and cash equivalents                                                                 $146,880
  Accounts receivable, net of allowance for doubtful
    accounts of $5,363                                                                       173,712
  Prepaid expenses and other current assets                                                   21,151
  Deferred tax assets                                                                         26,710
                                                                                            --------
            Total current assets                                                             368,453

PROPERTY AND EQUIPMENT, net                                                                  235,610
                                                                                            --------
            Total assets                                                                    $604,063
                                                                                            ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                                          $ 17,860
  Accrued liabilities                                                                        123,304
  Deferred revenue                                                                            58,292
  Income taxes payable                                                                        23,697
  Current maturities of long-term debt                                                        34,312
                                                                                            --------
            Total current liabilities                                                        257,465

LONG-TERM DEBT, net of current maturities                                                     82,048

DEFERRED TAX LIABILITIES                                                                      27,536
                                                                                            --------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $100 par value; 100,000 shares authorized,
    100 shares issued and outstanding                                                         10,000
  Retained earnings                                                                          227,014
                                                                                            --------
            Total stockholders' equity                                                       237,014
                                                                                            --------
            Total liabilities and stockholders' equity                                      $604,063
                                                                                            ========


      The accompanying notes are an integral part of this balance sheet.

                        CALWEB INTERNET SERVICES, INC.
                        ------------------------------


                           STATEMENTS OF OPERATIONS
                           ------------------------

                  FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
                  ------------------------------------------



                                                                               1998            1997
                                                                               ----            ----
REVENUES                                                                       $1,350,361      $1,081,633
                                                                               ----------      ----------
COSTS AND EXPENSES:
  Cost of revenues                                                                358,182         303,125
  Selling, general and administrative                                             760,016         632,418
                                                                               ----------      ----------
            Total costs and expenses                                            1,118,198         935,543
                                                                               ----------      ----------

INCOME FROM OPERATIONS                                                            232,163         146,090
                                                                               ----------      ----------
OTHER INCOME (EXPENSE):
  Interest                                                                          1,792             889
  Other                                                                             2,191          (1,176)
                                                                               ----------      ----------
            Total other income (expense)                                            3,983            (287)
                                                                               ----------      ----------

NET INCOME BEFORE PROVISION FOR INCOME TAXES                                      236,146         145,803

PROVISION FOR INCOME TAXES                                                         94,071          58,803
                                                                               ----------      ----------
NET INCOME                                                                     $  142,075      $   87,000
                                                                               ==========      ==========
NET INCOME PER SHARE - BASIC AND DILUTED                                       $    1,421      $      870
                                                                               ==========      ==========
SHARES USED IN COMPUTING NET INCOME PER SHARE -
  BASIC AND DILUTED                                                                   100             100
                                                                               ==========      ==========


       The accompanying notes are an integral part of these statements.

                         CALWEB INTERNET SERVICES, INC.
                         ------------------------------


                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       ----------------------------------

                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
                   ------------------------------------------




                                                    Common Stock          Retained
                                              ----------------------
                                                Shares       Amount       Earnings      Total
                                              ----------    --------     ----------    ---------
BALANCE, June 30, 1996                           100        $10,000      $  (2,061)    $  7,939

     Net income                                    -              -         87,000       87,000
                                              ----------    --------     ----------    ---------

BALANCE, June 30, 1997                           100         10,000         84,939       94,939

     Net income                                    -             -         142,075      142,075
                                              ----------    --------     ----------    ---------

BALANCE, June 30, 1998                           100        $10,000      $ 227,014     $237,014
                                              ==========    ========     ==========    =========


        The accompanying notes are an integral part of these statements.

                         CALWEB INTERNET SERVICES, INC.
                         ------------------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------

                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
                   ------------------------------------------



                                                                                     1998           1997
                                                                                  ----------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                   $ 142,075       $  87,000
     Adjustments to reconcile net income to net cash provided by operating activities-
               Depreciation and amortization                                         48,682          22,402
               Loss on disposition of property and equipment                              -           1,466
               Changes in operating assets and liabilities-
                    Accounts receivable                                             (74,568)        (27,990)
                    Prepaid expenses and other current assets                       (17,155)        (18,499)
                    Deferred tax assets                                              26,796          (2,473)
                    Accounts payable                                                (34,672)         38,510
                    Accrued liabilities                                              96,283          10,162
                    Deferred revenue                                                (33,163)         26,029
                    Income taxes payable                                              8,226          12,303
                                                                                  ----------      ----------
                         Net cash provided by operating activities                  162,504         148,910
                                                                                  ----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Cash paid for acquisition of property and equipment                           (183,556)        (66,834)
     Proceeds from disposition of property and equipment                                  -           2,900
                                                                                  ----------      ----------
                         Net cash used in investing activities                     (183,556)        (63,934)
                                                                                  ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of debt                                                  92,073               -
     Principal debt payments                                                        (12,517)        (22,360)
                                                                                  ----------      ----------
                         Net cash provided by (used in) financing activities         79,556         (22,360)
                                                                                  ----------      ----------

NET INCREASE IN CASH                                                                 58,504          62,616

CASH, beginning of year                                                              88,376          25,760
                                                                                  ----------      ----------

CASH, end of year                                                                 $ 146,880       $  88,376
                                                                                  ==========      ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid for-
          Interest                                                                $   3,997       $   9,791
          Taxes                                                                   $  73,750       $  67,425


        The accompanying notes are an integral part of these statements.

                        CALWEB INTERNET SERVICES, INC.
                        ------------------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                                 JUNE 30, 1998
                                 -------------



1.  ORGANIZATION AND BUSINESS:
    --------------------------

CalWeb Internet Services, Inc., a California corporation (the Company), was formed to provide high-speed Internet connectivity and enhanced Internet services to businesses through the use of wireline technologies. Since its incorporation in 1995, the Company has grown to provide Internet access to approximately 7,000 residential and commercial customers in the Sacramento metropolitan area.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of depreciable assets. Amortization of leasehold improvements is determined using the straight-line method over the shorter of the estimated useful life of the improvements or the term of the lease.

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

Revenue Recognition and Deferred Revenue
----------------------------------------

Revenue, comprised primarily of Internet and enhanced services, is recognized as the services are provided. Amounts collected prior to the services being provided are reflected as deferred revenue. Installation and customer set-up fees are recognized upon completion of the services. Revenue from consulting services is recognized as the services are provided. Revenue from hardware sales is recognized upon shipment of the respective products.

Income Taxes
------------

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred amounts are measured using enacted tax rates expected to apply to taxable income in the year those temporary differences are expected to be recovered or settled.

Fair Value of Financial Instruments
-----------------------------------

The Company believes that the carrying value of financial instruments on the balance sheet approximates their fair value.

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS
128). The Company adopted SFAS 128 for the year ended June 30, 1997. Under SFAS 128, net income (loss) per share-basic is determined by dividing net income
(loss) by the weighted average number of shares of common stock outstanding during the period. Net income (loss) per share-diluted is determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding and dilutive common equivalent shares during the period.

3.   PROPERTY AND EQUIPMENT:
     -----------------------

Property and equipment consisted of the following as of June 30, 1998:

                                                                     Useful Lives
                                                                       in Years          Amount
                                                                    ---------------    ----------
   Computer equipment                                                     5              $309,081
   Office equipment                                                       5                 6,101
   Leasehold improvements                                                 3                 4,102
                                                                                       ----------
                                                                                          319,284
   Less- Accumulated depreciation and amortization                                        (83,674)
                                                                                       ----------
            Property and equipment, net                                                  $235,610
                                                                                       ==========

4.   LONG-TERM DEBT:
     ---------------

Long-term debt consisted of the following at June 30, 1998:

                                                                                       Amount
                                                                                    --------------
   Note payable to a bank, maturing 2002                                                $ 92,073
   Notes payable to stockholders, maturities from 2000 to 2001                            14,837
   Note payable to an employee, maturing 2001                                              9,450
                                                                                    ------------
                                                                                         116,360
   Less- Current maturities                                                              (34,312)
                                                                                    ------------
   Long-term debt, net of current maturities                                            $ 82,048
                                                                                    ============

For the fiscal years ending June 30, 1998 and 1997, the Company recorded $3,997 and $9,791 in interest expense, respectively.

The note payable to a bank is secured by all of the Company's assets. Principal and interest are payable in monthly installments of $2,675 at the prime lending rate plus 2.75 percent (11.25 percent at June 30, 1998). The Company has restrictive and various financial covenants with which the Company was in compliance at June 30, 1998.

Notes payable to stockholders consists of three notes payable to certain officers of the Company. These notes are payable in equal quarterly principal installments of $1,100, $500 and $63, respectively, plus accrued interest. Each of the notes bears interest at a face rate of 5.75 percent. On December 31, 1998, the Company paid the remaining principal on two of the notes; the Company paid the outstanding principal on the third note on February 28, 1999.

The note payable to an employee is payable in equal monthly principal installments of $350 plus accrued interest and bears interest at a face rate of 8 percent. On August 31, 1998, the Company repaid the entire remaining principal balance outstanding on this note.

At June 30, 1998, maturities of long-term debt were as follows:

            Year Ending
              June 30,                               Amount
           ----------------                     ---------------
                 1999                                $ 34,312
                 2000                                  36,960
                 2001                                  31,706
                 2002                                  13,382
                                                   ----------
                                                     $116,360
                                                   ==========

5.   COMMITMENTS AND CONTINGENCIES:
     ------------------------------

Operating Leases
----------------

The Company leases real estate under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals.

Future minimum lease payments for noncancellable operating leases in effect at June 30, 1998, are as follows:

       Year Ending
         June 30,                               Amount
      --------------                         ------------
           1999                                 $15,278
           2000                                   6,250
           2001                                   4,451
           2002                                   1,155
                                               --------
                                                $27,134
                                               ========

Rent expense under operating leases for the years ended June 30, 1998, and 1997, totaled $53,158 and $49,827, respectively.

6.   INCOME TAXES:
     -------------

Provision for income taxes consisted of the following as of June 30, 1998 and 1997:

                                                                              1998             1997
                                                                         -------------     -----------
     Current
          Federal                                                           $52,349          $47,844
          State                                                              14,926           13,431
                                                                          ---------        ---------
               Total current                                                 67,275           61,275
                                                                          ---------        ---------

     Deferred:
          Federal                                                            20,847           (1,930)
          State                                                               5,949             (542)
                                                                          ---------        ---------
               Total deferred                                                26,796           (2,472)
                                                                          ---------        ---------
               Provision for income taxes                                   $94,071          $58,803
                                                                          =========        =========

Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements. The components of the Company's deferred income tax assets and liability consisted of the following as of June 30, 1998:

                                                                                        Amount
                                                                                      ----------
     Deferred tax assets:
          Deferred revenue                                                            $  23,218
          Accrued vacation                                                                1,156
          Allowance for doubtful accounts                                                 1,856
          Other                                                                             480
                                                                                      ---------
               Total deferred tax assets                                                 26,710

     Deferred tax liability:
          Property and equipment                                                        (27,536)
                                                                                      ---------
               Net deferred tax liability                                             $    (826)
                                                                                      =========

The differences between the Company's effective income tax rate and the federal statutory rate are reconciled as of June 30, 1998 and 1997, and are as follows :

                                                                             1998             1997
                                                                         ------------      ----------
     Federal statutory rate                                                     34.0%          34.0%
     State income taxes, net of federal taxes                                    5.8            5.8
     Other                                                                         -            0.5
                                                                            --------       --------
               Effective income tax rate                                        39.8%          40.3%
                                                                            ========       ========

7.   RELATED-PARTY TRANSACTIONS:
     --------------------------

As discussed in Note 4, the Company has several notes payable outstanding to its officers and an employee.

During the first three months of the year ended June 30, 1997, the Company leased its primary office facility from the officers of the Company. Of the $49,827 charged to rental expense in fiscal 1997, $10,500 represents rental payments made to the officers of the Company.

In early fiscal 1997, the Company paid approximately $18,000 to an individual with whom the Company had entered into a revenue sharing agreement. This payment was made in consideration for early termination of the agreement and was roughly equivalent to the economic benefit that this individual would have received had the agreement remained in force for its full term. Based on the terms of the release agreement, the Company bears no further liability for amounts under the revenue sharing agreement; thus, no further amounts have been reflected in the accompanying financial statements. The payment was expensed in the year ended June 30, 1997.

8.   SUBSEQUENT EVENTS:
     -----------------

On April 20, 1999, the Company entered into an agreement with SkyLynx Communications, Inc. (SkyLynx), pursuant to which SkyLynx will acquire the Company for $2.6 million in cash and $1.7 million in SkyLynx common stock. The SkyLynx common stock issued upon consummation of the transaction will be classified as restricted shares under the Securities Act of 1933. Additionally, SkyLynx will hold back shares having a market value equivalent to 10 percent of the total purchase price for a period of one year following the transaction. Such shares will be used as collateral to secure any obligation of the Company to indemnify SkyLynx after the purchase has been closed.

                        CALWEB INTERNET SERVICES, INC.
                        ------------------------------


                        BALANCE SHEET -- MARCH 31, 1999
                        -------------------------------
                                  (Unaudited)



                                    ASSETS
                                    ------

CURRENT ASSETS:
  Cash and cash equivalents                                                                 $314,772
  Accounts receivable, net of allowance for doubtful accounts of $4,659                      155,994
  Prepaid expenses and other current assets                                                   66,766
  Deferred tax assets                                                                         32,962
                                                                                            --------
            Total current assets                                                             570,494

PROPERTY AND EQUIPMENT, net                                                                  281,872
                                                                                            --------
            Total assets                                                                    $852,366
                                                                                            ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                                          $ 36,468
  Accrued liabilities                                                                         38,552
  Deferred revenue                                                                           151,817
  Income taxes payable                                                                       159,794
  Current maturities of long-term debt                                                        49,478
                                                                                            --------
            Total current liabilities                                                        436,109

LONG-TERM DEBT, net of current maturities                                                     24,791
                                                                                            --------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $100 par value; 100,000 shares authorized,
  100 shares issued and outstanding                                                           10,000
  Retained earnings                                                                          381,466
                                                                                            --------
            Total stockholders' equity                                                       391,466
                                                                                            --------
            Total liabilities and stockholders' equity                                      $852,366
                                                                                            ========

       The accompanying notes are an integral part of this balance sheet.

                        CALWEB INTERNET SERVICES, INC.
                        ------------------------------


                           STATEMENTS OF OPERATIONS
                           ------------------------

           FOR THE NINE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
           --------------------------------------------------------
                                  (Unaudited)


                                                                                        Nine-month
                                                                                       Period Ended
                                                                                         March 31,
                                                                            ----------------------------
                                                                                 1999            1998
                                                                            ----------        ----------
REVENUES                                                                    $1,302,722        $1,016,696
                                                                            ----------        ----------

COSTS AND EXPENSES:
  Cost of revenues                                                             328,727           264,761
  Selling, general and administrative                                          725,807           546,496
                                                                            ----------        ----------
            Total costs and expenses                                         1,054,534           811,257
                                                                            ----------        ----------

OPERATING INCOME                                                               248,188           205,439
                                                                            ----------        ----------

OTHER INCOME:
  Interest                                                                       3,283             1,193
  Other                                                                          5,290             1,404
                                                                            ----------        ----------
            Total other income                                                   8,573             2,597
                                                                            ----------        ----------

NET INCOME BEFORE PROVISION FOR INCOME TAXES                                   256,761           208,036

PROVISION FOR INCOME TAXES                                                     102,309            70,553
                                                                            ----------        ----------

NET INCOME                                                                  $  154,452        $  137,483
                                                                            ==========        ==========

NET INCOME PER SHARE - BASIC AND DILUTED                                    $    1,545        $    1,375
                                                                            ==========        ==========

SHARES USED IN COMPUTING NET INCOME PER SHARE - BASIC AND DILUTED                  100               100
                                                                            ==========        ==========



        The accompanying notes are an integral part of these statements.

                        CALWEB INTERNET SERVICES, INC.
                        ------------------------------


                           STATEMENTS OF CASH FLOWS
                           ------------------------

           FOR THE NINE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998
           --------------------------------------------------------
                                  (Unaudited)


                                                                                                     Nine-month
                                                                                                    Period Ended
                                                                                                      March 31,
                                                                                              ------------------------
                                                                                                1999             1998
                                                                                              ----------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                                  $ 154,452      $ 137,483
  Adjustments to reconcile net income to net cash provided by operating activities-
       Depreciation and amortization                                                             54,017         35,035
       Changes in operating assets and liabilities-
          Accounts receivable                                                                    17,718        (46,422)
          Prepaid expenses and other current assets                                             (45,615)       (38,750)
          Deferred tax assets                                                                   (33,788)        25,970
          Accounts payable                                                                       18,608        (22,322)
          Accrued liabilities                                                                   (84,752)        (3,765)
          Deferred revenue                                                                       93,525        (24,872)
          Income taxes payable                                                                  136,097         44,583
                                                                                              ----------     ---------
            Net cash provided by operating activities                                           310,262        106,940
                                                                                              ----------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition of property and equipment                                          (100,279)      (117,425)
                                                                                              ---------      ---------
            Net cash used in investing activities                                              (100,279)      (117,425)
                                                                                              ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of debt                                                                 21,027         71,908
  Principal debt payments                                                                       (63,118)        (9,804)
                                                                                              ---------      ---------
            Net cash (used in) provided by financing activities                                 (42,091)        62,104
                                                                                              ---------      ---------

NET INCREASE IN CASH                                                                            167,892         51,619

CASH, beginning of period                                                                       146,880         88,376
                                                                                              ---------      ---------
CASH, end of period                                                                           $ 314,772      $ 139,995
                                                                                              =========      =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for-
     Interest                                                                                 $   7,739      $   2,998
     Taxes                                                                                    $  46,765      $  38,750


        The accompanying notes are an integral part of these statements.

                        CALWEB INTERNET SERVICES, INC.
                        ------------------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                                MARCH 31, 1999
                                --------------
                                 (Unaudited)



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Interim Financial Information
-----------------------------

The interim financial statements as of March 31, 1999, and for the nine-month periods ended March 31, 1999 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Calweb Internet Services, Inc.'s management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

================================================================================

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.





                         SkyLynx Communications, Inc.

                                 Common Stock

                               9,996,954 Shares






                              August __, 1999

================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     Our Articles of Incorporation allow us to indemnify our directors, officers, employees and agents for various acts to the full extent permitted by the Colorado Business Corporation Act. Our Articles of Incorporation, and their amendments, are incorporated by reference as Exhibits to the registration statement which includes this prospectus.

     In general under the Colorado Business Corporation Act, we may indemnify any officer, director, employee, or agent against expenses, fines, penalties, settlements, or judgments arising in connection with a legal proceeding to which the person is a party, if the person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Indemnification is mandatory with respect to a director or officer who was wholly successful in defense of a proceeding. In all other cases, indemnification of a director, officer, employee, or agent requires the board of directors' independent determination, independent legal counsel's determination, or a vote of the shareholders that the person to be indemnified met the applicable standard of conduct.

     Under the Colorado Business Corporation Act, the circumstances under which we may grant indemnification in connection with an action brought on our behalf are generally the same as those described above. However, with respect to actions against directors, we may grant indemnification only with respect to reasonable expenses actually incurred in connection with the defense or settlement of the action. In these actions, the person to be indemnified must have acted in good faith and in a manner the person reasonably believed was in our best interest; the person must not have been adjudged liable to us; and the person must not have received an improper personal benefit.

     We are also obligated to indemnify some of our executive officers under employment agreements we have with them, and may in the future grant indmenification rights to other employees or agents under other agreements we may make. In addition, we have purchased insurance which protects our directors and officers against liabilities they may incur in connection with their services in these positions.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this kind of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by the Company in connection with the sale of common stock being registered hereby.

                                 Item                     Amount
                                 ----                     ------

SEC registration fee                                      $ 18,335

Legal fees and expenses                                   $ 55,000*

Accounting fees and expenses                              $190,000*

Miscellaneous expenses                                    $  6,665*

     Total                                                $270,000

   *Estimated

Item 26.  Recent Sales of Unregistered Securities

     1. In September 1996, we issued an aggregate of 653,846 shares of our common stock to our initial officers and directors for services provided to us by these persons. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

     2. In October 1997, we issued an aggregate of 492,307 shares of our common stock to six consultants in consideration of services rendered. The shares were valued at $.013 per share. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued
without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

     3. Between April and December 1997, we sold an aggregate of 781,805 shares of our common stock for gross proceeds of $999,501. The shares were sold exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and to a limited number of other investors who satisfied certain investor suitability requirements including, without limitation, that they possessed a level of knowledge and experience in financial and business matters enabling them to evaluate the merits and risks of an investment in our common stock. The shares were issued without registration under the Securities Act in reliance upon the exemption provided in Rule 504 of Regulation D under the Securities Act.

     4. In December 1997, we issued an aggregate of 6,875,000 shares of our common stock in exchange for all of the issued and outstanding capital stock of
SkyLynx Express Holdings, Inc. The shares were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

     5. In May 1998, we issued 50,000 shares of our common stock to Nadex West, Inc. in consideration of the assignment of a lease covering two wireless communication channels in the Fresno, California area. The shares were issued exclusively to an entity that qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment purposes and subject to appropriate transfer restrictions, were issued without registration under the Securities Act i n reliance upon the exemption provided in Section 4(2) of the Securities Act.

     6. From May to October 1998, we sold an aggregate of 988,750 units, each unit consisting of one share of series A convertible preferred stock and warrants to purchase two shares of our common stock, for aggregate consideration of $3,955,000, or $4.00 per unit. The shares were sold exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and to a limited number of other investors who satisfied certain investor suitability requirements including, without limitation, that they possessed a level of knowledge and experience in financial and business matters enabling them to evaluate the merits and risks of an investment in our securities. The securities, which were acquired for investment purposes and subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon Section 4(2) thereof a nd Rule 506 of Regulation D thereunder.

     7. In June 1998, we issued an aggregate of 653,997 shares of our common stock in consideration of services rendered by consultants and others between April and June 1998. The shares were issued to non-affiliated persons, all of whom were "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in
Section 4(2) of the Securities Act.

     8. In October 1998, we issued an aggregate of 55,000 shares of our common stock in consideration of services rendered by consultants. The shares were issued to four non-affi liated persons, all of whom were "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

     9. On January 1, 1999, we issued an aggregate of 450,000 shares of our common stock as signing bonuses for three of our executive officers, and 125,000 shares of our common stock to a non-affiliated person in exchange for services rendered. The shares were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securitie s Act.

     10. On January 7, 1999, we issued an aggregate of 121,355 shares of our common stock to a current employee and his consulting company as a signing bonus and for services rendered while this executive officer was a consultant to us. The securities were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     11. On January 21, 1999, we issued 3,919 shares of our common stock to a non-affiliated person in exchange for services rendered. The securities were issued exclusively to a person who satisfied certain investor suitability requirements including, without limitation, that he possessed a level of knowledge and experience in financial and business matters e nabling him to
evaluate the merits and risks of an investment in our common stock.   The
securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     12. In January 1999, we issued and sold to one investor 263,158 units at a price of $1.90 per unit, for aggregate consideration of $500,000. Each unit sold in this offering consisted of one share of our common stock, and warrants to purchase two additional shares of our common stock. The securities were sold exclusively to a person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securiti es Act.

     13. In January 1999, we issued an aggregate of 79,591 shares of our series A convertible preferred stock and warrants to purchase an aggregate of 159,182 shares of our common stock to broker-dealers as commissions for services rendered to us. The securities were sold exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D
under the Securities Act.   The securities, which were taken for investment and
were subject to appropriate transfer restrictions, were issued without registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

     14. In January 1999, we issued to one investor 600 shares of our series B convertible preferred stock, 15,000 shares of our common stock and warrants exercisable to purchase, in the aggregate, 120,000 shares of our common stock. The aggregate purchase price for these securities was $600,000. The securities were sold exclusively to a person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

     15.  On Febr
uary 2, 1999, we issued an aggregate of 25,607 shares of our common stock in connection with our acquisition of substantially all of the assets of InterAccess Corp. The securities were issued to a person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act and to one other investor who satisfied certain investor suitability requirements including, without limitation, that he possessed a level of knowledge and experience in financial and business matters enabling him to evaluate the merits and risks of an investment in our common stock. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     16. On March 23, 1999, we issued an aggregate of 19,110 shares of our common stock in connection with our acquisition of substantially all of the assets of ContiNet,
 LLC. The securities were issued to one investor who satisfied certain investor suitability requirements including, without limitation, that he possessed a level of knowledge and experience in financial and business matters enabling him to evaluate the merits and risks of an investment in our common stock. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by
Section 4(2) of the Securities Act.

     17. In April 1999, we issued to private investors an aggregate of 721,419 shares of our series C convertible preferred stock, at a price of $4.00 per share. The aggregate purchase price for these securities was $2,885,676. The securities were sold exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appro priate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

     18. On May 7, 1999, we issued an aggregate of 19,865 shares of our common stock in connection with our acquisition of substantially all of the assets of SeaTac.Net, Inc. The securities were sold to one person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act and to one other investor who satisfied certain investor suitability requirements including, without limitation, that he possessed a level of knowledge and experience in financial and business matters enabling him to evaluate the merits and risks of an investment in our common stock. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption pr ovided by Section 4(2) of the Securities Act.

     19. In May 1999, we issued to private investors an aggregate of 10,000 shares of our series D convertible preferred stock, at a price of $1,000 per share, and warrants to purchase an aggregate of 405,880 shares of our common stock. The aggregate purchase price for these securities was $10,000,000. The securities were sold exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

     20. In May 1999, we issued to private investors an aggregate of 3,000 shares of our series E convertible preferred stock, at a price of $1,000 per share, and warrants to purchase an aggregate of 91,674 shares of our common stock. The aggregate purchase price for these securities was $3,000,000. The securities were sold exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

     21. Between March 9, 1999 and July 9 1999, we issued an aggregate of 581,300 shares of our common stock to holders of our series A convertible preferred stock upon their conversion of 323,900 shares of series A convertible preferred stock and the exercise of 257,400 warrants they held. The exercise price for each of the warrants was $2.00 per share, and we received an aggregate of $514,800 upon the exercise of the warrants by these preferred stockholders. The shares of common stock were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The shares, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     22. On July 16, 1999, we issued an aggregate of 56,250 shares of our common stock in connection with our acquisition of substantially all the assets of Network Training and Consulting d/b/a ISAT Network. The securities were issued to investors who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The shares, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     23. On July 27, 1999, we issued an aggregate of 255,639 shares of our common stock in connection with our acquisition of all of the capital stock of CalWeb Internet Services, Inc. The shares were issued exclusively to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The shares, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.

     24. On July 29, 1999, we issued an aggregate of 216,620 shares of our common stock in connection with our acquisition of substantially all of the assets of Inficad Computing and Design, L.L.C. The securities were issued to a person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act and to two other persons who each satisfied certain investor suitability requirements including, without limitation, that they possessed a level of knowledge and experience in financial and business matters enabling them to evaluate the merits and risks of an investment in our common stock. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided by
Section 4(2) of the Securities Act.

Item 27.  Exhibits

Exhibit No.    Title
-----------    -----


   2.1 Agreement and Plan of Reorganization, dated as of August 5, 1997, by and among SkyLynx Express Holdings, Inc., Network System Technologies, Inc. and Allied Wireless, Inc. (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   2.2 Amendment No. 1, dated as of December 16, 1997, to Agreement and Plan of Reorganization by and among SkyLynx Express Holdings, Inc., Network System Technologies, Inc. and Allied Wireless, Inc. (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   3.1 Articles of Incorporation of the Company (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   3.2 Articles of Amendment, dated as of August 7, 1997, to the Articles of Incorporation of the Company (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   3.3 Articles of Amendment, dated as of February 12, 1998, to the Articles of Incorporation of the Company (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   3.4 Articles of Amendment, dated as of March 25, 1998, to the Articles of Incorporation of the Company (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   3.5 Bylaws of the Company (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   3.6 Articles of Amendment, dated as of April 15, 1999, to the Articles of Incorporation of the Company (previously filed).

   3.7 Articles of Amendment, dated as of May 6, 1999, to the Articles of Incorporation of the Company (previously filed).

   4.1 Certificate of Designation of Rights and Preferences of the Company's Series A Convertible Preferred Stock (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   4.2 Specimen Common Stock Certificate (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   4.3 Specimen Series A Convertible Preferred Stock Certificate (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   4.4 Specimen Class A Warrant Certificate (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   4.5 Specimen Class B Warrant Certificate (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   4.6 Certificate of Designation and Rights and Preferences of the Company's Series B Convertible Preferred Stock (included in
               Exhibit 3.3).

   4.7 Certificate of Designation and Rights and Preferences of the Company's Series C Convertible Preferred Stock (included in
               Exhibit 3.4).

   4.8 Certificate of Designation and Rights and Preferences of the Company's Series D Convertible Preferred Stock (included in
               Exhibit 3.6).

   4.9 Certificate of Designation and Rights and Preferences of the Company's Series E Convertible Preferred Stock (included in
               Exhibit 3.7).

   4.10 Form of Warrant issued to the holder of the Company's Series B Convertible Preferred Stock (previously filed).

   4.11 Form of Warrant issued to the holders of the Company's Series D Convertible Preferred Stock (previously filed).

   4.12 Form of Warrant issued to the holders of the Company's Series E Convertible Preferred Stock (previously filed).

   5.1         Opinion of Neuman, Drennen & Stone, LLC (filed herewith).

   10.1 SkyLynx Communications, Inc. 1998 Equity Incentive Plan (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   10.2 Asset Purchase and Sale Agreement, dated as of May 11, 1998, between the Company and Nadex West, Inc. (incorporated by reference to the same-numbered Exhibit to Amendment No. 1 to the Company's Registration Statement on Form 10-SB, filed with the SEC on September 18, 1998).

   10.3        License Agreement, dated as of December 16, 1997
, between SkyLynx
               Express Holdings, Inc. and Network System Technologies, Inc. (incorporated by reference to the same numbered Exhibit to Amendment No. 3 to the Company's Registration Statement on Form 10-SB, filed with the SEC on October 26, 1998).

   10.4        [Reserved]

   10.5        [Reserved]

   10.6 Asset Purchase Agreement, dated as of February 2, 1999, by and among the Company, InterAccess Corporation and Allen Cohen and Mark Dranoff (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K dated February 2, 1999 and filed with the SEC on February 16, 1999).

   10.7 Asset Purchase Agreement, dated as of March 24, 1999, between the Company, ContiNet, LLC and the members thereof (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K dated March 24, 1999 and filed with the SEC on April 7,
               1999).

   10.8        [Reserved]

   10.9 Asset Purchase Agreement, dated as of April 26, 1999, by and among the Company, Simply Internet, Inc. and Jay P. and Sherilynne Lacny (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K dated April 28, 1999 and filed with the SEC on May 12, 1999).

   10.10 Asset Purchase Agreement, dated as of April 23, 1999, by and among the Company, SkyLynx Communications of California, Inc., Net Asset, LLC and the members thereof (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K dated April 29, 1999 and filed with the SEC on May 14, 1999).

   10.11 Asset Purchase Agreement, dated as of May 6, 1999, by and among the Company, SkyLynx Communications of Pacific Northwest, Inc., SeaTac.Net, Inc. and
 the stockholders thereof (incorporated by
               reference to Exhibit 1.1 to the Company's Current Report on Form 8-K dated May 7, 1999 and filed with the SEC on May 21, 1999).

   10.12 Purchase Agreement, dated as of January 18, 1999, by and between the Company and the holder of the Company's Series B Convertible Preferred Stock (previously filed).

   10.13 Registration Rights Agreement, dated as of January 18, 1999, by and between the Company and the holder of the Company's Series B Convertible Preferred Stock (previoulsy filed).

   10.14 Form of Purchase Agreement by and between the Company and the holders of the Company's Series D Convertible Preferred Stock (previously filed).

   10.15 Form of Registration Rights Agreement by and between the Company and the holders of the Company's Series D Convertible Preferred Stock (previously filed).

   10.16 Purchase Agreement, dated as of May 6, 1999, by and between the Company and the holders of the Company's Series E Convertible Preferred Stock (previously filed).

   10.17 Form of Registration Rights Agreement by and between the Company and the holders of the Company's Series E Convertible Preferred Stock (previously filed).

   10.18 Amended and Restated Employment Agreement, dated as of April 20, 1999, between the Company and Jeffery A. Mathias (previously filed).

   10.19 Stock Purchase Agreement, dated as of July 27, 1999, by and among the Company, SkyLynx Communications of California, Inc., CalWeb Internet Services, Inc., Robert DuGaue and Gloria DuGaue (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K, dated July 27, 1999 and filed with the SEC on July 28, 1999).

   10.20 Asset Purchase Agreement, dated as of July 29, 1999, by and among the Company, Skylynx Communications MST. Inc., Inficad Computing and Design, L.L.C. and the members of Inficad (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K, dated July 29, 1999 and filed with the SEC on August 10,
               1999).

   16.1 Letter of Cordovano and Harvey, P.C., former accountants to the Company (incorporated by reference to Exhibit 18.0 to the Company's Current Report on Form 8-K dated December 31, 1998 and filed with the SEC on January 6, 1999).

   21.1        Subsidiaries of the Registrant (previously filed).

   23.1        Consent of Cordovano and Harvey, P.C. (filed herewith).

   23.2        Consent of Arthur Andersen LLP (filed herewith).

   23.3        Consent of Newman, Drennen & Stone, LLC (included in Exhibit
               5.1).

   24.1        Power of Attorney (previously filed).


Item 28.  Undertakings

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controllin g person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matters has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on August 9, 1999.

                                    SKYLYNX COMMUNICATIONS, INC.


                                           /s/ Jeffery A. Mathias
                                    ----------------------------------------
                                    Jeffery A. Mathias,
                                    President and Chief Executive Officer



       In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                TITLE                      DATE

                         President, Chief Executive             August 9, 1999
                         Officer (Principal Executive Officer)
/s/Jeffery A. Mathias    and Director
-----------------------
Jeffery A. Mathias

  /s/ Francis Ragano*    Chairman of the Board                  August 9, 1999
-----------------------
Francis Ragano

                          Chief Financial Officer               August 9, 1999
                         (Principal Financial and Accounting
 /s/ James E. Maurer     Officer) and Director
-----------------------
James E. Maurer

* By:  /s/ James E. Maurer                                      August 9, 1999
     ----------------------
     James
E. Maurer
     Attorney-in-fact

Exhibit No.    Title
-----------    -----


   2.1 Agreement and Plan of Reorganization, dated as of August 5, 1997, by and among SkyLynx Express Holdings, Inc., Network System Technologies, Inc. and Allied Wireless, Inc. (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   2.2 Amendment No. 1, dated as of December 16, 1997, to Agreement and Plan of Reorganization by and among SkyLynx Express Holdings, Inc., Network System Technologies, Inc. and Allied Wireless, Inc. (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   3.1 Articles of Incorporation of the Company (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   3.2 Articles of Amendment, dated as of August 7, 1997, to the Articles of Incorporation of the Company (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   3.3 Articles of Amendment, dated as of February 12, 1998, to the Articles of Incorporation of the Company (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).


   3.4 Articles of Amendment, dated as of March 25, 1998, to the Articles of Incorporation of the Company (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   3.5 Bylaws of the Company (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   3.6 Articles of Amendment, dated as of April 15, 1999, to the Articles of Incorporation of the Company (previously filed).

   3.7 Articles of Amendment, dated as of May 6, 1999, to the Articles of Incorporation of the Company (previously filed).

   4.1 Certificate of Designation of Rights and Preferences of the Company's Series A Convertible Preferred Stock (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   4.2 Specimen Common Stock Certificate (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   4.3 Specimen Series A Convertible Preferred Stock Certificate (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   4.4 Specimen Class A Warrant Certificate (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   4.5 Specimen Class B Warrant Certificate (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   4.6 Certificate of Designation and Rights and Preferences of the Company's Series B Convertible Preferred Stock (included in
               Exhibit 3.3).

   4.7 Certificate of Designation and Rights and Preferences of the Company's Series C Convertible Preferred Stock (included in
               Exhibit 3.4).

   4.8 Certificate of Designation and Rights and Preferences of the Company's Series D Convertible Preferred Stock (included in
               Exhibit 3.6).

   4.9 Certificate of Designation and Rights and Preferences of the Company's Series E Convertible Preferred Stock (included in
               Exhibit 3.7).

   4.10 Form of Warrant issued to the holder of the Company's Series B Convertible Preferred Stock (previously filed).

   4.11 Form of Warrant issued to the holders of the Company's Series D Convertible Preferred Stock (previously filed).

   4.12 Form of Warrant issued to the holders of the Company's Series E Convertible Preferred Stock (previously filed).

   5.1         Opinion of Neuman, Drennen & Stone, LLC (filed herewith).

   10.1 SkyLynx Communications, Inc. 1998 Equity Incentive Plan (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form 10-SB, filed with the SEC on July 27, 1998).

   10.2 Asset Purchase and Sale Agreement, dated as of May 11, 1998, between the Company and Nadex West, Inc. (incorporated by reference to the same-numbered Exhibit to Amendment No. 1 to the Company's Registration Statement on Form 10-SB, filed with the SEC on September 18, 1998).

   10.3 License Agreement, dated as of December 16, 1997, between SkyLynx Express Holdings, Inc. and Network System Technologies, Inc. (incorporated by reference to the same numbered Exhibit to Amendment No. 3 to the Company's Registration Statement on Form 10-SB, filed with the SEC on October 26, 1998).

   10.4        [Reserved]

   10.5        [Reserved]

   10.6 Asset Purchase Agreement, dated as of February 2, 1999, by and among the Company, InterAccess Corporation and Allen Cohen and Mark Dranoff (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K dated February 2, 1999 and filed with the SEC on February 16, 1999).

   10.7 Asset Purchase Agreement, dated as of March 24, 1999, between the Company, ContiNet, LLC and the members thereof (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K dated March 24, 1999 and filed with the SEC on April 7,
               1999).

   10.8        [Reserved]

   10.9 Asset Purchase Agreement, dated as of April 26, 1999, by and among the Company, Simply Internet, Inc. and Jay P. and Sherilynne Lacny (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K dated April 28, 1999 and filed with the SEC on May 12, 1999).

   10.10 Asset Purchase Agreement, dated as of April 23, 1999, by and among the Company, SkyLynx Communications of California, Inc., Net Asset, LLC and the members thereof (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K dated April 29, 1999 and filed with the SEC on May 14, 1999).

   10.11 Asset Purchase Agreement, dated as of May 6, 1999, by and among the Company, SkyLynx Communications of Pacific Northwest, Inc., SeaTac.Net, Inc. and the stockholders thereof (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K dated May 7, 1999 and filed with the SEC on May 21, 1999).

   10.12 Purchase Agreement, dated as of January 18, 1999, by and between the Company and the holder of the Company's Series B Convertible Preferred Stock (previously filed).

   10.13 Registration Rights Agreement, dated as of January 18, 1999, by and between the Company and the holder of the Company's Series B Convertible Preferred Stock (previously filed).

   10.14 Form of Purchase Agreement by and between the Company and the holders of the Company's Series D Convertible Preferred Stock (previously filed).

   10.15 Form of Registration Rights Agreement by and between the Company and the holders of the Company's Series D Convertible Preferred Stock (previously filed).

   10.16 Purchase Agreement, dated as of May 6, 1999, by and between the Company and the holders of the Company's Series E Convertible Preferred Stock (previously filed).

   10.17 Form of Registration Rights Agreement by and between the Company and the holders of the Company's Series E Convertible Preferred Stock (previously filed) .

   10.18 Amended and Restated Employment Agreement, dated as of April 20, 1999, between the Company and Jeffery A. Mathias (previously filed).

   10.19 Stock Purchase Agreement, dated as of July 27, 1999, by and among the Company. SkyLynx Communications of California, Inc., CalWeb Internet Services, Inc., Robert DuGaue and Gloria DuGaue (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K, dated July 27, 1999 and filed with the SEC on July 28, 1999).

   10.20 Asset Purchase Agreement, dated as of July 29, 1999, by and among the Company, SkyLynx Communications MST. Inc., Inficad Computing and Design, L.L.C. and the members of Inficad (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K, dated July 29, 1999 and filed with the SEC on August 10, 1999.

   16.1 Letter of Cordovano and Harvey, P.C., former accountants to the Company (incorporated by reference to Exhibit 18.0 to the Company's Current Report on Form 8-K dated December 31, 1998 and filed with the SEC on January 6, 1999).

   21.1        Subsidiaries of the Registrant (previously filed).

   23.1        Consent of Cordovano and Harvey, P.C. (filed herewith).

   23.2        Consent of Arthur Andersen LLP (filed herewith).

   23.3        Consent of Neumen, Drennen & Stone, LLC (included in Exhibit
               5.1).

   24.1        Power of Attorney (previously filed).